                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:

     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))


     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         Walden Residential Properties, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.


     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.


     (1) Title of each class of securities to which transaction applies:

      Common Stock, 9.00% Redeemable Preferred Stock and Series B Warrants
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

        18,989,247
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        $382,000,000 (value of cash and securities offered)
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

        $382,000,000
--------------------------------------------------------------------------------
     (5) Total fee paid:

        $76,400
--------------------------------------------------------------------------------


     [X] Fee paid previously with preliminary materials.


     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                               One Lincoln Centre
                                5400 LBJ Freeway
                                   Suite 400
                              Dallas, Texas 75240
                                 (972) 788-0510


                                                                 August 15, 1997


Dear Stockholder:


     You are cordially invited to attend a Special Meeting of Stockholders of Walden Residential Properties, Inc. (the "Company") to be held at the Dallas Parkway Hilton, 4801 LBJ Freeway, Dallas, Texas, on September 29, 1997, at 10:00 a.m.


     The Special Meeting has been called to consider and approve (i) the issuance of up to 12,544,802 shares of Common Stock of the Company to the shareholders of Drever Partners, Inc. ("Drever") and certain of its affiliates and the partners of its affiliated partnerships pursuant to agreements among the Company, Drever and its affiliates, each dated May 21, 1997, under which agreements the Drever organization and all 79 Drever apartment communities could be acquired by the Company (the "Transaction Proposal"); and (ii) an amendment to the Company's Amended and Restated 1994 Stock Option Plan (the "Option Plan") to provide that the aggregate number of shares of the Company's common stock reserved for issuance at any time thereunder shall be equal to 10% of the number of shares of the Company's common stock outstanding at such time, which number shall include the number of shares of the Company's common stock into which any outstanding debt or equity securities of the Company or its affiliates are exchangeable or convertible (the "Option Plan Proposal" and, together with the Transaction Proposal, the "Proposals").

     The Proposals to be considered and voted upon at the Special Meeting are of great importance to your investment and the future of the Company. Your Board of Directors believes that the proposed alliance between the Company and Drever, which builds on the industry trend toward the consolidation of multifamily REITs, will substantially increase the Company's ability to grow and improve long-term returns and profitability. Drever and its management team have more than 25 years of experience at successfully acquiring, improving and operating apartment communities. Your management and Board of Directors believe that the transaction with Drever by the Company will enable the Company to become a dominant force in the apartment industry.


     A critical element to the success of the combination of the Company and Drever is the retention of senior management of Drever. In order to induce senior management to enter into long-term employment agreements with the Company, the Company intends to offer stock options to Drever's senior management. The Company anticipates offering options to acquire up to 700,000 shares of Common Stock of the Company to the top 15 executives of Drever. The Company currently only has approximately 221,000 shares available for issuance under the Option Plan. The Board of Directors believes the ability to offer options to senior management of Drever is essential to being able to consummate the acquisition of the Drever portfolio and, therefore, strongly urges the stockholders to approve the Option Proposal.


     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TRANSACTION WITH DREVER AND HAS DETERMINED THAT IT IS FAIR AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE TRANSACTION PROPOSAL. YOUR BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE OPTION PLAN PROPOSAL.

     Details of the proposed transaction and the amendment to the Option Plan are set forth in the accompanying Proxy Statement. We urge you to read it carefully. Your vote is important. Approval of the Proposals requires the affirmative vote of at least a majority of the votes cast, in person or by proxy, on the Proposals at the Special Meeting, provided that a quorum is present.

     We urge you to attend and participate in the Special Meeting. If you do not expect to attend personally, we urge you to complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card. It is important that your shares be represented at the Special Meeting.

                                            Sincerely yours,

                                            /s/ DON R. DASEKE

                                            DON R. DASEKE
                                            Chairman of the Board of Directors
                                            and
                                            Chief Executive Officer

                      WALDEN RESIDENTIAL PROPERTIES, INC.
                               ONE LINCOLN CENTRE
                          5400 LBJ FREEWAY, SUITE 400
                              DALLAS, TEXAS 75240
                                 (972) 788-0510

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 29, 1997


To the Stockholders of
Walden Residential Properties, Inc.:


     Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Walden Residential Properties, Inc., a Maryland corporation (the "Company"), will be held at the Dallas Parkway Hilton, 4801 LBJ Freeway, Dallas, Texas, on September 29, 1997, at 10:00 a.m.



     At the Special Meeting, or any adjournment thereof, holders of record of common stock, par value $.01 per share, of the Company (the "Common Stock") at the close of business on August 8, 1997 (the "Record Date") will be asked to consider and approve:


          (i) The issuance of up to 12,544,802 shares of Common Stock upon the exchange of partnership units (the "Units") being issued by a newly-formed partnership subsidiary of the Company, Walden/ Drever Operating Partnership, L.P. ("WDOP"), to the shareholders of Drever Partners, Inc. ("Drever") and certain of its affiliates, and to the partners of its affiliated partnerships (the "Transaction Proposal"). The Units are being issued pursuant to an Exchange Agreement dated May 21, 1997 (the "Exchange Agreement") among the Company, Drever, WDOP and certain affiliates of Drever, and a Contribution Agreement (the "Contribution Agreement") dated May 21, 1997 among the Company, WDOP, the shareholders of Drever and certain affiliates of Drever. Upon consummation of the transactions contemplated by the Exchange Agreement and the Contribution Agreement, the Company could acquire the Drever organization and its 79 apartment communities. The Exchange Agreement, the Contribution Agreement and related matters are more fully described in the attached Proxy Statement.

          (ii) An amendment to the Company's Amended and Restated 1994 Stock Option Plan (the "Option Plan") to provide that the aggregate number of shares of Common Stock reserved for issuance at any time thereunder shall be equal to 10% of the number of shares of Common Stock outstanding at such time, which number shall include the number of shares of Common Stock into which any debt or equity securities of the Company or its affiliates outstanding at the time of calculation are exchangeable or convertible (the "Option Plan Proposal").

     Your vote is important. Approval of the Transaction Proposal requires the affirmative vote of at least a majority of votes cast on the Transaction Proposal, and the total vote cast on the Transaction Proposal must represent over 50% of the shares of Common Stock outstanding on the Record Date. Approval of the Option Plan Proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Special Meeting, provided a quorum is present. Whether or not you plan to be present at the Special Meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your stock will be represented. The giving of such proxy will not affect your right to vote in person should you later decide to attend the Special Meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.

     Only holders of record of the Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof, notwithstanding any transfer of the Common Stock on the books of the Company after such Record Date.


                                            By Order of the Board of Directors,

                                            /s/ EDWARD H. HATZENBUEHLER
                                            EDWARD H. HATZENBUEHLER
                                            Secretary

Dallas, Texas

August 15, 1997

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                               ONE LINCOLN CENTRE
                                5400 LBJ FREEWAY
                                   SUITE 400
                              DALLAS, TEXAS 75240

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS


                         TO BE HELD SEPTEMBER 29, 1997


                              THE SPECIAL MEETING

GENERAL


     This Proxy Statement and the accompanying proxy card and Notice of Special Meeting of Stockholders are first being mailed to holders of the common stock, par value $.01 per share (the "Common Stock"), of Walden Residential Properties, Inc., a Maryland corporation (the "Company"), on or about August 15, 1997, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board") to be exercised at the Special Meeting of Stockholders (the "Special Meeting") of the Company to be held at the Dallas Parkway Hilton, 4801 LBJ Freeway, Dallas, Texas, on September 29, 1997, at 10:00 a.m., and at any adjourned session thereof.



     At the Special Meeting, holders of the Common Stock (the "Stockholders") at the close of business on August 8, 1997 (the "Record Date") will be asked to consider and approve the issuance of up to 12,544,802 shares of Common Stock (the "Shares") upon the exchange of partnership units (the "Units") (and the exercise of underlying warrants) being issued by a newly-formed partnership subsidiary of the Company, Walden/Drever Operating Partnership, L.P. ("WDOP"), to the shareholders of and equity participants in Drever Partners, Inc. ("Drever") and to certain of its affiliates and the partners of its affiliated partnerships (the "Transaction Proposal"). The Units are being issued pursuant to (i) an Exchange Agreement, dated May 21, 1997 (the "Exchange Agreement"), among the Company, WDOP, Drever, AOF, Inc., an affiliate of Drever ("AOF"), and AOF II, Inc., an affiliate of Drever ("AOFII"), and (ii) a Contribution Agreement, dated May 21, 1997 (the "Contribution Agreement"), among the Company, WDOP, the shareholders of each of Drever, AOF and AOFII and certain equity participants in Drever. Upon consummation of the transactions contemplated by the Exchange Agreement and the Contribution Agreement (together, the "Agreements"), if the exchange offer contemplated by the Exchange Agreement is fully accepted by the offerees, WDOP would acquire all of the limited partner interests in certain limited partnerships of which Drever, AOF and AOFII are general partners, and all of the shares of capital stock of each of the general partners, for a total consideration (the "Consideration") consisting of approximately $85 million in cash and $295 million of Units which are exchangeable, on or after the first anniversary of their issuance, into 10,322,580 shares of Common Stock, 2,000,000 shares of the Company's 9.00% Redeemable Preferred Stock and 6,666,667 Series B Warrants, each of which is exercisable for one-third of one share of Common Stock at $26.875 per share (the transactions contemplated by the Agreements, as more fully described in this Proxy Statement, being hereinafter collectively referred to as the "Transaction").



     At the Special Meeting, Stockholders of record will also be asked to consider and approve an amendment to the Company's Amended and Restated 1994 Stock Option Plan (the "Option Plan") to provide that the aggregate number of shares of Common Stock reserved for issuance at any time thereunder shall be equal to 10% of the number of shares of Common Stock outstanding at such time, plus the number of shares of Common Stock into which any debt or equity securities of the Company or its affiliates outstanding at the time of calculation are exchangeable or convertible (the "Option Plan Proposal" and, together with the Transaction Proposal, the "Proposals").

SHARES VOTING


     Only the Stockholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof. As of the close of business on the Record Date, there were 17,604,525 shares of Common Stock issued and outstanding and entitled to vote. The Common Stock constitutes the only class of capital stock of the Company entitled to vote at the Special Meeting. Each Stockholder of record on the Record Date is entitled to one vote for each share of Common Stock held. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Special Meeting; however, if a quorum is not present or represented at the Special Meeting, the Stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Special Meeting from time to time, without notice, other than by announcement at the Special Meeting, until a quorum is present or represented. At any such adjourned Special Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Special Meeting.


VOTE REQUIRED

     Under the rules of the New York Stock Exchange (the "NYSE"), upon which shares of Common Stock are listed, the Company is required to obtain stockholder approval for the issuance of new shares of Common Stock if the number of shares of Common Stock to be issued will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before such issuance. If the Transaction is fully consummated, the Company could issue up to 12,544,802 new shares of Common Stock, upon the ultimate exchange of the Units and the exercise of the Warrants, representing in excess of 20% of the Common Stock outstanding on the Record Date. Under the rules of the NYSE, the affirmative vote of at least a majority of the votes cast by the Stockholders on the Transaction Proposal is required to approve the issuance of the Shares, and the total number of votes cast on the Transaction Proposal must represent over 50% of the shares of Common Stock outstanding on the Record Date. Approval of a majority of the shares of Common Stock represented, in person or by proxy, at the Special Meeting will be necessary for the approval of the Option Plan Proposal.

VOTE BY PROXY

     A proxy card is enclosed for use at the Special Meeting. There are boxes on the proxy card to vote for or against or to abstain on the Proposals. A proxy may be revoked at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by executing and delivering a proxy card dated a later date or by voting in person at the Special Meeting. Unless contrary instructions are indicated on the proxy card, all shares represented by valid, executed proxy cards received pursuant to this solicitation (and not revoked before they are voted) will be voted for the Proposals. If a choice is specified on the proxy card, the shares will be voted as specified. In addition, unless contrary instructions are indicated on the proxy card, the individuals designated on the proxy card may, in their discretion, vote on any procedural issues that may properly arise at the Special Meeting.

     Votes cast by proxy or in person will be counted by the person(s) appointed by the Company to act as inspector(s) for the Special Meeting. The election inspector(s) will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. For purposes of the Proposals, abstentions will not be counted as votes cast and will have no effect on the result of the vote on the Proposals.

     Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. Proxies on non-routine matters, such as the Proposals, which are returned by brokers unvoted are deemed to be "broker non-votes." The election inspector(s) will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum; however, for the purpose of determining the outcome of the Proposals, as to which the broker or nominee does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter

(even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

COST AND METHOD OF SOLICITATION


     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone or telegram. The Company has retained D.F. King & Company to assist in the solicitation of proxies for a fee not to exceed $20,000, plus reimbursement of out-of-pocket expenses. No officer or director of the Company has an interest in, or is related to any principal of, D.F. King & Company. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of the Common Stock.


ACCOUNTANTS

     Representatives of Deloitte & Touche LLP, the Company's independent accountants, will be present at the Special Meeting, where they will have the opportunity to make a statement if they desire to do so. The representatives of Deloitte & Touche present at the Special Meeting are expected to be available to respond to appropriate questions.

RECOMMENDATION

     For the reasons described herein, the Board unanimously approved the issuance by the Company of the Shares. The Board believes the Transaction and the amendment to the Option Plan are fair to and in the best interests of the Company and its stockholders and unanimously recommends that the Stockholders vote FOR the Proposals.

OTHER MATTERS

     The Company is not aware of any matters to be presented at the Special Meeting other than the Proposals.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock, as of June 30, 1997 (except as noted in the footnotes to such table), by each person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who is known to the management of the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company:

NAME AND ADDRESS OF                                         NUMBER OF SHARES       PERCENT
 BENEFICIAL OWNER                                          BENEFICIALLY OWNED      OF CLASS
-------------------                                        ------------------      --------
Don R. Daseke(1).........................................      1,264,723(2)          7.0%

---------------

(1) The business address of such person is c/o Walden Residential Properties, Inc., One Lincoln Centre, 5400 LBJ Freeway, Suite 400, Dallas, Texas 75240.

(2) Includes 623,734 shares of Common Stock owned of record by The Walden Group, Inc., of which Mr. Daseke is the holder of 90% of the common stock and the sole director, 228,750 shares of Common Stock which Mr. Daseke has the right to acquire through the exercise of options granted pursuant to the Company's Stock Option Plan and 30,000 shares of restricted Common Stock granted under the Company's Long-Term Incentive Plan, which shares may not be transferred until February 12, 2001, at which time the transfer restrictions on 40% of such shares lapse and the restriction on 10% of the remaining shares lapses each year thereafter until February 12, 2007 (the "Officer Restricted Shares").

SECURITY OWNERSHIP OF MANAGEMENT

     The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock of the Company, as of June 30, 1997, by each director, each executive officer and by all executive officers and directors as a group:

                    NAME AND ADDRESS OF                        NUMBER OF SHARES    PERCENT
                   BENEFICIAL OWNER(1)(2)                     BENEFICIALLY OWNED   OF CLASS
                   ----------------------                     ------------------   --------
Don R. Daseke...............................................      1,264,723(3)      7.0%
Marshall B. Edwards.........................................        172,447(4)      (5)
Mark S. Dillinger...........................................        122,379(6)      (5)
Linda Walker Bynoe..........................................         18,177(7)      (5)
Francesco Galesi............................................        722,940(8)      3.9%
Arch K. Jacobson............................................         21,600(7)      (5)
Louis G. Munin..............................................         21,000(7)      (5)
J. Otis Winters.............................................         16,000(9)      (5)
All Directors and Executive Officers (8 persons)............      2,359,266        13.0%

---------------

(1) The business address of the persons named above is c/o Walden Residential Properties, Inc., One Lincoln Centre, 5400 LBJ Freeway, Suite 400, Dallas, Texas 75240.

(2) Except as otherwise indicated, (i) the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, and (ii) none of the shares shown in this table or referred to in the footnotes hereto are shares of which the persons named in this table have the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) promulgated under the Exchange Act.

(3) Includes 623,734 shares of Common Stock owned of record by The Walden Group, Inc., of which Mr. Daseke is the holder of 90% of the common stock and the sole director, 228,750 shares which Mr. Daseke has the right to acquire through the exercise of options granted pursuant to the Company's Stock Option Plan and 30,000 Officer Restricted Shares.

(4) Includes 123,750 shares of Common Stock which Mr. Edwards has the right to acquire through the exercise of options granted pursuant to the Company's Stock Option Plan and 20,000 Officer Restricted Shares.

(5) Less than 1%.

(6) Includes 77,500 shares which Mr. Dillinger has the right to acquire through the exercise of options granted pursuant to the Company's Stock Option Plan and 10,000 Officer Restricted Shares.

(7) Includes 15,000 shares of Common Stock which such person has the right to acquire through the exercise of options granted pursuant to the Company's Stock Option Plan and 1,000 shares of restricted Common Stock granted under the Company's Long-Term Incentive Plan, which shares may not be transferred until February 12, 1998, at which time the transfer restriction on one-third of such shares lapses and the restriction on one-third of the remaining shares lapses each of the next two years thereafter (the "Director Restricted Shares").

(8) Consists of 711,940 shares of Common Stock which entities controlled by Mr. Galesi have the right to acquire pursuant to the limited partner interests held in Walden Residential Operating Partnership, L.P., a Georgia limited partnership and an affiliate of the Company ("Walden Operating Partnership"), 10,000 shares of Common Stock which Mr. Galesi has the right to acquire through the exercise of options granted pursuant to the Company's Stock Option Plan and 1,000 Director Restricted Shares. The Galesi entities acquired such Interests in connection with the sale of controlling interest in the predecessor to the Walden Operating Partnership to the Company in June 1995.

(9) Includes 10,000 shares of Common Stock which Mr. Winters has the right to acquire through the exercise of options granted pursuant to the Company's Stock Option Plan and 1,000 Director Restricted Shares.

                            THE TRANSACTION PROPOSAL

GENERAL

     The Transaction is being implemented through an exchange offer (the "Exchange Offer") to be extended by WDOP to each of the limited partners (each, a "Limited Partner") of each of the Partnerships (as defined below) and the contribution (the "Contribution") by the Drever Shareholders, the Equity Participants and the Assignees of the Drever Shares, the Equity Rights and the General Partner Rights (as each of such terms is defined below), respectively, to WDOP. Upon consummation of the Transaction, assuming the Exchange Offer is fully accepted by each Limited Partner, WDOP will be the sole limited partner of each Partnership and a wholly-owned subsidiary of WDOP will be the sole general partner of each Partnership.

  The Exchange Offer


     Pursuant to the terms of the Exchange Agreement, the Exchange Offer will permit the Limited Partners to exchange their limited partner interests (the "Limited Partner Interests") in the Partnerships for the Exchange Consideration. The "Exchange Consideration" consists of cash and Units which are allocated among the Partnerships in proportion to the values assigned to the Properties (as defined below) owned by each Partnership and subsequently allocated among the Limited Partners and general partners of each Partnership in accordance with its respective partnership agreement as if such Properties had been sold for cash. Each Limited Partner who is an "accredited investor" (as such term is defined under the federal securities laws) will be entitled to elect the portion, if any, of the Exchange Consideration such Limited Partner desires to receive in Common Units, Preferred Units (as such terms are defined below) and cash, subject to proration in the event the aggregate amount of a particular form of Exchange Consideration selected by the Limited Partners, when aggregated with the Contribution Consideration (as defined below), exceeds the maximum amount of such consideration payable by WDOP pursuant to the Agreements. See
"-- Transaction Consideration." Each Limited Partner who is not an accredited investor and who elects to accept the Exchange Offer will receive cash in exchange for its Limited Partner Interests. The Exchange Offer, which will expire on the date of the Special Meeting, subject to extension for up to 30 days thereafter at the request of Drever, is subject to certain conditions set forth in the Exchange Agreement, including the approval of the Proposal by the Stockholders. See "-- Certain Terms of the Exchange Agreement."


  The Contribution

     Pursuant to the terms of the Contribution Agreement, the shareholders of each of Drever, AOF and AOFII (each, a "Drever Shareholder") have agreed to transfer all of their ownership interests (the "Drever Shares") in each of Drever, AOF and AOFII to WDOP for the Contribution Consideration, subject to certain conditions set forth in the Contribution Agreement, including the closing of the Exchange Offer. The "Contribution Consideration" consists of cash and Units which will be allocated among the Drever Shareholders, Equity Participants and Assignees (as such terms are defined below) in accordance with their percentage interests in Drever, AOF and AOFII, respectively. Each of the Drever Shareholders, Equity Participants and Assignees who is an accredited investor will have the same election right as the accredited investor Limited Partners described above, subject to the same proration mechanism. Each Drever Shareholder, Equity Participant and Assignee who is not an accredited investor will receive cash in exchange for its Drever Shares, Equity Rights and General Partner Rights, respectively. In addition, Maxwell B. Drever, a Drever Shareholder, has assigned to certain individuals (each, an "Equity Participant"), a percentage of his right to receive dividends, distributions and profits otherwise payable to him pursuant to his stock ownership of Drever (the "Equity Rights"), and Drever has assigned to certain individuals (each, an "Assignee") a percentage of its rights to distributions and profits otherwise payable to it as general partner of certain of the Partnerships (the "General Partner Rights"). Pursuant to the Contribution Agreement, the Equity Participants and the Assignees have agreed to transfer the Equity Rights and the General Partner Rights, respectively, to WDOP, subject to certain conditions set forth in the Contribution Agreement, including the closing of the Exchange Offer. See "-- Certain Terms of the Contribution Agreement."

  Transaction Consideration


     The maximum amount of consideration which the Company has offered to exchange for the Limited Partner Interests, the Drever Shares, the Equity Rights and the General Partner Rights is an aggregate of 10,322,580 common units of beneficial interest in WDOP (the "Common Units"), 2,000,000 preferred units of beneficial interest in WDOP (the "Preferred Units") and approximately $85 million in cash. The Common Units are exchangeable on a one-for-one basis (subject to adjustment upon the occurrence of certain dilutive events), pursuant to the terms of the Amended and Restated Limited Partnership Agreement of WDOP (the "WDOP Partnership Agreement"), for shares of Common Stock. Each Preferred Unit is exchangeable, pursuant to the terms of the WDOP Partnership Agreement, for one share of the Company's 9.00% Redeemable Preferred Stock (the "Redeemable Preferred Stock") and 3 1/3 Series B Warrants (the "Warrants"), each of which is exercisable for one-third of one share of Common Stock at $26.875 per share. See "-- Further Description of the Consideration." The WDOP Partnership Agreement provides that the Common Units and the Preferred Units may not be exchanged for Common Stock, Redeemable Preferred Stock and Warrants prior to the first anniversary of their issuance. See "-- The WDOP Partnership Agreement."


DESCRIPTION OF DREVER AND THE PROPERTIES

  The Properties

     Drever, a California corporation, is the general partner of each of the limited partnerships shown in the footnotes to the table below (collectively, the "Drever Partnerships"), other than Apartment Opportunity Fund, L.P. and Apartment Opportunity Fund II, L.P. AOF, a California corporation, is the general partner of AOF Newgen, L.P., which is, in turn, the general partner of Apartment Opportunity Fund, L.P. AOFII, a California corporation, is the general partner of Apartment Opportunity Fund II, L.P. (the Drever Partnerships, AOF Newgen, L.P., Apartment Opportunity Fund, L.P. and Apartment Opportunity Fund II, L.P. being referred to collectively herein as the "Partnerships"). Each of the Partnerships owns the apartment properties indicated in the table below (the "Properties"). The Company currently has the six Properties located in Austin and one Property located in Phoenix under binding contract to purchase, the closing of which has been delayed pending consummation of the Transaction. The Properties contain an average of 229 apartment units, with the largest Property containing 464 apartment units. The apartment units average 812 square feet. The Properties have a weighted average age by number of apartment units of approximately 15 years. The Company does not expect to spend any money for major renovations to the Properties in connection with the acquisition of the Properties.


                                                                               TOTAL                      UNIT TYPE
                                                     NUMBER       YEAR        RENTABLE              ---------------------
                                                       OF     CONSTRUCTION      AREA       TOTAL                    3 BR/
        LOCATION                 PROPERTY NAME       UNITS    COMPLETED(1)   (SQ. FT.)    ACREAGE   1 BR    2 BR    4 BR
        --------                 -------------       ------   ------------   ----------   -------   -----   -----   -----
Atlanta, GA..............  Saratoga Springs(3)         266        1985          223,402     20.0      128     138
Atlanta, GA..............  Shannon Chase(3)            156        1987          163,400     26.4       50     106
                           Villas at Indian
Atlanta, GA..............  Trails(2)                   236        1986          242,044     39.7       60     176
                                                     ------       ----       ----------    -----    -----   -----    ---
                           Atlanta Total/ Weighted
                           Average                     658        1986          628,846     86.1      238     420      0
                                                     ------       ----       ----------    -----    -----   -----    ---
                           Arbors of Wells
Austin, TX...............  Branch(15)                  212        1986          156,228     11.2      164      48
Austin, TX...............  Audubon Square(2)           164        1985          139,476      6.5       36     128
Austin, TX...............  Lakes of Renaissance(2)     308        1987          215,024     11.6      218      84      6
Austin, TX...............  Oakridge(2)                 253        1978          173,699      9.3      151     102
Austin, TX...............  Polo Club(4)                304        1986          203,784     11.2      240      64
Austin, TX...............  Shadow Creek(3)             420        1982          314,936     18.0      354      66
                                                     ------       ----       ----------    -----    -----   -----    ---
                           Austin Total/ Weighted
                           Average                   1,661        1984        1,203,147     67.8    1,163     492      6
                                                     ------       ----       ----------    -----    -----   -----    ---
Corpus Christi, TX.......  Rafters, The(3)             250        1984          216,496     12.0       74     132     44
Corpus Christi, TX.......  Wharf, The(3)               250        1984          216,496     17.1       74     132     44
Corpus Christi, TX.......  Willowick(3)                250        1984          216,496     12.0       74     132     44
                                                     ------       ----       ----------    -----    -----   -----    ---
                           Corpus Christi Total/
                           Weighted Average            750        1984          649,488     41.1      222     396    132
                                                     ------       ----       ----------    -----    -----   -----    ---
Dallas, TX...............  Arbor Creek(2)              280        1984          216,676     12.2      136     144
Dallas, TX...............  Bent Creek(3)               326        1980          234,082     11.7      284      42
Dallas, TX...............  Brittany Park(2)            217        1978          193,556      8.7      149      68
Dallas, TX...............  Canyon Ridge(3)             164        1983          120,812      7.3       76      88
Dallas, TX...............  Casa Valley(2)              150        1986          130,926      5.5      120      30
Dallas, TX...............  Creekwood Village(3)        362        1985          256,584      9.4      328      34
Dallas, TX...............  La Prada(12)                273        1985          223,630      9.7      168     105
Dallas, TX...............  Montfort Oaks(3)            276        1979          215,476     12.1      160     116
Dallas, TX...............  Shadowridge Village(3)      144        1985          118,804      6.0      112      32
Dallas, TX...............  Trinity Mills(3)            208        1982          162,960     10.5      128      80
Dallas, TX...............  Trinity Oaks(2)             240        1983          150,318      4.9      189      51
                                                     ------       ----       ----------    -----    -----   -----    ---
                           Dallas Total/ Weighted
                           Average                   2,640        1983        2,023,824     98.0    1,850     790      0
                                                     ------       ----       ----------    -----    -----   -----    ---
Houston, TX..............  Arbor Point(4)               65        1984           57,000      2.2       43      22
Houston, TX..............  Ashton Woods(2)             177        1978          151,142      6.9       76      74     27
Houston, TX..............  Aston Brook(11)             152        1982          119,376      5.3       88      64
Houston, TX..............  Bar Harbor(4)               316        1983          209,076     13.2      260      56
Houston, TX..............  Bayou Oaks(3)               210        1984          158,470      6.1      138      72
Houston, TX..............  Brandon Oaks(9)             196        1984          168,856      8.0       88     108
Houston, TX..............  Briarcrest(2)               376        1982          296,760     13.9      232     144
Houston, TX..............  Brookfield(2)               250        1984          188,974     10.9      190      60
Houston, TX..............  Camden Court(14)            136        1982          104,216      4.5       60      76
Houston, TX..............  Carriage Hill(8)            252        1980          242,008     11.2       96     120     36
Houston, TX..............  Central Park Condos(4)       93        1985           99,080      7.2       29      52     12
Houston, TX..............  Central Park Regency(9)     348        1983          318,968     13.4      132     216
Houston, TX..............  Charleston, The(4)          312        1981          226,499      5.7      228      84
Houston, TX..............  Cimarron Park(3)            162        1984          134,756      7.0      100      54      8
Houston, TX..............  Cimarron Parkway(2)         272        1983          238,264      9.3      216      56
Houston, TX..............  Colony Oaks(9)              162        1967          166,475      6.2       92      70
Houston, TX..............  Colorado Club(17)           300        1986          225,788     10.1      220      80
Houston, TX..............  Enclave, The(8)             384        1984          329,844     11.2      232     124     28
Houston, TX..............  Georgetown(8)               131        1968          215,915     28.9       23      29     79
Houston, TX..............  Georgetown II(9)             25        1968           20,258      5.5       19       4      2
Houston, TX..............  Harbor Pointe(2)            198        1968          178,700      4.8       90     104      4

                                                            AVERAGE MONTHLY
                                           OCCUPANCY         RENT PER UNIT
                            AVERAGE    ------------------   ----------------
                           APT SIZE     AS OF      AS OF    DECEMBER   MARCH
        LOCATION           (SQ. FT.)   12/31/97   3/31/97     1996     1997
        --------           ---------   --------   -------   --------   -----
Atlanta, GA..............      840        98%       97%       605       610
Atlanta, GA..............    1,047        97%       96%       641       646

Atlanta, GA..............    1,026        90%       87%       663       678
                             -----       ----      ----       ---       ---

                               956        95%       93%       634       643
                             -----       ----      ----       ---       ---

Austin, TX...............      737        92%       91%       590       592
Austin, TX...............      850        91%       90%       609       611
Austin, TX...............      698        92%       93%       567       572
Austin, TX...............      687        96%       98%       551       550
Austin, TX...............      670        95%       91%       531       531
Austin, TX...............      750        93%       90%       530       532
                             -----       ----      ----       ---       ---

                               723        93%       92%       556       557
                             -----       ----      ----       ---       ---
Corpus Christi, TX.......      866        91%       95%       548       547
Corpus Christi, TX.......      866        97%       97%       564       569
Corpus Christi, TX.......      866        98%       96%       557       565
                             -----       ----      ----       ---       ---

                               866        95%       96%       556       560
                             -----       ----      ----       ---       ---
Dallas, TX...............      774        93%       96%       562       569
Dallas, TX...............      718        91%       93%       479       482
Dallas, TX...............      892        96%       97%       592       596
Dallas, TX...............      737        99%       93%       540       552
Dallas, TX...............      873        93%       94%       675       680
Dallas, TX...............      709        95%       92%       503       507
Dallas, TX...............      819        95%       97%       575       575
Dallas, TX...............      781        97%       97%       579       585
Dallas, TX...............      825        95%       94%       606       610
Dallas, TX...............      783        96%       94%       570       575
Dallas, TX...............      626        96%       95%       518       520
                             -----       ----      ----       ---       ---

                               767        95%       95%       553       558
                             -----       ----      ----       ---       ---
Houston, TX..............      877        98%       98%       607       605
Houston, TX..............      854        96%       95%       468       471
Houston, TX..............      785        92%       98%       432       434
Houston, TX..............      662        97%       97%       462       465
Houston, TX..............      755        93%       99%       445       449
Houston, TX..............      862        94%       98%       512       510
Houston, TX..............      789        95%       95%       469       475
Houston, TX..............      756        96%       97%       473       474
Houston, TX..............      766        94%       95%       405       407
Houston, TX..............      960        95%       97%       538       538
Houston, TX..............    1,065        95%       97%       670       679
Houston, TX..............      917        97%       96%       543       546
Houston, TX..............      726        98%       93%       437       445
Houston, TX..............      832        99%       98%       506       513
Houston, TX..............      876        98%       97%       501       506
Houston, TX..............    1,028        97%       97%       583       586
Houston, TX..............      753        95%       99%       513       507
Houston, TX..............      859        93%       97%       537       538
Houston, TX..............    1,648       100%       98%       962       968
Houston, TX..............      810       100%      100%       599       634
Houston, TX..............      903        91%       89%       616       619


                                                                               TOTAL                      UNIT TYPE
                                                     NUMBER       YEAR        RENTABLE              ---------------------
                                                       OF     CONSTRUCTION      AREA       TOTAL                    3 BR/
        LOCATION                 PROPERTY NAME       UNITS    COMPLETED(1)   (SQ. FT.)    ACREAGE   1 BR    2 BR    4 BR
        --------                 -------------       ------   ------------   ----------   -------   -----   -----   -----
Houston, TX..............  Harpers Mill(4)             180        1981          143,252      6.8       88      92
Houston, TX..............  Hidden Lake(2)              440        1986          318,748     32.6      288     152
Houston, TX..............  Holiday on Hayes(3)         312        1981          250,564     10.5      172     140
Houston, TX..............  Hunt Club, The(4)           204        1984          135,912      8.3      168      36
Houston, TX..............  Huntley, The(5)             214        1985          165,054      7.4      128      86
Houston, TX..............  Live Oak(7)                 162        1978          121,558      5.5      136      26
Houston, TX..............  Meadows on Memorial(9)       96        1982           95,940      3.6               75     21
Houston, TX..............  Mill Creek(9)               174        1982          149,640      5.6       76      98
Houston, TX..............  Monticello(10)              244        1983          203,500     11.2       73     171
Houston, TX..............  Northwoods(3)               200        1978          237,636     17.4              100    100
Houston, TX..............  One Cypress Landing(6)      464        1979          358,156     15.3      396      68
Houston, TX..............  One Westfield Lake(16)      246        1984          269,454     20.0       72     126     48
Houston, TX..............  One Willow Park(14)         178        1984          140,165      6.0      131      47
Houston, TX..............  Pathway(2)                  144        1978          139,498      6.0      136       8
Houston, TX..............  Pine Creek(2)               216        1980          170,184      8.1      128      88
Houston, TX..............  Polo Club I(4)              228        1981          161,456      9.3      156      72
Houston, TX..............  Polo Club II(4)             292        1982          215,080      7.0      176     116
Houston, TX..............  Richmond Green(4)           224        1980          214,494      8.8       74     150
Houston, TX..............  Riverwalk(9)                184        1984          140,560      7.6      128      56
Houston, TX..............  Silverado(3)                344        1979          248,960     11.3      272      72
Houston, TX..............  Stony Creek(9)              252        1980          194,240      9.3      164      88
Houston, TX..............  Timbers on Cranbrook(5)     274        1984          206,884      9.5      184      90
Houston, TX..............  Tranquility Lake(13)         90        1983           84,446     10.1       35      55
Houston, TX..............  Willow Chase(18)            136        1983          104,216      4.4       60      76
Houston, TX..............  Wimbledon(2)                161        1978          154,601      6.3       49     106      6
Houston, TX..............  Woodborough(2)              320        1983          222,640     10.3      240      80
Houston, TX..............  Woodchase(2)                270        1978          252,542     10.0       86     184
Houston, TX..............  Woodedge(4)                 126        1982          113,631      6.7       21     104      1
Houston, TX..............  Woodlake(5)                 315        1976          242,587      8.3      260      52      3
                                                     ------       ----       ----------    -----    -----   -----    ---
                           Houston Total/ Weighted
                           Average                   11,207       1981        9,306,023    474.7    6,549   4,283    375
                                                     ------       ----       ----------    -----    -----   -----    ---
                           Texas Total/ Weighted
                           Average                   16,258       1981       13,182,482    681.6    9,784   5,961    513
                                                     ------       ----       ----------    -----    -----   -----    ---
Phoenix, AZ..............  Crestwood(2)                276        1984          149,433      8.3      255      21
Phoenix, AZ..............  Fairways(2)                 160        1981          118,192      5.8      108      52
Phoenix, AZ..............  Garden Place(2)             286        1979          231,120     14.2      132     154
                                                     ------       ----       ----------    -----    -----   -----    ---
                           Phoenix Total/ Weighted
                           Average                     722        1981          498,745     28.3      495     227      0
                                                     ------       ----       ----------    -----    -----   -----    ---
San Diego, CA............  Felicita Creek(3)           136        1987          104,440      6.2       36     100
San Diego, CA............  Park Bonita(3)              184        1984          154,256     11.1       36     148
San Diego, CA............  Sun Ridge(3)                160        1986          134,800      5.4       16     144
                                                     ------       ----       ----------    -----    -----   -----    ---
                           San Diego Total/ Weighted
                           Average                     480        1986          393,496     22.7       88     392      0
                                                     ------       ----       ----------    -----    -----   -----    ---
Portfolio Total/ Weighted
Average..................  TOTAL/AVERAGE             18,118       1982       14,703,569    818.7    10,605  7,000    513
                                                     ======       ====       ==========    =====    =====   =====    ===

                                                            AVERAGE MONTHLY
                                           OCCUPANCY         RENT PER UNIT
                            AVERAGE    ------------------   ----------------
                           APT SIZE     AS OF      AS OF    DECEMBER   MARCH
        LOCATION           (SQ. FT.)   12/31/97   3/31/97     1996     1997
        --------           ---------   --------   -------   --------   -----
Houston, TX..............      796        94%       96%       443       444
Houston, TX..............      724        94%       96%       614       616
Houston, TX..............      803        96%       97%       509       517
Houston, TX..............      666        98%       99%       433       435
Houston, TX..............      771        92%       93%       603       603
Houston, TX..............      750        94%       96%       487       490
Houston, TX..............      999        99%       97%       588       604
Houston, TX..............      860        96%       98%       454       456
Houston, TX..............      834        95%       97%       473       473
Houston, TX..............    1,188       100%       97%       639       645
Houston, TX..............      772        94%       94%       412       413
Houston, TX..............    1,095        95%       98%       596       599
Houston, TX..............      787        99%       97%       475       480
Houston, TX..............      969        97%       98%       627       635
Houston, TX..............      788        96%       95%       449       452
Houston, TX..............      708        90%       94%       404       402
Houston, TX..............      737        91%       96%       420       419
Houston, TX..............      958        97%       98%       619       622
Houston, TX..............      764        95%       96%       491       497
Houston, TX..............      724        98%       99%       485       492
Houston, TX..............      771        94%       92%       439       444
Houston, TX..............      755        97%       96%       437       441
Houston, TX..............      938        91%       87%       689       690
Houston, TX..............      766        96%       98%       448       451
Houston, TX..............      960        98%       98%       533       536
Houston, TX..............      696        98%       97%       403       407
Houston, TX..............      935        98%       96%       571       575
Houston, TX..............      902        98%       98%       513       515
Houston, TX..............      770        98%       96%       495       500
                             -----       ----      ----       ---       ---

                               830        96%       96%       508       511
                             -----       ----      ----       ---       ---

                               811        95%       96%       521       524
                             -----       ----      ----       ---       ---
Phoenix, AZ..............      541        92%       97%       437       438
Phoenix, AZ..............      739        97%      100%       517       521
Phoenix, AZ..............      808        97%       99%       546       551
                             -----       ----      ----       ---       ---

                               691        95%       98%       498       501
                             -----       ----      ----       ---       ---
San Diego, CA............      768        96%       99%       606       619
San Diego, CA............      838        97%       97%       741       745
San Diego, CA............      843        96%       94%       591       595
                             -----       ----      ----       ---       ---

                               820        96%       97%       653       659
                             -----       ----      ----       ---       ---
Portfolio Total/ Weighted
Average..................      812        95%       96%       524       527
                             =====       ====      ====       ===       ===

---------------

(1) Year construction completed indicates the year in which the final certificate of occupancy for the Property was issued.
(2)  Owned by Apartment Opportunity Fund, L.P.
(3)  Owned by Apartment Opportunity Fund II, L.P.
(4)  Owned by DMH90 Properties.
(5) Owned by Houston Portfolio Joint Venture, Village Portfolio Joint Venture and Fullerton Portfolio Joint Venture.
(6) Owned by Houston Portfolio Joint Venture, Village Portfolio Joint Venture and Tassajara Partners.
(7)  Owned by Houston Portfolio Joint Venture.
(8) Owned by Fullerton Portfolio Joint Venture and Houston Portfolio Joint Venture II.
(9)  Owned by Houston Portfolio Joint Venture II.
(10) Owned by Drever/Monticello Investors, L.P.
(11) Owned by Cornerstone Associates, L.P.
(12) Owned by Dallas/La Prada Investors, L.P.
(13) Owned by Lake Tranquility Investors, L.P.
(14) Owned by Camden Oaks Joint Venture.
(15) Owned by Texas Portfolio Joint Venture.
(16) Owned by Westfield Partners, L.P.
(17) Owned by Colorado Club Partners, L.P.
(18) Owned by Houston Portfolio Joint Venture B.

  Drever

     Drever was formed in 1985 to syndicate and serve as the general partner to limited partnerships engaged in the business of acquiring, rehabilitating and operating multi-family real estate. Concierge Management Corporation, a subsidiary of Drever, provides property management services for the Drever apartment communities. Drever Construction Corporation, another subsidiary of Drever, renders construction and rehabilitation services on behalf of the Drever properties. Concierge Realty & Finance Corporation, a subsidiary of Drever, provides brokerage and financing services on behalf of the Partnerships.

     The principal executive offices of Drever are located at Four Embarcadero Center, Suite 1810, San Francisco, California 94111. The telephone number of Drever is (415) 433-1773.

BACKGROUND OF THE TRANSACTION

     In its three years of operations as a public company, the Company has pursued an aggressive strategy of growth through acquisitions. Management of the Company believes that acquisitions of attractively priced, quality apartment communities are critical to the success of the Company, and enable the Company to maximize its operating efficiencies, while affording the potential for strong revenue growth. To date, the Company's execution of its acquisition strategy has lead to increased funds from operations ("FFO") per share, enabled the Company to consistently raise dividends and increase its market capitalization and afforded the Company greater access to attractively priced debt. Management of the Company believes that the apartment REIT industry is undergoing a consolidation phase and that in order to be able to continue its business strategy the Company will need to significantly increase its property ownership. The Company's growth strategy has focused on the acquisition of properties in specifically identified markets in which the Company already has a presence or as to which the Company has considerable familiarity.

     In pursuit of its ongoing acquisitions strategy, the Company contacted representatives of Drever in July 1996 to discuss the possibility of acquiring certain of the Properties located in Austin, Texas. In November 1996, Marshall Edwards, President and Chief Acquisitions Officer of the Company, initiated discussions with senior management of Drever about the possible acquisition of the entire Drever property portfolio. During the course of these discussions, the Company and Drever began to explore the possibility of a strategic alliance between the Company and Drever. Between November 1996 and early February, 1997, Mr. Edwards and senior management of Drever had several discussions, in person and by telephone, to evaluate the potential benefits and structure of a strategic alliance between the two companies. In January 1997, the Company entered into a definitive agreement to acquire seven of the Properties. On February 4, 1997, the Company and Drever entered into a confidentiality agreement pursuant to which each company agreed to maintain the mutual confidentiality of materials provided by and its discussions with the other.

     At its regularly scheduled meeting on February 6, 1997, the Board was briefed by Mr. Edwards on the status of management's contacts and discussions the Company had with Drever and the terms of the proposal then being discussed with Drever. The Board authorized management of the Company to continue to pursue negotiations with Drever.

     Between February 6, 1997 and March 11, 1997, after discussing the broad outlines of a potential alliance between the Company and Drever, the Company began a preliminary financial and business due diligence of Drever and the Properties. During this time period, senior management of the Company met on several occasions with senior management of Drever to discuss the terms of a potential transaction. On March 12, 1997, the Company and Drever entered into a non-binding letter of intent outlining the general terms of the Company's proposed acquisition of the Drever organization. Over the next several weeks, management of the Company and Drever held numerous discussions regarding the structure of the transaction and the form of the consideration to be paid by the Company. On March 31, 1997, the Company engaged Merrill Lynch to render a fairness opinion with respect to the consideration to be paid by the Company pursuant to the Transaction.

     On May 8, 1997, the Company and Drever entered into a non-binding letter of intent pursuant to which the Company and Drever agreed upon certain terms of the Transaction. On May 9, 1997, the Company made a public announcement of the general terms of the Transaction. From May 9 through May 20, 1997, the Company's management and legal counsel negotiated with Drever's management and legal counsel and Houlihan Lokey Howard & Zukin, Drever's financial advisor, with regard to the terms of the Agreements and related documents.

     On May 21, 1997, the Board convened to consider in detail the Transaction (the "May 21 Board Meeting"). At the May 21 Board Meeting, representatives of Merrill Lynch reviewed the Transaction with the members of the Board and delivered Merrill Lynch's opinion (the "Merrill Lynch Opinion") that, as of the date thereof and based upon the assumptions made, matters considered and limits of review set forth therein, the Consideration to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company. See
"-- Opinion of Merrill Lynch" below for a discussion of the Merrill Lynch Opinion. After deliberating at length with respect to the Transaction, and following a discussion of the structure of the Transaction and the terms of the Agreements and the ancillary documents by the Company's legal counsel and financial advisors, the Board, considering, among other things, the matters discussed below, unanimously determined the Transaction to be advisable and in the best interests of the Company and its stockholders, approved the Agreements and the related documents and recommended that the Stockholders vote FOR the Proposal.

REASONS FOR THE TRANSACTION

     The Board believes that the terms of the Transaction are fair from a financial point of view and are in the best interests of the Company and its stockholders. Accordingly, the Board has unanimously approved the Transaction and recommends approval of the Proposal and the issuance of the Shares by the Stockholders. In reaching its decision, the Board considered several factors and consulted with management, legal counsel and financial advisors. The principal reasons, to which relative weights were not assigned, for the Board's approval of the Transaction and its recommendation to the Stockholders are as follows:

          (i) Analyses by management showed that the Transaction should be accretive to the Company's FFO per share in 1998. FFO is a widely accepted measure of an equity REIT's operating performance. FFO is defined as net income (determined in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs and cash distributions. FFO should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles) as an indication of the Company's performance or as an alternative cash flow (determined in accordance with generally accepted accounting principles) as a measure of liquidity. In addition, the Company's FFO is not necessarily comparable to similarly entitled items reported by other REITs.


          (ii) Upon the exchange of all the Units and the exercise of the Warrants issued in the Transaction, the Company's total capitalization will almost double. This ultimate increase in size should provide several benefits to the Company and its stockholders, including, without limitation, greater liquidity for holders of the Common Stock due to the increased number of shares in the market and greater institutional investor interest in the Company due to the larger capitalization, which allows such investors greater liquidity to purchase and sell larger volumes of shares without disrupting the market. The Company also believes credit rating agencies generally favor companies with larger capitalizations and view them as being more stable for unsecured debt holders. Following consummation of the Transaction, the Company should be able to raise capital, both debt and equity, on more favorable terms than are now available.



          (iii) The combined organization should provide certain synergies and allow for the elimination of redundant positions and activities, including the integration of certain office facilities, information systems and support functions. Management believes that the Transaction will allow the Company to realize additional economies of scale by allowing it to spread costs over a larger number of apartment units, thereby potentially improving the Company's profit margin.


          (iv) Eighty-nine percent of the Properties, based on the number of units, are located in the Company's existing markets, thereby enabling the Company to take advantage of its existing knowledge in such markets as well as reducing the costs associated with integrating the Properties into the Company's existing systems.

          (v) Both the Company and Drever have significant acquisition and redevelopment experience. The Company should benefit from the extensive experience of Drever management in enhancing its properties and the resultant reduction in turnover and increased rental rates. The Company believes that there is significant opportunity to realize improved operating cash flow from the Company's existing properties through implementation of certain renovation and repositioning systems currently employed by Drever.

          (vi) The financial presentation of Merrill Lynch and the Merrill Lynch Opinion that, as of the date thereof and based upon the assumptions made, matters considered and limits of review set forth therein, the Consideration to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company.

          (vii) Presentations from, and discussions with, executive officers of the Company and outside legal counsel regarding the structure of the Transaction, the business, assets, financial and legal due diligence completed with respect to Drever and the Properties and the terms and conditions of the Agreements and the ancillary agreements.

     The Board and management also discussed certain potential negative factors and risks that could arise or do arise from the Transaction. These included, among others, the continued geographic concentration of the Company's properties as a result of the acquisition of the Properties and the risks associated therewith, the potential difficulties of integrating Drever's property management employees into the Company's system, the increased debt to market capitalization as a result of the debt existing on the Properties, the significant costs involved in connection with consummating the Transaction, the substantial time and effort of management of the Company required to consummate the Transaction, integrate the Properties into the Company's system and manage the resulting larger number of properties in the Company's portfolio and the risk that the expected benefits of the Transaction might not be fully realized. The Board believes, however, that the benefits and advantages of the Transaction outweigh the negative factors and risks.

     THE BOARD BELIEVES THAT THE TRANSACTION IS FAIR AND IN THE BEST INTERESTS OF THE STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE TRANSACTION AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL AND THE ISSUANCE OF THE SHARES BY THE COMPANY IN CONNECTION WITH THE TRANSACTION.

     In the event that the Transaction is not consummated for any reason, the Company will continue to make acquisitions of property portfolios and, from time to time, individual properties in its target markets.

OPINION OF MERRILL LYNCH

     Merrill Lynch was engaged by the Company to deliver a fairness opinion to assist the Company in evaluating a potential strategic alliance among the Company and its affiliates and Drever, AOF, AOFII and the Partnerships (collectively, the "Drever Combined Entity").


     On May 21, 1997, Merrill Lynch delivered the Merrill Lynch Opinion to the Board stating that, as of May 21, 1997, and based upon the assumptions made, matters considered and limits of review set forth therein, the Consideration to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company. The Merrill Lynch Opinion was reconfirmed in writing as of the date of this Proxy Statement.


     The full text of the Merrill Lynch Opinion, which sets forth assumptions made, matters considered and limits on the review undertaken, is attached to this Proxy Statement as Annex A and is incorporated herein by reference. The description of the Merrill Lynch Opinion set forth herein is qualified in its entirety by reference to the full text of the Merrill Lynch Opinion. Stockholders are urged to read the opinion in its entirety. In the opinion of the Company, no events or significant changes in information have occurred that would alter the opinion of Merrill Lynch. However, if such an event or change does occur, including, without limitation, an amendment to the WDOP Partnership Agreement, Contribution Agreement or Exchange Agreement which materially affects the financial terms of any of such agreements, a revised fairness opinion may be requested.

     THE MERRILL LYNCH OPINION IS ADDRESSED TO THE BOARD AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE PAID BY THE COMPANY IN THE TRANSACTION AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY THE COMPANY TO ENGAGE IN THE TRANSACTION AND DOES NOT CONSTITUTE, NOR SHOULD IT BE CONSTRUED AS, A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE PROPOSED CONSIDERATION TO BE PAID BY THE COMPANY PURSUANT TO THE TRANSACTION WAS DETERMINED ON THE BASIS OF NEGOTIATIONS BETWEEN THE COMPANY AND DREVER AND WAS APPROVED BY THE BOARD.

     In connection with the preparation of the Merrill Lynch Opinion, Merrill Lynch, among other things: (i) reviewed certain publicly available and non-public business and financial information relating to the Company and the Drever Combined Entity which Merrill Lynch deemed to be relevant; (ii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Drever Combined Entity and the Company, as well as the amount and timing of the revenue enhancements and cost savings and related expenses and synergies expected to result from the Transaction (the "Expected Synergies") furnished to Merrill Lynch by the Company; (iii) conducted discussions with members of senior management and representatives of the Drever Combined Entity and the Company concerning the matters described in clauses (i) and (ii) above, as well as their respective businesses and prospects before and after giving effect to the Transaction, and the Expected Synergies; (iv) reviewed the results of operations of the Drever Combined Entity and the Company and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant; (v) reviewed the market prices and valuation multiples of the Common Stock and compared them with certain publicly traded companies that Merrill Lynch deemed to be relevant; (vi) compared the proposed financial terms of the Transaction with the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed to be relevant; (vii) reviewed the potential pro forma impact of the Transaction; (viii) reviewed a draft of the WDOP Partnership Agreement and drafts of the Agreements; and (ix) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

     In preparing the Merrill Lynch Opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Drever Combined Entity or the Company. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of the Drever Combined Entity or the Company. With respect to the financial forecast information and Expected Synergies furnished to or discussed with Merrill Lynch by the Drever Combined Entity or the Company, Merrill Lynch assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of the Company's and Drever's management as to the expected future financial performance of the Drever Combined Entity and the Company. Merrill Lynch also assumed that the final forms of the WDOP Partnership Agreement and the Agreements were substantially similar to the drafts reviewed by Merrill Lynch.

     The Merrill Lynch Opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the Merrill Lynch Opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the Transaction. Merrill Lynch also assumed that the Transaction would not change the real estate investment trust ("REIT") status of the pro forma entity.

     At the meeting of the Board held on May 21, 1997, Merrill Lynch presented certain financial analyses accompanied by written materials in connection with the delivery of the Merrill Lynch Opinion. The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in arriving at the Merrill Lynch Opinion.

     Historical Trading Performance and Current Capitalization. Merrill Lynch reviewed certain trading information for the Company and, on the basis thereof, calculated its market value, market capitalization and trading multiples based on its stock price as of May 16, 1997 of $24.00. For this purpose, Merrill Lynch defined "total market capitalization" as market value of the Company's common equity (including operating partnership units), plus preferred stock at liquidation value plus total debt less cash. Merrill Lynch then calculated the market value of the Company as a multiple of projected FFO (based on mean estimates of FFO provided by First Call, an industry service provider of earnings estimates based on an average of earnings estimates published by various investment banking firms) and FFO less recurring capital expenditures ("AFFO") (based on estimates of AFFO from analysts' reports from Merrill Lynch Equity Research). The Company's FFO multiples for 1997 and 1998 were 10.3x and 9.3x, respectively, and the AFFO multiples for 1997 and 1998 were 12.6x and 11.4x, respectively.

     Merrill Lynch reviewed the Company's written offer for the Drever Combined Entity and, on the basis thereof and using publicly available share price information for the Common Stock as of May 16, 1997, calculated an aggregate offer value (the "Offer Value") of $387.7 million. The Offer Value consisted of $85.0 million of cash, $247.7 million of Common Stock, $50.0 million of Redeemable Preferred Stock and $5.0 million of Warrants. Using an estimation of the Drever Combined Entity's debt balances as of December 31, 1997 provided by the Company's management, Merrill Lynch also calculated an aggregate transaction value (the "Transaction Value") of $672.7 million which consisted of the Offer Value plus debt existing on the Properties of $284.9 million. Merrill Lynch also calculated Offer Value transaction multiples based on projections provided by the Company's management of the Drever Combined Entity's FFO and AFFO of 12.1x and 15.2x, respectively, for 1997 and 11.1x and 13.7x, respectively, for 1998.

     Analysis of Selected Comparable Publicly Traded Companies. Using publicly available information and estimates of future financial results published by First Call and taken from Merrill Lynch Equity Research, Merrill Lynch compared certain financial and operating information and ratios for both the Company and the Drever Combined Entity with the corresponding financial and operating information for a group of publicly traded companies engaged primarily in the ownership, management, operation and acquisition of multifamily properties which Merrill Lynch deemed to be reasonably comparable to the Company and the Drever Combined Entity. For the purpose of its analyses, the following companies were used as comparable companies to both the Company and the Drever Combined Entity: Amli Residential Properties Trust, Gables Residential Trust, Apartment Investment and Management Company and Mid-America Apartment Communities, Inc. (collectively, the "Comparable Companies").

     Merrill Lynch's calculations resulted in the following relevant ranges for the Comparable Companies and for the Company and the Drever Combined Entity as of May 16, 1997: a range of debt to total market capitalization of 33.2% to 41.1%, with a mean of 38.5% (as compared to the Company at 30.6% and the Drever Combined Entity at 42.4%); a range of market value as a multiple of projected 1997 FFO of 9.5x to 10.3x, with a mean of 10.1x (as compared to the Company at 10.3x and the Drever Combined Entity at 12.1x); a range of market value as a multiple of projected 1998 FFO of 8.9x to 9.6x, with a mean of 9.2x (as compared to the Company at 9.3x and the Drever Combined Entity at 11.1x); a range of market value as a multiple of projected 1997 AFFO of 11.6x to 12.5x, with a mean of 12.0x (as compared to the Company at 12.6x and the Drever Combined Entity at 15.2x); and a range of market value as a multiple of projected 1998 AFFO of 10.7x to 11.7x, with a mean of 11.1x (as compared to the Company at 11.4x and the Drever Combined Entity at 13.7x).

     None of the Comparable Companies is, of course, identical to the Company or the Drever Combined Entity. Accordingly, a complete analysis of the results of the foregoing calculation cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Comparable Companies, and other factors that could affect the public trading volume of the Comparable Companies, as well as that of the Company or the Drever Combined Entity. In addition, the multiples of market value to estimated 1997 and projected 1998 FFO and AFFO for the Comparable Companies are based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

     Comparable Transactions Analysis. Merrill Lynch also compared certain financial ratios of the Transaction with those of other selected mergers and strategic transactions involving REITs which Merrill Lynch deemed to be relevant. These transactions were Equity Residential Property Trust's proposed merger with Wellsford Residential Property Trust, Camden Property Trust's proposed merger with Paragon Group, Inc., Chateau Properties, Inc.'s merger with ROC Communities, Inc., United Dominion Realty, Inc.'s merger with South West Property Trust Inc., Highwoods Properties Inc.'s merger with Crocker Realty Trust, Inc., Simon Property Group, Inc.'s merger with DeBartolo Realty Corporation, Bradley Real Estate Inc.'s merger with Tucker Properties Corp., BRE Properties Inc.'s merger with REIT of California, Horizon Outlet Center Inc.'s merger with McArthur Glen Realty Corp., Mid-America Apartment Communities Inc.'s merger with America First REIT, Inc. and Wellsford Residential Property Trust's merger with Holly Residential Properties, Inc.

     Using publicly available information and estimates of financial results as published by First Call, Merrill Lynch calculated the premium of the implied offer value per share relative to the acquired company's stock price on the day before announcement of the respective transaction and the implied offer value per share for the acquired company, as of the day before the announcement of the respective transaction, as a multiple of the estimated FFO per share for such company for the current year, if the deal was announced in the first half of the year, or for the next year if the deal was announced in the second half of the year. This analysis yielded a range of premiums/(discounts) of (0.8%) to 38.0% with a mean of 12.9% and a range of transaction FFO multiples of 6.6x to 15.5x with a mean of 10.4x.

     Discounted Cash Flow Analysis. Merrill Lynch performed discounted cash flow analyses (i.e., analyses of the present value of the projected levered cash flows for the periods using the discount rates indicated) of the Company based upon projections provided by the Company's management of the Company's dividends, FFO and AFFO for the years 1997 through 2002, inclusive, using discount rates reflecting an equity cost of capital ranging from 16.5% to 20.5% and terminal value multiples of calendar year 2002 AFFO ranging from 12.0x to 14.0x. Based upon the Company's projection of FFO per share and AFFO per share for 1997, and assuming a compound annual growth rate of AFFO of 10.5% through 2002, the range of present values per share of Common Stock was $21.30 to $27.59 using the discounted dividend method and $22.22 to $28.60 based upon the discounted AFFO method.

     Merrill Lynch also performed discounted cash flow analyses of the Drever Combined Entity based upon projections and assumptions provided by the Company's management of the Drever Combined Entity's dividends, FFO and AFFO for the years 1997 through 2002, inclusive, using discount rates reflecting an equity cost of capital ranging from 12.0% to 16.0% and terminal value multiples of calendar year 2002 AFFO ranging from 12.0x to 14.0x. The range of present values for the Drever Combined Entity was $593.9 million to $688.1 million for the stand-alone case using the discounted dividend method and $604.5 million to $699.5 million based upon the discounted AFFO method.

     Merrill Lynch also performed discounted cash flow analyses of the Expected Synergies provided by the Company's management for the years 1997 through 2002, inclusive, using discount rates reflecting an equity cost of capital ranging from 16.5% to 20.5% and terminal value multiples of calendar year 2002 Expected Synergies, which include all pro forma synergies including employee benefit and general and administrative eliminations, ranging from 12.0x to 14.0x. The range of present values was $81.2 million to $104.9 million based upon the discounted cash flow analyses of the Expected Synergies.

     Merrill Lynch also performed discounted cash flow analyses of the Drever Combined Entity including the Expected Synergies present value range of $81.2 million to $104.9 million, using the same discount rates and terminal value multiples as in the stand-alone analyses. The range of present values for the Drever Combined Entity, including the Expected Synergies, was $675.1 million to $793.0 million using the discounted dividend method and $685.7 million to $804.4 million based upon the discounted AFFO method.

     Relative Discounted Cash Flow Analysis. Merrill Lynch utilized the results of the discounted cash flow analysis of the Company and the Drever Combined Entity described above to calculate a range of comparative ratios of discounted cash flow values based on a comparison of the relative ranges of discounted cash flow value for the Company and the Drever Combined Entity at a 0.0%, 33.0% and 100.0% allocation to the Drever Combined Entity of Expected Synergies. When 0.0% of the Expected Synergies were allocated to the Drever discounted cash flow value and compared to the Company discounted cash flow value, the analysis yielded a ratio range of 29.0% to 31.4%. An allocation of 33.0% of the Expected Synergies to the Drever Combined Entity yielded a ratio range of 31.8% to 34.0% and a 100.0% allocation yielded a range of 36.8% to 38.7%.

     Net Asset Valuation Analysis. Merrill Lynch performed a net asset valuation for the Company based on an asset-by-asset real estate valuation of the Company's properties, an estimation of the current value for the Company's other assets and liabilities, and an estimation of the Company's debt balances as of December 31, 1996. The real estate valuation utilized property specific projections prepared by the Company's management for the calendar year 1997. For the operating portfolio of the Company, the valuation utilized the direct capitalization method on 1997 property net operating income after capital reserves and a range of capitalization rates of 9.00% to 9.50%. These calculations indicated a per share net asset valuation range for the Company of $23.18 to $25.37.

     Merrill Lynch also performed a net asset valuation for the Drever Combined Entity based on an asset-by-asset real estate valuation of the Drever Combined Entity's properties, an estimation of the current values for the Drever Combined Entity's other assets and liabilities, and the Drever Combined Entity's debt balances as of December 31, 1996. The real estate valuation utilized property specific projections prepared by the Company's management for the calendar year 1997. For the operating portfolio of the Drever Combined Entity, the valuation utilized the direct capitalization method on 1997 property net operating income after capital reserves and a range of capitalization rates of 8.75% to 9.25%. These calculations indicated a total net asset valuation range for the Drever Combined Entity of $320.0 million to $354.9 million.

     Pro Forma Combination Analysis. Merrill Lynch analyzed the pro forma effects resulting from the Transaction, including the potential impact on the Company's projected stand-alone FFO per share and the anticipated accretion (i.e., the incremental increase) to the Company's FFO per share resulting from the Transaction. Merrill Lynch observed that, after giving effect to the Expected Synergies, the Transaction would be accretive to the Company's projected FFO per share in each of the years 1997 through 2002, inclusive. Merrill Lynch also observed that the indicated annual dividend per share of Common Stock pro forma for the Transaction would be $1.93 per share of Common Stock, implying no reduction in the Company's current indicated dividend rate.

     Capitalization. In addition, Merrill Lynch compared the Company's projected book capitalization as of December 31, 1997 to (i) its pro forma projected book capitalization as of December 31, 1997, after giving effect to the Transaction and (ii) based on projections of the Company's management, the Company's pro forma implied market capitalization as of December 31, 1998, after giving effect to the Transaction. The projected total debt to implied market capitalization was 35.2%, 41.9% and 40.5% as of December 31, 1997, as of December 31, 1997 on a pro forma basis and as of December 31, 1998 on a pro forma basis, respectively. EBITDA as a multiple of interest expense was 3.5x, 2.8x and 2.8x for such respective cases, EBITDA as a multiple of fixed charges was 2.2x, 2.1x and 2.2x for such respective cases, EBITDA less capital expenditures as a multiple of interest expense was 3.1x, 2.5x and 2.6x for such respective cases and EBITDA less capital expenditures as a multiple of fixed charges was 2.0x, 1.9x and 2.0x for such respective cases.

     The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at the Merrill Lynch Opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial or summary description. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the process underlying the Merrill Lynch Opinion. In its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Drever's, the Company's and Merrill Lynch's control. Any estimates contained in Merrill Lynch's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

     The Board selected Merrill Lynch to render a fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the Transaction and because it is familiar with the Company and its business. Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

     Pursuant to a letter agreement dated March 31, 1997, the Company paid Merrill Lynch fees as follows: (i) a fee of $75,000 on the date of such letter agreement; and (ii) an additional fee of $1,265,000, plus reimbursable expenses, on the delivery of the Merrill Lynch Opinion on May 21, 1997. The Company also reimbursed Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with its advisory work, including the reasonable fees and disbursements of its legal counsel, subject to certain limitations, and to indemnify Merrill Lynch and certain related persons against certain liabilities arising out of or in conjunction with its rendering of services under such letter agreement, including certain liabilities under the federal securities law.

     Merrill Lynch may provide financial advisory and financing services to the Company and may receive fees for the rendering of such services. In the ordinary course of its business, Merrill Lynch may actively trade in the securities of the Company for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

ACCOUNTING TREATMENT

     For financial accounting purposes, the Transaction will be treated as a purchase.

CERTAIN TERMS OF THE EXCHANGE AGREEMENT

     The following description does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, copies of which may be obtained from the Company at the address set forth under the caption "Incorporation of Certain Documents by Reference."

  Cash Reserves

     The Exchange Agreement provides that on the closing date of the Transaction (the "Closing Date"), a cash reserve account in respect of each Partnership will be established in such amounts as are set forth in the Exchange Agreement (collectively, the "Cash Reserves") to provide for the payment of certain liabilities of each Partnership existing as of the Closing Date and for other customary real estate closing adjustments. The Exchange Agreement requires each Partnership's cash on hand as of the Closing Date to be allocated to such Partnership's Cash Reserve, and if any Partnership has insufficient cash available to fund its Cash Reserve, the Exchange Consideration payable on the Closing Date to the Limited Partners of such Partnership will be reduced by an amount equal to such shortfall. If any expenses attributable to the Properties allocable to the periods prior to the Closing Date are discovered or billed after the Closing Date, the parties shall make any necessary adjustments to the Cash Reserves so that the Limited Partners will have borne all expenses allocable to the period prior to the Closing Date and the Company will have borne all expenses allocable to the period after the Closing Date, provided that no further adjustments will be made after 120 days following the Closing Date, except for assessments relating to tax appeals and protests. On the 120th day following the Closing Date, the remaining balance in the Cash Reserves shall be distributed to the Limited Partners in accordance with the terms of the Exchange Agreement.

  Representations and Warranties

     The Exchange Agreement contains various representations and warranties of each of Drever, AOF and AOFII, on the one hand, and each of the Company and WDOP on the other, relating to, among other things, (i) its existence, good standing, authority to do business and compliance with law, (ii) the authorization, validity and effect of the Exchange Agreement, (iii) the absence of conflicts with, violations of and defaults under its charter and bylaws and certain other agreements and documents, (iv) litigation, (v) the absence of certain changes and events, (vi) taxes, (vii) its books and records, (viii) its brokers or investments bankers involved in the Transaction, (ix) its properties, (x) its compliance with applicable laws and regulations, (xi) encumbrances on its properties, (xii) insurance, (xiii) its non-foreign status and (xiv) the accuracy of certain information supplied in connection with the Transaction. In addition, the Exchange Agreement contains representations and warranties by each of Drever, AOF and AOFII relating to (A) its financial statements and undisclosed liabilities, if any, and (B) partnership interests of the Partnerships, and (ii) by each of the Company and WDOP relating to (A) the capitalization of the Company, (B) the partnership interests of WDOP, (C) the subsidiaries of the Company, (D) reports filed by the Company with the Commission and (E) the issuance and delivery of the Units.

  Acquisition Proposals

     The Exchange Agreement contains the agreement of each of Drever, AOF and AOFII that prior to the Closing Date (i) none of them nor any of their affiliates will, and each of them will direct and use its best efforts to, cause its respective officers, directors, employees, agents, affiliates and representatives not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion (which, for purposes of the Exchange Agreement, means Properties having an aggregate Property Value (as defined in the Exchange Agreement) of 20% or more of the aggregate Property Value of all Properties) of the assets or any equity securities of, such entity, any Partnership or any of their affiliates, other than the transactions contemplated by the Exchange Agreement (any such proposal or offer being herein referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing and take the necessary steps to inform the individual or entities referred to above of these obligations; and (iii) that it will notify the Company if any such inquiries or proposals are received by, and such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with it; provided, however that nothing in the Exchange Agreement prohibits Drever from furnishing information to or entering into discussions or negotiations with it, any person that makes an unsolicited bona fide Superior Acquisition Proposal (as defined below), if, and only to the extent that, (i) the Boards of Directors of Drever, AOF and/or AOFII determine in good faith that such action is required to comply with applicable fiduciary duties as advised by counsel, (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, Drever provides written notice to the Company to the effect that Drever, AOF and/or AOFII are furnishing information to, or entering into discussions with, such person except to the extent that the Boards of Directors of Drever, AOF and/or AOFII determine in good faith that any such action would violate such Boards' fiduciary duties, and (iii) subject to any confidentiality agreement with such person, Drever keeps the Company reasonably informed of the status of any negotiations or discussions except to the extent that the Boards of Directors of Drever, AOF and/or AOFII determine in good faith that any such action would violate such Boards' fiduciary duty or otherwise violate applicable law. A "Superior Acquisition Proposal" is defined to mean a bona fide acquisition proposal made by a third party which a majority of the members of the Boards of Directors of Drever, AOF and/or AOFII, as applicable, determines in good faith, (a) to be more favorable to the Limited Partners than the Exchange Offer, and (b) is reasonably capable of being consummated.

  Interim Conduct of Business

     The Exchange Agreement contains a covenant which provides that, prior to the Closing Date, WDOP, on the one hand and Drever, AOF and AOFII, on the other hand (i) will use their reasonable efforts to preserve intact, in all material respects, their business operations and goodwill and the business operation and goodwill of the Partnerships; (ii) will confer on a regular basis with one or more representatives of the other to report operational matters of materiality and any proposals to engage in material transactions (except as provided above); and (iii) will promptly notify the other of any material emergency or other material change in the condition, business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained in the Exchange Agreement. The Exchange Agreement also provides that prior to the Closing Date, each of Drever, AOF and AOFII as general partners of the Partnerships, will cause each of the Partnerships to (i) conduct its operations according to its usual common, regular and ordinary course; (ii) not amend its partnership agreement or other charter documents; (iii) not issue any additional partnership interests; (iv) not declare, set aside or pay any distribution or payment with respect to, or directly or indirectly redeem, purchase or otherwise acquire, any partnership interests except in the ordinary course of business; (v) not sell or otherwise dispose of any Properties or any other assets which are material; (vi) not make any loans or capital contributions to, or investments in any other person other than in the ordinary course of business; (vii) not pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business consistent with practice; (viii) not enter into any commitment which individually may result in total payments or liability by or to it in excess of $25,000 in the case of any one commitment or in excess of $100,000 for all commitments other than commitments entered into in the ordinary course of business. The Exchange Agreement also contains the agreement of Drever, AOF and AOFII that until the Closing, each of them will continue the operation of the Properties in the normal and usual manner consistent with past practice and in accordance with each Partnership's budget previously provided to the Company, and maintain all rental units and each Property in "market ready" rentable condition, and within 45 days following the end of any fiscal quarter ending prior to the Closing Date, deliver to the Company the unaudited balance sheet and related financial statements of each Partnership for such quarter. The Exchange Agreement also contains the agreements of each of the Company and WDOP that, prior to the Closing Date, each (i) will and will cause each of its affiliates to, conduct its operations according to its usual, regular and ordinary course; (ii) will not amend its articles of incorporation, bylaws, partnership agreement or other charter documents; (iii) will not (a) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing as of the date of the Exchange Agreement, issue any shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (b) amend any employment agreement with any of its present or future officers or directors, or
(c) adopt any new employee benefit plan;

(iv) will not (a) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, except that the Company may pay a dividend not to exceed $.4825 per share of Common Stock, $.5725 per share of the Company's 9.16% Series B Cumulative Redeemable Preferred Stock and $.575 per share of 9.20% Senior Preferred Stock for the second and third calendar quarters of 1997 and any other dividend or distribution necessary for the Company to maintain its ability to qualify to be taxed as a REIT under the Internal Revenue Code or (b) except in connection with the use of shares of capital stock to pay the exercise price with tax withholding in connection with stock based employee benefit plans, purchase or otherwise acquire any shares of the capital stock or partnership interests, or capital stock or partnership interests of any of its affiliates or make any commitment for any such actions; (v) will not, and will not permit any of its affiliates to, sell or otherwise dispose of any of its assets which are material individually or in the aggregate; (vi) will not and will not permit any of its respective affiliates to make any loans or capital contributions to or investments in any unaffiliated third party; (vii) will not, and will not permit any of its affiliates to, pay, discharge or satisfy any claims, liabilities or obligations other than the payment, discharge or satisfaction in the ordinary course consistent with past practice; (viii) will not, and will not permit any of its respective affiliates to, enter into any commitment which, individually or in the aggregate, may result in total payments or liabilities by or to it in excess of $1,000,000 other than in the ordinary course of business; and (ix) will not, and will not permit any of its respective affiliates to, enter into any commitment with any officer, director or affiliate of the Company, except in the ordinary course.


  Other Covenants

     The Exchange Agreement also contains certain additional covenants regarding such matters as (i) the actions to be taken by the Company and Drever to obtain the consent of the Stockholders and the Limited Partners, respectively, to the Transaction; (ii) actions to be taken by the Company and Drever in connection with filings and consents required to consummate the Transaction; (iii) inspections of records; (iv) publicity; (v) the preparation and dissemination of this Proxy Statement; (vi) the conduct of business of WDOP and the Partnerships after the Closing Date; (vii) expenses of the Transaction; (viii) third-party consents; (ix) updating of representations and warranties; (x) cooperation of the parties; and (xi) submission of a listing application to the New York Stock Exchange covering the Shares and the Redeemable Preferred Stock.

  Conditions to Closing

     The respective obligation of each party to consummate the Exchange Offer is subject to the fulfillment at or prior to the Closing Date of the following conditions: (i) the Proposal shall have been approved by the Stockholders; (ii) none of the parties thereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the Transaction; (iii) this Proxy Statement shall have been cleared by the Commission and no stop order with respect hereto shall be in effect; and (iv) all consents, authorizations, orders and approvals of any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of the Exchange Agreement shall have been obtained or made, except for filings in connection with the Exchange Offer and any other documents required to be filed after the Closing Date and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of Walden and each of the Partnerships (and their respective affiliates), taken as a whole, following the Closing Date.

     The obligation of each Limited Partner to consummate the Exchange Offer is subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by such Limited Partner: (i) WDOP and the Company shall have performed their respective agreements contained in the Exchange Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company and WDOP contained in the Exchange Agreement shall be true and correct as of the Closing Date in all material respects (except for those representations and warranties that address matters only as of a particular date and time which need only be true and correct as of such date or with respect to such period), and Drever shall have received a certificate from an executive officer of the Company dated the Closing Date certifying to such effect; (ii) the opinion of Houlihan Lokey Howard & Zukin that the aggregate exchange consideration to be received by the Limited Partners is fair, from a financial point of view, as of the Closing Date shall have been delivered to Drever; (iii) Drever shall have received an opinion of counsel to the Company and WDOP dated the Closing Date, in substantially the form required by the Exchange Agreement; and (iv) the shares of Common Stock and Redeemable Preferred Stock issuable upon the exchange of the Common Units and Preferred Units, respectively, and upon the exercise of the Warrants shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance.


     The obligation of WDOP to consummate the Exchange Offer is subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by WDOP: (i) Drever, AOF and AOFII shall have performed their respective agreements contained in the Exchange Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Drever, AOF and AOFII contained in the Exchange Agreement shall be true and correct in all material respects as of the Closing Date (except for those representations and warranties that address matters only as of a particular date and time which need only be true and correct as of such date or with respect to such period), and the Company shall have received a certificate of an executive officer of Drever dated the Closing Date certifying to such effect; (ii) Limited Partners representing 50.1% or more of the Limited Partner Interests of Apartment Opportunity Fund, L.P. and Limited Partners representing 50.1% or more of the Limited Partner Interests of Apartment Opportunity Fund II, L.P. shall have accepted the Exchange Offer; (iii) Properties representing no more than 25% of the aggregate Property Values (as defined in the Exchange Agreement) of the Properties held by Apartment Opportunity Fund, L.P. and Properties representing no more than 25% of the aggregate Property Values of the Properties held by Apartment Opportunity Fund II, L.P. shall have been excluded, pursuant to certain provisions of the Exchange Agreement, from the Properties held by the Partnerships on the Closing Date; (iv) the opinion of Merrill Lynch & Co. Incorporated addressed to the Board of Directors of the Company that the aggregate consideration payable by WDOP and the Company under the Agreements is fair, from a financial point of view, to the Stockholders, shall not have been withdrawn or materially modified; and (v) the Company shall have received an opinion of counsel to Drever, AOF, AOFII and the Limited Partners, dated the Closing Date, in substantially the form required by the Exchange Agreement.


  Termination

     The Exchange Agreement may be terminated and the Exchange Offer may be abandoned at any time prior to the Closing Date by the mutual written consent of Drever and the Company, with the prior approval of the respective Boards of Directors of Drever and the Company.

     The Exchange Agreement may be terminated and the Exchange Offer may be abandoned by either Drever or the Company if (i) the Exchange Offer is not consummated by December 31, 1997, provided that a party that has willfully and materially breached a representation, warranty or covenant of such party set forth in the Exchange Agreement shall not be entitled to exercise its right to terminate under this provision, (ii) generally, the Special Meeting shall have been held and the Proposal shall not have been approved by the Stockholders,
(iii) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Exchange Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate the Exchange Agreement pursuant to this clause shall have used its best efforts to remove such order, decree, ruling or injunction, or (iv) any of the conditions to closing shall not have been satisfied; provided, in the case of a termination pursuant to clause (i) or (iv) above, that the terminating party shall not have breached in any material respect its obligations under the Exchange Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

     The Exchange Agreement may be terminated and the Exchange Offer may be abandoned at any time prior to the Closing Date by action of the Board of Directors of Drever, AOF and AOFII if (i) in the exercise of their good faith judgment as to their fiduciary duties to the Limited Partners imposed by law, as advised by counsel, the Boards of Directors of Drever, AOF and AOFII determine that such termination is required by reason of a Superior Acquisition Proposal (as previously defined) being made, (ii) the Board of Directors of the Company withdraws, materially modifies or changes in a manner materially adverse to the Limited Partners its recommendation to the Stockholders to approve the Proposal, (iii) except with the written consent of Drever, the Board of Directors of the Company postpones the date scheduled for the Special Meeting beyond December 31, 1997 or fails to set a date for such meeting by such date,
(iv) there has been a breach by the Company or WDOP of any representation or warranty contained in the Exchange Agreement which would have or would be reasonably likely to have a Walden Material Adverse Effect (as defined in the Exchange Agreement) and which breach is not curable by December 31, 1997, or (v) there has been a material breach of any of the covenants or agreements set forth in the Exchange Agreement on the part of the Company or WDOP, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Drever to the Company.

     The Exchange Agreement may be terminated and the Exchange Offer may be abandoned at any time prior to the Closing Date by action of the Board of Directors of the Company, if (i) the Boards of Directors of Drever, AOF and/or AOFII withdraw, materially modify or change in a manner materially adverse to WDOP their recommendation to the Limited Partners to accept the Exchange Offer, other than as a result of the occurrence of an event that in the good faith judgment of the Boards of Directors of Drever, AOF and/or AOFII has or is reasonably likely to have a Walden Material Adverse Effect or (ii) there has been a material breach of any of the covenants or agreements set forth in the Exchange Agreement on the part of Drever, AOF or AOFII, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Drever, AOF or AOFII, as applicable.

     In the event of termination of the Exchange Agreement and the abandonment of the Exchange Offer, written notice thereof must be given to the other parties specifying the provisions of the Exchange Agreement pursuant to which such termination is made, and the Exchange Agreement will become null and void, and there shall be no liability on the part of the parties, or their respective directors, officers, employees, partners, shareholders, representatives, agents or advisors, except the obligations of the parties set forth below and to pay their expenses of the Transaction, and except for certain general provisions of the Exchange Agreement. Nothing will relieve any of the parties from liability for willful breach of the Exchange Agreement. If Drever, AOF and AOFII elect to terminate the Exchange Agreement because of a Superior Acquisition Proposal and, within one year from the date of such termination, Drever, AOF and/or AOFII consummates a Superior Acquisition Proposal or enters into an agreement to consummate a Superior Acquisition Proposal which is subsequently consummated, Drever, AOF and/or AOFII must pay to the Company, provided that the Company and/or WDOP was not in material breach of its obligations under the Exchange Agreement at the time of such termination, as liquidated damages and not as a penalty or forfeiture an amount equal to the least of (a) $10,000,000, (b) an amount equal to 50% of the excess of the value of the consideration received by the general partners of each Partnership and the Limited Partners pursuant to the Superior Acquisition Proposal over $642,000,000 (the "Liquidated Damages Amount"), and (c) the sum of (x) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Internal Revenue Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the Company's certified public accountants, plus (y) an amount equal to the Liquidated Damages Amount less the amount payable under clause (x) above in the event the Company receives a letter from the Company's counsel indicating that the Company has received a ruling from the Internal Revenue Service to the effect that Liquidated Damages Amount payments constitute Qualifying Income. The payments to which the Company is entitled under this provision are its sole remedy with respect to termination of the Exchange Agreement under the circumstances contemplated in this provision.

     At any time prior to the Closing Date, either the Company or Drever may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties made to such party in any document delivered, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party.

CERTAIN TERMS OF THE CONTRIBUTION AGREEMENT

     The following description does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, copies of which may be obtained from the Company at the address set forth under the caption "Incorporation of Certain Documents by Reference."

  Cash Reserves

     The Contribution Agreement provides that, on the Closing Date, a cash reserve account will be established in an amount equal to the amount of liabilities set forth on a projected balance sheet of Drever as of October 1, 1997 (the "Cash Reserve") to provide for the payment of such liabilities. Drever's cash on hand on the Closing Date will be allocated to the Cash Reserve, and if Drever has insufficient cash available to fund the Cash Reserve, the consideration payable pursuant to the Contribution Agreement on the Closing Date to the Drever Shareholders and the applicable Equity Participants will be reduced by the amount of the shortfall. The Drever Shareholders and the applicable Equity Participants will be entitled to receive, on the 120th day following the Closing Date, an amount of cash from WDOP equal to the amount they would have received if the balances in the Cash Reserve (after paying or accruing for the liabilities set forth on such projected balance sheet) were added to the consideration payable pursuant to the Contribution Agreement. Additionally, the Drever Shareholders and Assignees of a general partner of a Partnership, as to which Partnership there is a balance in the cash reserve established pursuant to the terms of the Exchange Agreement will be entitled to receive, on the 120th day following the Closing Date, an amount of cash from WDOP equal to the additional amount each of them would have received if such balance were added to the consideration to be received by the Assignees attributable to their General Partner Rights.

  Representations and Warranties

     The Contribution Agreement contains various representations and warranties of the Drever Shareholders on the one hand, and WDOP and the Company on the other. The representations and warranties of the Drever Shareholders relate to, among other things (i) the existence, good standing and compliance with law of Drever and each of its subsidiaries (collectively, the "Acquired Companies"),
(ii) the authorization, validity and effect of the Contribution Agreement, (iii) the absence of conflicts with, violations of and defaults under the charter and bylaws of each of the Acquired Companies and certain other agreements and documents, (iv) the financial statements of the Acquired Companies, (v) the capitalization of Drever, (vi) litigation, (vii) the absence of certain changes and events, (viii) taxes, (ix) books and records, (x) brokers or investment bankers involved in the Transaction, (xi) insurance, (xii) accounts receivable of the Acquired Companies (xiii) employee benefits of the Acquired Companies,
(xiv) contracts of the Acquired Companies, (xv) employees of the Acquired Companies, (xvi) labor unions, and (xvii) relationships with related persons. The representations and warranties of the Company and WDOP in the Contribution Agreement mirror the representations and warranties of each of them in the Exchange Agreement.

  Interim Conduct of Business

     The Contribution Agreement contains covenants concerning the interim conduct of business by the Acquired Companies, on the one hand, and the Company and WDOP, on the other, during the period from the date of the Contribution Agreement to the Closing Date, which are substantially similar to the comparable covenants contained in the Exchange Agreement.

  Certain Additional Covenants

     The Contribution Agreement contains certain additional covenants which are substantially similar to those set forth in the Exchange Agreement.

  Conditions to Closing

     The respective obligations of each party to consummate the transactions contemplated by the Contribution Agreement are subject to substantially the same conditions as those set forth in the Exchange Agreement, and the additional condition that the Exchange Offer shall have been consummated in accordance with the terms of the Exchange Agreement.

  Termination

     The Contribution Agreement may be terminated and the transactions contemplated thereby may be abandoned on substantially the same terms and conditions as set forth in the Exchange Agreement.

  Indemnification

     The Contribution Agreement provides that Maxwell B. Drever ("Mr. Drever") will indemnify and hold harmless WDOP, the Company, the Acquired Companies, the Partnerships and their respective representatives, stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with certain outstanding litigation of Drever, all liabilities of Drever set forth on a balance sheet of Drever prepared as of the Closing Date (whether or not then payable) and the transactions contemplated by the Contribution Agreement. The obligations of Mr. Drever under this provision are secured by a pledge of the Common Units and Preferred Units received by Mr. Drever and the Equity Participants as consideration under the Contribution Agreement (and any and all shares of Common Stock and Preferred Stock and Warrants acquired by Mr. Drever as a result of exchanging the Units or exercising the Warrants), pursuant to the terms and subject to the conditions of a Pledge Agreement (herein so called). The Pledge Agreement, which by its terms will terminate and the liens granted thereby will be released, on the second anniversary of the Closing Date, provides that in the event Damages are incurred by an Indemnified Person for which such Indemnified Person is entitled to be indemnified pursuant to the terms of the Contribution Agreement ("Covered Damages"), Mr. Drever may provide the Company and WDOP with written instructions to (i) release their lien on that number of Common Units and shares of Common Stock held by Walden and WDOP as collateral which shall be sufficient in amount to pay the Covered Damages (the "Released Collateral"), and
(ii) deliver the Released Collateral to the Indemnified Persons named in such instructions. Upon receipt of such instructions, WDOP and the Company shall release their lien on the Released Collateral and deliver the Released Collateral to the Indemnified Persons named in such instructions (the date of delivery of such Released Collateral being hereinafter referred to as the "Release Date"). For purposes of this provision, the Common Units and the shares of Common Stock shall be valued at the average of the closing sales prices of the Common Stock on the New York Stock Exchange for the five business days immediately preceding the Release Date. The Common Units and shares of Common Stock released pursuant to this provision will be released on a pro rata basis among Mr. Drever and the Equity Participants according to the percentages set forth on a schedule attached to the Pledge Agreement. If the value of the Released Collateral exceeds the amount of the Covered Damages, the excess shall be returned to Mr. Drever and the Equity Participants pro rata in cash.

THE WDOP PARTNERSHIP AGREEMENT

     Effective as of the Closing Date, each Limited Partner who has accepted the Exchange Offer and will receive Units pursuant thereto (collectively, the "Class B Limited Partners"), shall be admitted as a limited partner of WDOP and shall enter into the WDOP Partnership Agreement. Prior to the exchange of the Common Units for shares of Common Stock, the Class B Limited Partners holding Common Units will be entitled to receive quarterly distributions per Common Unit in an amount equal to (i) the number of shares of Common Stock for which such Common Unit is then exchangeable (which, as of the Closing Date, shall be one, subject to adjustment under certain circumstances) multiplied by (ii) the dividend then payable by the Company on a share of Common Stock. Prior to the exchange of the Preferred Units for shares of Redeemable Preferred Stock and Warrants, the Class B Limited Partners holding Preferred Units will be entitled to receive quarterly distributions per Preferred Unit equal to $0.5625, provided that following the issuance of any shares of Redeemable Preferred Stock, holders of Preferred Units will be entitled to receive distributions in an amount per Preferred Unit equal to the dividend then payable on the shares of Redeemable Preferred Stock (currently expected to be no more than $0.5625 per share). If WDOP does not make all or any portion of such quarterly distributions to such holders of the Units, such unpaid amount shall bear interest at a rate equal to the prime rate (as calculated pursuant to the terms of the WDOP Partnership Agreement) plus 8% per annum. Pursuant to the terms of the WDOP Partnership Agreement, WDOP, at the time of the exchange of Units, must pay the accrued and unpaid distributions to the holders of such Units in cash.

     The Company, which is the sole general partner of WDOP, may not be removed as general partner by the limited partners of WDOP with or without cause. As the sole general partner, the Company will have full authority to conduct the business of WDOP, provided that without the consent of Class B Limited Partners holding two-thirds of the partnership interests in WDOP then held by such partners, the general partner may not dissolve WDOP prior to the tenth anniversary of the Closing Date, file for bankruptcy or sell or otherwise transfer any of the Properties prior to the third anniversary of the Closing Date. Pursuant to the provisions of the WDOP Partnership Agreement, WDOP shall establish a special committee (the "Special Committee") on the Closing Date. The Special Committee will continue in effect until such time as the Percentage Interest (as defined in the WDOP Partnership Agreement) of the Class B Limited Partners is reduced below 33.33%. The Special Committee will consist of four individuals, not fewer than two of whom will consist of members appointed by the Class B Limited Partners. The purpose of the Special Committee is to approve transactions between WDOP and affiliated entities.

     The WDOP Partnership Agreement provides that, at any time, and from time to time, from and after the first anniversary of the Closing Date, each Class B Limited Partner holding Common Units will have the right to exchange with the Company each Common Unit for one share of Common Stock and each Class B Limited Partner holding Preferred Units will have the right to exchange with the Company each Preferred Unit for one share of Redeemable Preferred Stock and 3 1/3 Warrants. The number of shares of Common Stock and Redeemable Preferred Stock issuable upon exchange of the Units is subject to adjustment to give effect to certain events affecting the Common Stock and the Redeemable Preferred Stock, including dividends or distributions on Common Stock or Redeemable Preferred Stock payable in Common Stock or Redeemable Preferred Stock, respectively; subdivisions, combinations or certain reclassifications of the Common Stock or Redeemable Preferred Stock; and distributions to persons of evidences of indebtedness or assets or options, subscription rights or warrants (excluding those issued to employees, independent contractors or directors of the Company or its affiliates pursuant to any existing or future employee stock benefit, stock option, stock purchase or stock bonus plan or any existing stockholder pursuant to the Company's dividend reinvestment and stock purchase plan). If the Company is a party to a consolidation or merger, or transfers all or substantially all of its assets, the right to exchange Units for shares of Common Stock and Redeemable Preferred Stock will become a right to exchange such Units for securities, cash or other assets of the Company or another person.

REGISTRATION RIGHTS AGREEMENT

     The Exchange Agreement provides that, on the Closing Date, the Company and the general partners of the Partnerships on behalf of the Limited Partners and the Drever Shareholders, will enter into a registration rights agreement (the "Registration Rights Agreement"), relating to the shares of Common Stock and Redeemable Preferred Stock and the Warrants acquired upon the exchange of the Units (collectively, the "Registrable Securities"). The Registration Rights Agreement requires the Company to cause to be filed a registration statement relating to the issuance of the Registrable Securities to the Class B Limited Partners as soon as practicable during the period commencing two weeks prior to the first date upon which the Units may be exchanged (or such other date as may be required under the applicable provisions of the federal securities laws). In addition, the Registration Rights Agreement permits the requisite percentage of holders of such Registrable Securities at the time of demand, at any time after one and one-half years after the Closing Date, until the earlier of (i) the three and one-half year anniversary of the Closing Date or (ii) the date on which all of the Registrable Securities have been eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended, to require the Company to file with the Commission a registration statement to register public resales of such Registrable Securities and, under certain circumstances, to require the Company to include such Registrable Securities in a registration statement otherwise filed by the Company.

FURTHER DESCRIPTION OF THE CONSIDERATION

     The Agreements contemplate that the Company will issue up to 2,000,000 Preferred Units as part of the Consideration. Each Preferred Unit will be exchangeable for one share of Redeemable Preferred Stock and 3 1/3 Warrants, each of which is exercisable for one-third of one share of Common Stock at $26.875 per share.

  The Redeemable Preferred Stock

     The Redeemable Preferred Stock will, with respect to dividend rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to the Common Stock, all Excess Stock (as defined in the Company's Articles of Incorporation), with certain limited exceptions, and to all other equity securities of the Company, except those the terms of which specifically provide that such securities rank senior to or on a parity with the Redeemable Preferred Stock; (ii) on a parity with the Company's 9.16% Series B Convertible Redeemable Preferred Stock (the "Series B Preferred Stock") and all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Redeemable Preferred Stock; and (iii) junior to the Company's 9.20% Senior Preferred Stock and all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Redeemable Preferred Stock. The rights of the holders of Redeemable Preferred Stock will be subordinate to those of the Company's general creditors.

     Holders of Redeemable Preferred Stock will be entitled to receive out of assets of the Company legally available for payment, when and as declared by the Board, cash dividends at the rate of $2.25 per annum per share. Dividends on shares of Redeemable Preferred Stock will accrue and be cumulative from the date of issuance of the Redeemable Preferred Stock. Dividends will be payable quarterly in arrears in March, June, September and December of each year.

     Shares of Redeemable Preferred Stock may be redeemed, in whole or from time to time in part, at any time after January 1, 2008, at the option of the Company at the price of $25.00 per share, plus all accrued and unpaid dividends thereon. Shares of Redeemable Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued Preferred Stock of the Company. In the event that fewer than all of the outstanding shares of Redeemable Preferred Stock are redeemed, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Company or by any other method as may be determined by the Company in its sole discretion to be equitable.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, subject to the prior preferences and other rights of any series of capital stock of the Company ranking senior to the Redeemable Preferred Stock, but before any payment is made to the holders of any capital stock of the Company ranking junior to the Redeemable Preferred Stock, the holders of Redeemable Preferred Stock will be entitled to receive out of assets of the Company legally available for distribution to stockholders, liquidating distributions in the amount of $25.00 per share, plus an amount equal to all dividends accrued and unpaid. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Redeemable Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Redeemable Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities of the Company ranking on a parity with the Redeemable Preferred Stock, including the Series B Convertible Redeemable Preferred Stock, in the distribution of assets, then the holders of the Redeemable Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     Except in certain limited circumstances when dividends on the Redeemable Preferred Stock have been in arrears for six or more quarterly periods, or except as required by applicable law, holders of the Redeemable Preferred Stock will not be entitled to vote for any purpose.

  The Warrants

     Each Warrant is exercisable, at any time beginning on the first anniversary of the Closing Date and ending on December 31, 2007, for one-third of one share of Common Stock at $26.875 per share, subject to adjustment in the event of certain events such as stock dividends, stock splits, reverse stock splits, reclassifications and the issuance by the Company of certain types of securities or certain distributions by the Company. Although they will be initially issued in conjunction with shares of Redeemable Preferred Stock, the Warrants will be separately transferable upon receipt by the Class B Limited Partners. Prior to the exercise of the Warrants to purchase shares of Common Stock, holders of Warrants will not have any rights of holders of Common Stock, including the right to receive payments of dividends, if any, on Common Stock, or to exercise any applicable right to vote.

     The Company will have the obligation to repurchase all outstanding Warrants upon the occurrence of certain events, such as the consolidation or merger of the Company with another entity (in certain circumstances) or the sale of all or substantially all of the assets of the Company (in certain circumstances).

     The foregoing descriptions of the Redeemable Preferred Stock and the Warrants do not purport to be complete. Copies of the Articles Supplementary relating to the Redeemable Preferred Stock and the Series B Warrant Agreement relating to the Warrants may be obtained from the Company at the address set forth herein under the caption "Incorporation of Certain Documents by Reference."

                      WALDEN RESIDENTIAL PROPERTIES, INC.
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The following unaudited pro forma combined financial statements include (i) the historical results of the Company, which should be read in conjunction with the combined financial statements of the Company and its "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in this Proxy Statement (see "Incorporation of Certain Documents by Reference"), and (ii) the combined financial statements of Drever and its affiliates (collectively, the "Drever Group"), which consist of Drever, four majority owned subsidiaries (including Drever McIntosh, Inc.), two affiliated corporations (AOF and AOF II), one affiliated entity and the 18 Partnerships, which should be read in conjunction with the combined financial statements of Drever and its affiliates included elsewhere in this Proxy Statement. The acquisition of the Drever Group is being recorded in accordance with the purchase method of accounting pursuant to Accounting Standards Board Opinion No. 16. It is assumed the combined entity, consisting of the Company and the Drever Group, qualifies as a REIT with a taxable management company subsidiary. It is also assumed that the combined entities will have no federal income tax liability for the periods presented. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the Company's financial position or results of operations would have been had the Transaction occurred on the pro forma dates. Such financial statements also do not purport to represent the future financial position or results of operations of the Company.


     The Company has, indirectly, offered to acquire 100% of the Drever Group and 100% of the limited partners' interest in each of the Partnerships so that it wholly owns the Drever Group and each of the Partnerships' properties. However, in order to be obligated to consummate the Transaction, the Company must, among other things, acquire, at a minimum, 100% of the Drever Group, which will include its 1% general partner interest in each of the Partnerships, and a 50.01% interest in each of Apartment Opportunity Fund, L.P. and Apartment Opportunity Fund II, L.P. (the "AOF Partnerships"). As a result, the accompanying pro forma balance sheets and statements of income are being presented to reflect the 100% and minimum alternatives. Because each of the limited partners in the Partnerships will have the opportunity to exchange or hold their interests, the percentage ownership, if any, the Company will acquire from the limited partners in each of the Partnerships cannot be determined precisely at this time. As a result, a third alternative has also been presented as an example to reflect a pro forma balance sheet and statement of income as if the Company acquires 100% of the Drever Group and 75% of the interests in the Partnerships.

     The total consideration for the Transaction, assuming 100% of the Drever Group is acquired, will consist of approximately $85 million in cash and $295 million of Units which are exchangeable, on or after the first anniversary of their issuance, into 10,322,580 shares of Common Stock, 2,000,000 shares of Redeemable Preferred Stock and 6,666,667 Warrants, each of which is exercisable for one-third of one share of Common Stock at $26.875 per share. The purchase is being recorded based upon the cash and fair value of consideration to be given in the Transaction. The estimated fair values assigned to the Units are based upon the market price of the Common Stock ($23.75), the Company's 9.20% Senior Preferred Stock ($25.00) and the Company's Series A Warrants ($1.25) for five days prior and subsequent to the public announcement of the Transaction. No assurance can be given that the market price of the Common Units, Preferred Units and the Warrants is or will be equal to such assigned values. The combined pro forma adjustments are based on certain estimates and currently available information. Such adjustments could change as additional information becomes available, as estimates are refined or as additional events occur. However, management does not expect any changes in the purchase price or the allocation of such purchase price to be significant except for adjustments related to the limited partner interests acquired in the Partnerships.


     The unaudited pro forma condensed combined statement of income of the Company for the year ended December 31, 1996 is based upon the audited statements of income of the Company and the Drever Group for the year ended December 31, 1996, adjusted to reflect as of January 1, 1996: (i) the purchase by the Company of 24 properties for $232.4 million, including the value of 44,379 convertible equity securities, (ii) the sale by the Company of three properties, (iii) the issuance by the Company of 1.8 million shares of Series A and Series B Convertible Redeemable Preferred Stock having net proceeds of $43.5 million, (iv) the issuance by the Company of 2,917,650 shares of Common Stock having net proceeds of $61.1 million, (v) the issuance by the Company of 4.0 million shares of 9.20% Senior Preferred Stock, including the Series A Warrants having net proceeds of $95.3 million, (vi) the additional borrowings by the Company required to complete the purchase of 24 properties, and (vii) the effects of accounting for the purchase of the Drever Group.



     The unaudited pro forma condensed combined statement of income of the Company for the six months ended June 30, 1997 is based upon the unaudited statements of operations of the Company and the Drever Group for the six months ended June 30, 1997, adjusted to reflect as of January 1, 1997: (i) the purchase by the Company of eight properties for $53.4 million, including the value of 44,379 convertible equity securities, (ii) the additional borrowings by the Company required to complete the purchase of eight properties, and (iii) the effects of accounting for the purchase of the Drever Group.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
            ASSUMING PURCHASE OF 100% INTERESTS IN THE PARTNERSHIPS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                              THE COMPANY                                                COMBINED
                                                ---------------------------------------        THE         PRO FORMA      ENTITY
                                                               PRO FORMA                  DREVER GROUP    TRANSACTION      PRO
                                                HISTORICAL   ADJUSTMENTS(A)   PRO FORMA   HISTORICAL(B)   ADJUSTMENTS     FORMA
                                                ----------   --------------   ---------   -------------   -----------    --------
REVENUES
  Rental income...............................   $64,587         $3,034        $67,621       $54,635        $   (90)(c)  $122,166
  Other property income.......................     2,605            109          2,714         1,633             (1)(c)     4,346
  Interest income.............................       849           (311)           538           229             --           767
  Other income (expense)......................        --             --             --          (200)           538(g)        338
                                                 -------         ------        -------       -------        -------      --------
        Total revenues........................    68,041          2,832         70,873        56,297            447       127,617
                                                 -------         ------        -------       -------        -------      --------
EXPENSES(k)
  Property operating and maintenance..........    22,013          1,005         23,018        20,048            (55)(c)    43,011
  Real estate taxes...........................     6,561            346          6,907         5,780             --        12,687
  General and administrative..................     3,394             --          3,394         4,209             --         7,603
  Interest....................................    10,121            665         10,786        11,060          3,120(c,d)   24,966
  Financing costs and amortization............       411             --            411           430           (430)(e)       411
  Depreciation................................    13,121            528         13,649        11,278            792(c,f)   25,719
                                                 -------         ------        -------       -------        -------      --------
        Total expenses........................    55,621          2,544         58,165        52,805          3,427       114,397
                                                 -------         ------        -------       -------        -------      --------
Operating income..............................    12,420            288         12,708         3,492         (2,980)       13,220
Gain (loss) on disposition of real property...        --             --             --          (170)           170(c)         --
                                                 -------         ------        -------       -------        -------      --------
Income before income taxes and preferred
  distributions...............................    12,420            288         12,708         3,322         (2,810)       13,220
Income taxes..................................        --             --             --          (322)           322(h)         --
Preferred distributions.......................    (7,419)            --         (7,419)           --         (2,250)(i)    (9,669)
                                                 -------         ------        -------       -------        -------      --------
Net income available to common stockholders...   $ 5,001         $  288        $ 5,289       $ 3,000        $(4,738)     $  3,551
                                                 =======         ======        =======       =======        =======      ========
Net income available to common stockholders
  per share...................................   $  0.29                       $  0.30                                   $   0.13
                                                 =======                       =======                                   ========
Distributions per share of common stock.......   $ 0.965                       $ 0.965                                   $  0.965
                                                 =======                       =======                                   ========
Weighted average shares of common stock
  outstanding.................................    17,346             45         17,391                       10,323(j)     27,714
                                                 =======         ======        =======                      =======      ========

                            See accompanying notes.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
            ASSUMING PURCHASE OF 100% INTERESTS IN THE PARTNERSHIPS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                              THE COMPANY
                                                ---------------------------------------        THE         PRO FORMA    COMBINED
                                                               PRO FORMA                  DREVER GROUP    TRANSACTION    ENTITY
                                                HISTORICAL   ADJUSTMENTS(A)   PRO FORMA   HISTORICAL(B)   ADJUSTMENTS   PRO FORMA
                                                ----------   --------------   ---------   -------------   -----------   ---------
REVENUES
  Rental income...............................   $105,602       $ 27,974      $133,576       $107,344       $  (498)(c) $240,422
  Other property income.......................      3,873            876         4,749          3,259           (16)(c)    7,992
  Construction revenues.......................         --             --            --            919            --          919
  Interest income.............................      1,433           (349)        1,084            620            --        1,704
  Other income (expense)......................        263             --           263         (1,092)        2,628(g)     1,799
                                                 --------       --------      --------       --------       -------     --------
        Total revenues........................    111,171         28,501       139,672        111,050         2,114      252,836
                                                 --------       --------      --------       --------       -------     --------
EXPENSES (k)
  Property operating and maintenance..........     37,521         10,028        47,549         40,682          (310)(c)   87,921
  Real estate taxes...........................     10,039          2,794        12,833         11,486           (33)(c)   24,286
  Construction cost of sales..................         --             --            --            891            --          891
  General and administrative..................      5,124             --         5,124          9,343            --       14,467
  Interest....................................     20,573            857        21,430         22,909         6,050 (c,d   50,389
  Financing costs and amortization............        916            (94)          822            888          (888)(e)      822
  Depreciation................................     19,810          7,488        27,298         22,888         1,253 (c,f   51,439
                                                 --------       --------      --------       --------       -------     --------
        Total expenses........................     93,983         21,073       115,056        109,087         6,072      230,215
                                                 --------       --------      --------       --------       -------     --------
Operating income..............................     17,188          7,428        24,616          1,963        (3,958)      22,621
Gain on disposition of real property..........      1,934             --         1,934             --            --        1,934
                                                 --------       --------      --------       --------       -------     --------
Income before extraordinary items, income
  taxes and preferred distributions...........     19,122          7,428        26,550          1,963        (3,958)      24,555
Income taxes..................................         --             --            --           (647)          647(h)        --
Preferred distributions.......................     (4,092)       (10,909)      (15,001)            --        (4,500)(i)  (19,501)
                                                 --------       --------      --------       --------       -------     --------
Net income available to common stockholders,
  before extraordinary items..................   $ 15,030       $ (3,481)     $ 11,549       $  1,316       $(7,811)    $  5,054
                                                 ========       ========      ========       ========       =======     ========
Net income available to common stockholders
  per share, before extraordinary items.......   $   1.02                     $   0.68                                  $   0.18
                                                 ========                     ========                                  ========
Distributions per share of common stock.......   $   1.86                     $   1.86                                  $   1.86
                                                 ========                     ========                                  ========
Weighted average shares of common stock
  outstanding.................................     14,720          2,365        17,085                       10,323(j)    27,408
                                                 ========       ========      ========                      =======     ========

                            See accompanying notes.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENTS OF INCOME
            ASSUMING PURCHASE OF 100% INTERESTS IN THE PARTNERSHIPS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                  (IN THOUSANDS, EXCEPT PROPERTY INFORMATION)


     (a) The pro forma adjustments for the six months ended June 30, 1997, reflect as of January 1, 1997: (i) the operations of eight apartment properties acquired by the Company in 1997, and (ii) the reduction in interest income and increase in interest expense related to the acquisitions by the Company.



     The pro forma adjustments for the year ended December 31, 1996, reflect as of January 1 1996: (i) the operations of 24 apartment properties acquired by the Company in 1996 and 1997, (ii) the sale by the Company of three apartment properties, (iii) the issuance by the Company of 1,800 shares of Series A and Series B Convertible Redeemable Preferred Stock, (iv) the issuance by the Company of 2,918 shares of Common Stock, (v) the issuance by the Company of 4,000 shares of Senior Preferred Stock, and (vi) the reduction in interest income and increase in interest expense related to the acquisitions by the Company.


     (b) Represents the condensed combined statement of operations of the Drever Group included elsewhere in this Proxy Statement.

     (c) Represents the elimination of the operations of One Stanford Court, a 72 unit apartment property sold by Drever in April 1997.

     (d) Represents interest expense on $90,500 to be borrowed under the Company's variable rate credit facility to complete the Transaction. The weighted average interest rate was 6.96% and 6.83% for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively.

     (e) Represents an adjustment to the amortization of deferred financing costs associated with the Partnerships' mortgage indebtedness, which will be eliminated in connection with the acquisition of the Drever Group.

     (f) Represents an adjustment to depreciation of real estate owned as a result of recording the real estate assets of the Drever Group at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have an estimated weighted average useful life of approximately 24 years. Buildings acquired in the Transaction are being depreciated over 25 years and other depreciable assets over 5, 10 or 15 years depending on the useful life of the related asset.

     Calculation of the fair value of depreciable real estate assets at June 30, 1997:


Purchase price (see pro forma condensed combined balance
  sheet note (b))........................................  $ 681,260
Less: Purchase price allocated to land...................   (102,189)
                                                           ---------
Pro forma basis of the Drever Group's depreciable real
  estate assets recorded at fair value...................  $ 579,071
                                                           =========

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      STATEMENTS OF INCOME -- (CONTINUED)
            ASSUMING PURCHASE OF 100% INTERESTS IN THE PARTNERSHIPS

     Calculation of depreciation of real estate owned for the six months ended June 30, 1997 and the year ended December 31, 1996 are as follows:


                                               SIX MONTHS ENDED      YEAR ENDED
                                                JUNE 30, 1997     DECEMBER 31, 1996
                                               ----------------   -----------------
Depreciation expense based upon an estimated
  weighted average useful life of
  approximately 24 years.....................      $ 12,070           $ 24,141
Less: Historical depreciation of the Drever
  Group......................................       (11,278)           (22,888)
                                                   --------           --------
Pro forma adjustment.........................      $    792           $  1,253
                                                   ========           ========


     (g) Represents the elimination of Drever McIntosh, which will be sold prior to closing the Transaction.

     (h) Represents the elimination of the Drever Group's provision for income taxes since the combined entity will operate as a REIT for Federal income tax purposes and, therefore, will not be subject to Federal income taxes.

     (i) Represents the preferred distributions on the Preferred Units which will be issued in connection with the Transaction (see note (b) of the pro forma condensed combined balance sheet).

     (j) Represents the 10,323 Common Convertible Equity Securities which will be issued in connection with the Transaction and which are exchangeable for one share of Common Stock (see note (b) of the pro forma condensed combined balance sheet).

     (k) Although not presented as pro forma adjustments because they do not meet the criteria for such presentation, management anticipates that the combination of the Company and the Drever Group will create property operational savings, as well as significant administrative cost savings, of approximately $5,000 in the first full year of operations.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
          ASSUMING THE PURCHASE OF 100% INTERESTS IN THE PARTNERSHIPS
                                 JUNE 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                      THE           PRO FORMA        COMBINED
                                                  THE COMPANY    DREVER GROUP      TRANSACTION        ENTITY
                                                  HISTORICAL     HISTORICAL(A)    ADJUSTMENTS(B)    PRO FORMA
                                                  -----------    -------------    --------------    ----------
ASSETS
  Real estate assets -- net.....................   $697,502         $426,872        $ 254,388(c)    $1,378,762
  Other assets..................................     11,167            8,440           (3,317)(d)       16,290
  Cash and cash equivalents.....................      5,818           11,318           (1,913)(d)       15,223
  Restricted cash...............................      8,640            2,537               --           11,177
                                                   --------         --------        ---------       ----------
          Total assets..........................   $723,127         $449,167        $ 249,158       $1,421,452
                                                   ========         ========        =========       ==========

LIABILITIES
  Mortgage notes payable........................   $257,252         $287,266        $      --       $  544,518
  Credit facility...............................     29,350               --           90,500(e)       119,850
  Other liabilities.............................     18,984           23,863           (6,798)(d)       36,049
                                                   --------         --------        ---------       ----------
          Total liabilities.....................    305,586          311,129           83,702          700,417
                                                   --------         --------        ---------       ----------

STOCKHOLDERS' EQUITY
  Common convertible equity securities..........      1,049               --          245,161(f)       246,210
  Preferred convertible equity securities.......     14,887               --           58,333(f)        73,220
  Common stock..................................        177               --               --              177
  Preferred stock...............................         58               --               --               58
  Additional paid in capital....................    451,517               --               --          451,517
  Partners'/stockholders' equity................         --          138,038         (138,038)(f)           --
  Notes receivable from Company officers........     (5,263)              --               --           (5,263)
  Deferred compensation on restricted stock.....     (2,463)              --               --           (2,463)
  Distributions in excess of net income.........    (42,421)              --               --          (42,421)
                                                   --------         --------        ---------       ----------
          Total stockholders' equity............    417,541          138,038          165,456          721,035
                                                   --------         --------        ---------       ----------
          Total liabilities and stockholders'
            equity..............................   $723,127         $449,167        $ 249,158       $1,421,452
                                                   ========         ========        =========       ==========



                            See accompanying notes.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
          ASSUMING THE PURCHASE OF 100% INTERESTS IN THE PARTNERSHIPS
                                 JUNE 30, 1997
           (IN THOUSANDS, EXCEPT PROPERTY AND PER SHARE INFORMATION)


     (a) Represents the condensed combined balance sheet of the Drever Group included elsewhere in this Proxy Statement.


     (b) Represents adjustments to record the acquisition of the Drever Group in accordance with purchase accounting at the maximum price (100% acceptance by the limited partners in the Partnerships) of $681,260, assuming a market value of $23.75 per Common Unit, which is exchangeable for one share of Common Stock ("Common Convertible Equity Securities"), and a market value of $29.17 per Preferred Unit exchangeable for one share of Redeemable Preferred Stock and 3 1/3 Warrants, each of which is exercisable for one-third of one share of Common Stock at $26.875 per share ("Preferred Convertible Equity Securities"), as follows:

Issuance of 10,323 Common Convertible Equity Securities.....  $245,161
Issuance of 2,000 Preferred Convertible Equity Securities...    58,333
Cash consideration to the Drever Group......................    85,000
Assumption of the Partnerships' mortgage indebtedness
  (approximates fair value).................................   287,266
Transaction costs...........................................     5,500
                                                              --------
Purchase price -- real estate assets........................  $681,260
                                                              ========

     The following is a calculation of the estimated fees and other expenses related to the Transaction:


Advisory fees (fairness opinion)............................  $1,400
Legal and accounting fees...................................   1,200
Loan transfer fees and costs................................   2,000
Due diligence...............................................     600
Other.......................................................     300
                                                              ------
Transaction costs...........................................  $5,500
                                                              ======



     (c) The increase of $254,388 in the book value of the Drever Group's real estate assets is based upon the purchase price adjusted to eliminate the historical basis and related accumulated depreciation as follows:



Purchase price (see note (b))...............................  $681,260
Less: Historical basis of the Drever Group's real estate
  assets....................................................  (536,521)
Plus: Historical accumulated depreciation of the Drever
  Group's real estate assets................................   109,649
                                                              --------
Pro forma real estate assets adjustment.....................  $254,388
                                                              ========

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                CONDENSED COMBINED BALANCE SHEET -- (CONTINUED)
          ASSUMING THE PURCHASE OF 100% INTERESTS IN THE PARTNERSHIPS


     (d) Represents the excess cash in the cash reserves necessary to provide payment of certain liabilities of the Drever Group per the exchange and contribution agreement.



                                                        THE                         THE
                                                       DREVER                     DREVER
                                                       GROUP                       GROUP
                                                     HISTORICAL   ADJUSTMENTS    PRO FORMA
                                                     ----------   -----------    ---------
Other assets assumed...............................   $  8,440      $(3,317)(i)  $  5,123
Cash and cash equivalents..........................     11,318           --        11,318
Restricted cash....................................      2,537           --         2,537
Other liabilities assumed..........................    (23,863)       6,798(ii)   (17,065)
                                                                                 --------
Pro forma cash adjustment..........................                              $  1,913
                                                                                 ========


---------------

           (i) To adjust the historical basis of the Drever Group's other assets to eliminate deferred financing costs, deferred tax asset and the other assets of Drever McIntosh which will be eliminated in connection with the acquisition of the Drever Group.

           (ii) To adjust the federal income taxes and investor notes payable, which will be eliminated in connection with the acquisition of the Drever Group.

     (e) Represents borrowings under Walden's unsecured credit facility as follows:

Cash consideration to the Drever Group.....................  $85,000
Transaction costs..........................................    5,500
                                                             -------
Pro forma credit facility adjustment.......................  $90,500
                                                             =======

     (f) To reflect the issuance of 10,323 Common Convertible Equity Securities at a price of $23.75 per security and 2,000 Preferred Convertible Equity Securities at a price of $29.17 per security (see note (b)), and to eliminate partners'/stockholders' equity of the Drever Group.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
             ASSUMING PURCHASE OF 75% INTERESTS IN THE PARTNERSHIPS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                THE COMPANY
                                  ---------------------------------------        THE         PRO FORMA      COMBINED
                                                 PRO FORMA                  DREVER GROUP    TRANSACTION      ENTITY
                                  HISTORICAL   ADJUSTMENTS(A)   PRO FORMA   HISTORICAL(B)   ADJUSTMENTS     PRO FORMA
                                  ----------   --------------   ---------   -------------   -----------     ---------
REVENUES
  Rental income.................   $64,587         $3,034        $67,621       $54,635        $   (90)(c)   $122,166
  Other property income.........     2,605            109          2,714         1,633             (1)(c)      4,346
  Interest income...............       849           (311)           538           229             --            767
  Other income (expense)........        --             --             --          (200)         1,706(g)       1,506
                                   -------         ------        -------       -------        -------       --------
        Total revenues..........    68,041          2,832         70,873        56,297          1,615        128,785
                                   -------         ------        -------       -------        -------       --------
EXPENSES(1)
  Property operating and
    maintenance.................    22,013          1,005         23,018        20,048            (55)(c)     43,011
  Real estate taxes.............     6,561            346          6,907         5,780             --         12,687
  General and administrative....     3,394             --          3,394         4,209             --          7,603
  Interest......................    10,121            665         10,786        11,060          2,394(c,d)    24,240
  Financing costs and
    amortization................       411             --            411           430            (11)(e)        830
  Depreciation..................    13,121            528         13,649        11,278            508(c,f)    25,435
                                   -------         ------        -------       -------        -------       --------
        Total expenses..........    55,621          2,544         58,165        52,805          2,836        113,806
                                   -------         ------        -------       -------        -------       --------
Operating income................    12,420            288         12,708         3,492         (1,221)        14,979
Gain (loss) on disposition of
  real property.................        --             --             --          (170)           170(c)          --
                                   -------         ------        -------       -------        -------       --------
Income before minority interest,
  income taxes and preferred
  distributions.................    12,420            288         12,708         3,322         (1,051)        14,979
Minority interest...............        --             --             --            --         (1,923)(h)     (1,923)
Income taxes....................        --             --             --          (322)           322(i)          --
Preferred distributions.........    (7,419)            --         (7,419)           --         (1,731)(j)     (9,150)
                                   -------         ------        -------       -------        -------       --------
Net income available to common
  stockholders..................   $ 5,001         $  288        $ 5,289       $ 3,000        $(4,383)      $  3,906
                                   =======         ======        =======       =======        =======       ========
Net income available to common
  stockholders per share........   $  0.29                       $  0.30                                    $   0.15
                                   =======                       =======                                    ========
Distributions per share of
  common stock..................   $ 0.965                       $ 0.965                                    $  0.965
                                   =======                       =======                                    ========
Weighted average shares of
  common stock outstanding......    17,346             45         17,391                        7,941(k)      25,332
                                   =======         ======        =======                      =======       ========

                            See accompanying notes.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
             ASSUMING PURCHASE OF 75% INTERESTS IN THE PARTNERSHIPS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                   THE COMPANY
                                     ---------------------------------------        THE         PRO FORMA       COMBINED
                                                    PRO FORMA                  DREVER GROUP    TRANSACTION       ENTITY
                                     HISTORICAL   ADJUSTMENTS(A)   PRO FORMA   HISTORICAL(B)   ADJUSTMENTS      PRO FORMA
                                     ----------   --------------   ---------   -------------   -----------      ---------
REVENUES
  Rental income....................   $105,602       $ 27,974      $133,576       $107,344       $  (498)(c)    $240,422
  Other property income............      3,873            876         4,749          3,259           (16)(c)       7,992
  Construction revenues............         --             --            --            919            --             919
  Interest income..................      1,433           (349)        1,084            620            --           1,704
  Other income (expense)...........        263             --           263         (1,092)        4,800(g)        3,971
                                      --------       --------      --------       --------       -------        --------
        Total revenues.............    111,171         28,501       139,672        111,050         4,286         255,008
                                      --------       --------      --------       --------       -------        --------
EXPENSES(l)
  Property operating and
    maintenance....................     37,521         10,028        47,549         40,682          (310)(c)      87,921
  Real estate taxes................     10,039          2,794        12,833         11,486           (33)(c)      24,286
  Construction cost of sales.......         --             --            --            891            --             891
  General and administrative.......      5,124             --         5,124          9,343            --          14,467
  Interest.........................     20,573            857        21,430         22,909         4,624(c,d)     48,963
  Financing costs and
    amortization...................        916            (94)          822            888           (43)(e)       1,667
  Depreciation.....................     19,810          7,488        27,298         22,888           753(c,f)     50,939
                                      --------       --------      --------       --------       -------        --------
        Total expenses.............     93,983         21,073       115,056        109,087         4,991         229,134
                                      --------       --------      --------       --------       -------        --------
Operating income...................     17,188          7,428        24,616          1,963          (705)         25,874
Gain on disposition of real
  property.........................      1,934             --         1,934             --            --           1,934
                                      --------       --------      --------       --------       -------        --------
Income before extraordinary items,
  minority interest, income taxes
  and preferred distributions......     19,122          7,428        26,550          1,963          (705)         27,808
Minority interest..................         --             --            --             --        (2,956)(h)      (2,956)
Income taxes.......................         --             --            --           (647)          647(i)           --
Preferred distributions............     (4,092)       (10,909)      (15,001)            --        (3,462)(j)     (18,463)
                                      --------       --------      --------       --------       -------        --------
Net income available to common
  stockholders, before
  extraordinary items..............   $ 15,030       $ (3,481)     $ 11,549       $  1,316       $(6,476)       $  6,389
                                      ========       ========      ========       ========       =======        ========
Net income available to common
  stockholders per share, before
  extraordinary items..............   $   1.02                     $   0.68                                     $   0.26
                                      ========                     ========                                     ========
Distributions per share of common
  stock............................   $   1.86                     $   1.86                                     $   1.86
                                      ========                     ========                                     ========
Weighted average shares of common
  stock outstanding................     14,720          2,365        17,085                        7,941(k)       25,026
                                      ========       ========      ========                      =======        ========

                            See accompanying notes.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENTS OF INCOME
             ASSUMING PURCHASE OF 75% INTERESTS IN THE PARTNERSHIPS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                  (IN THOUSANDS, EXCEPT PROPERTY INFORMATION)


     (a) The pro forma adjustments for the six months ended June 30, 1997, reflect as of January 1, 1997: (i) the operations of eight apartment properties acquired by the Company in 1997, and (ii) the reduction in interest income and increase in interest expense related to the acquisitions by the Company.



     The pro forma adjustments for the year ended December 31, 1996, reflect as of January 1 1996: (i) the operations of 24 apartment properties acquired by the Company in 1996 and 1997, (ii) the sale by the Company of three apartment properties, (iii) the issuance by the Company of 1,800 shares of Series A and Series B Convertible Redeemable Preferred Stock, (iv) the issuance by the Company of 2,918 shares of Common Stock, (v) the issuance by the Company of 4,000 shares of Senior Preferred Stock, and (vi) the reduction in interest income and increase in interest expense related to the acquisitions by the Company.


     (b) Represents the condensed combined statement of operations of the Drever Group included elsewhere in this Proxy Statement.

     (c) Represents the elimination of the operations of One Stanford Court, a 72 unit apartment property sold by Drever in April 1997.

     (d) Represents interest expense on $69,622 to be borrowed under the Company's variable rate credit facility to complete the Transaction. The weighted average interest rate was 6.96% and 6.83% for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively.

     (e) Represents a reduction of 75% to the amortization of deferred financing costs associated with the Partnerships' mortgage indebtedness, which will be eliminated in connection with the acquisition of the Drever Group. Adjustment also includes amortization of the costs of management contracts capitalized as part of the purchase (and amortized over a ten year period).

     (f) Represents an adjustment to depreciation of real estate owned as a result of recording of the real estate assets of the Drever Group at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have an estimated weighted average useful life of approximately 22 years. Buildings acquired in the Transaction are being depreciated over 25 years and other depreciable assets over 5, 10 or 15 years depending on the useful life of the related asset.

     Calculation of the fair value at June 30, 1997, of the 75% of depreciable real estate assets acquired by the Company and the carryover historical cost basis of the remaining 25% of depreciable real estate assets:


Purchase price (see pro forma condensed combined balance
  sheet note (b)).........................................  $619,039
Less: Purchase price allocated to land....................   (93,468)
                                                            --------
Pro forma basis of the 75% of depreciable real estate
  assets acquired by the Company at fair value and the
  remaining 25% at carryover historical cost basis........  $525,571
                                                            ========

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      STATEMENTS OF INCOME -- (CONTINUED)
             ASSUMING PURCHASE OF 75% INTERESTS IN THE PARTNERSHIPS

     Calculation of depreciation of real estate owned for the six months ended June 30, 1997 and the year ended December 31, 1996 are as follows:


                                              SIX MONTHS ENDED       YEAR ENDED
                                               JUNE 30, 1997      DECEMBER 31, 1996
                                              ----------------    -----------------
Depreciation expense based upon an estimated
  weighted average useful life of
  approximately 22 years....................      $ 11,786            $ 23,641
Less: Historical depreciation of the
  Drever Group..............................       (11,278)            (22,888)
                                                  --------            --------
Pro forma adjustment........................      $    508            $    753
                                                  ========            ========


     (g) Represents adjustments for the following:

Elimination of Drever McIntosh, which will
  be sold prior to closing the
  Transaction...............................      $   538              $ 2,628
Management fee income on the 25% interests
  in the Partnerships not acquired..........        1,168                2,172
                                                  -------              -------
                                                  $ 1,706              $ 4,800
                                                  =======              =======

     (h) Represents the net income for the 25% interests in the Partnerships not acquired by the Company.

     (i) Represents the elimination of the Drever Group's provision for income taxes since the combined entity will operate as a REIT for Federal income tax purposes and, therefore, will not be subject to Federal income taxes.

     (j) Represents the preferred distributions on the Preferred Units which will be issued in connection with the Transaction. (See note (b) of the pro forma condensed combined balance sheet.)

     (k) Represents the 7,941 Common Convertible Equity Securities which will be issued in connection with the Transaction and which are exchangeable for one share of Common Stock. (See note (b) of the pro forma condensed combined balance sheet.)

     (l) Although not presented as pro forma adjustments because they do not meet the criteria for such presentation, management anticipates that the combination of the Company and the Drever Group will create property operational savings, as well as significant administrative cost savings, of approximately $5,000 in the first full year of operations.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
           ASSUMING THE PURCHASE OF 75% INTERESTS IN THE PARTNERSHIPS
                                 JUNE 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                  THE             PRO FORMA          COMBINED
                                            THE COMPANY      DREVER GROUP        TRANSACTION          ENTITY
                                            HISTORICAL       HISTORICAL(A)      ADJUSTMENTS(B)      PRO FORMA
                                            -----------      -------------      --------------      ----------
ASSETS
  Real estate assets -- net...............   $697,502           $426,872          $ 192,167(c)      $1,316,541
  Other assets............................     11,167              8,440              3,748(d)          23,355
  Cash and cash equivalents...............      5,818             11,318             (1,913)(e)         15,223
  Restricted cash.........................      8,640              2,537                 --             11,177
                                             --------           --------          ---------         ----------
          Total assets....................   $723,127           $449,167          $ 194,002         $1,366,296
                                             ========           ========          =========         ==========
LIABILITIES
  Mortgage notes payable..................   $257,252           $287,266          $      --         $  544,518
  Credit facility.........................     29,350                 --             69,622(f)          98,972
  Other liabilities.......................     18,984             23,863             (6,798)(e)         36,049
                                             --------           --------          ---------         ----------
          Total liabilities...............    305,586            311,129             62,824            679,539
                                             --------           --------          ---------         ----------
MINORITY INTEREST.........................         --                 --             35,737(b)          35,737
                                             --------           --------          ---------         ----------
STOCKHOLDERS' EQUITY
  Common convertible equity securities....      1,049                 --            188,603(g)         189,652
  Preferred convertible equity
     securities...........................     14,887                 --             44,876(g)          59,763
  Common stock............................        177                 --                 --                177
  Preferred stock.........................         58                 --                 --                 58
  Additional paid in capital..............    451,517                 --                 --            451,517
  Partners'/stockholders' equity..........         --            138,038           (138,038)(g)             --
  Notes receivable from Company
     officers.............................     (5,263)                --                 --             (5,263)
  Deferred compensation on restricted
     stock................................     (2,463)                --                 --             (2,463)
  Distributions in excess of net income...    (42,421)                --                 --            (42,421)
                                             --------           --------          ---------         ----------
          Total stockholders' equity......    417,541            138,038             95,441            651,020
                                             --------           --------          ---------         ----------
          Total liabilities and
            stockholders'
            equity........................   $723,127           $449,167          $ 194,002         $1,366,296
                                             ========           ========          =========         ==========


                            See accompanying notes.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
           ASSUMING THE PURCHASE OF 75% INTERESTS IN THE PARTNERSHIPS
                                 JUNE 30, 1997
           (IN THOUSANDS, EXCEPT PROPERTY AND PER SHARE INFORMATION)

     (a) Represents the condensed combined balance sheet of the Drever Group included elsewhere in this Proxy Statement.

     (b) Represents adjustments to record the acquisition of the Drever Group in accordance with purchase accounting assuming the purchase of 75% of the interests in the Partnerships and 100% of Drever Partners, AOF and AOF II, assuming a market value of $23.75 per Common Unit, which is exchangeable for one share of Common Stock ("Common Convertible Equity Securities"), and a market value of $29.17 per Preferred Unit exchangeable for one share of Redeemable Preferred Stock and 3 1/3 Warrants, each of which is exercisable for one-third of one share of Common Stock at $26.875 per share ("Preferred Convertible Equity Securities"), as follows:

Issuance of 7,941 Common Convertible Equity Securities....  $188,603
Issuance of 1,539 Preferred Convertible Equity
  Securities..............................................    44,876
Cash consideration to the Drever Group....................    64,122
Assumption of the Partnerships' mortgage indebtedness
  (approximates fair value)...............................   287,266
Transaction costs.........................................     5,500
                                                            --------
Cost of acquisition.......................................   590,367
Minority interest in Partnerships -- carryover historical
  cost basis..............................................    35,737
                                                            --------
Total purchase price and carryover historical cost
  basis...................................................   626,104
Less: Minority interest portion related to deferred
  financing
  costs...................................................      (835)
Less: Fair value attributable to the Drever Group's
  management contracts....................................    (6,230)*
                                                            --------
Purchase price and carryover historical cost basis -- real
  estate assets...........................................  $619,039
                                                            ========

---------------

* Represents fair value of management contracts on the 25% interests in the Partnerships not acquired which are accounted for as other assets (see note
  (d) below).

     The following is a calculation of the estimated fees and other expenses related to the Transaction:

Advisory fees (fairness opinion)............................  $1,400
Legal and accounting fees...................................   1,200
Loan transfer fees and costs................................   2,000
Due diligence...............................................     600
Other.......................................................     300
                                                              ------
                                                              $5,500
                                                              ======

     (c) Increase of $192,167 in the book value of the Drever Group's real estate assets is based upon the purchase price adjusted to eliminate the historical basis and related historical accumulated depreciation as follows:

Purchase price and carryover historical basis (see note
  (b))..................................................   $ 619,039
Less: Historical cost basis of the Drever Group's real
  estate assets.........................................    (536,521)
Plus: Historical accumulated depreciation of the Drever
  Group's real estate assets............................     109,649
                                                           ---------
Pro forma real estate assets adjustment.................   $ 192,167
                                                           =========

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                CONDENSED COMBINED BALANCE SHEET -- (CONTINUED)
           ASSUMING THE PURCHASE OF 75% INTERESTS IN THE PARTNERSHIPS

     (d) To adjust the historical cost basis of the Drever Group's other assets to eliminate:

Deferred financing costs..................................   $(3,339)
Deferred tax asset........................................      (174)
Investment in Drever McIntosh.............................       196
                                                             -------
                                                              (3,317)
Add back 25% of deferred financing costs accounted for as
  minority interest.......................................       835
To record the basis in management contracts for the 25%
  interests in the Partnerships not acquired by the
  Company.................................................     6,230
                                                             -------
Pro forma other assets adjustment.........................   $ 3,748
                                                             =======

     (e) Represents the excess cash in the cash reserves necessary to provide payment of certain liabilities of the Drever Group.


                                               THE                          THE
                                           DREVER GROUP                 DREVER GROUP
                                            HISTORICAL    ADJUSTMENTS    PRO FORMA
                                           ------------   -----------   ------------
Other assets assumed.....................    $ 8,440        $(3,317)(i)   $ 5,123
Cash and cash equivalents................     11,318             --        11,318
Restricted cash..........................      2,537             --         2,537
Other liabilities assumed................    (23,863)         6,798(ii)   (17,065)
                                                                          -------
Pro forma cash adjustment................                                 $ 1,913
                                                                          =======


---------------

           (i) To adjust the historical basis of the Drever Group's other assets to eliminate 75% of the deferred financing costs and 100% of the deferred tax asset and the other assets of Drever McIntosh which will be eliminated in connection with the acquisition of the Drever Group.

           (ii) To adjust the federal income taxes and investor notes payable which will be eliminated in connection with the acquisition of the Drever Group.

     (f) Represents borrowings under the Company's unsecured credit facility as follows:

Cash consideration to Drever partners......................  $64,122
Transaction costs..........................................    5,500
                                                             -------
Pro forma credit facility adjustment.......................  $69,622
                                                             =======

     (g) To reflect the issuance of 7,941 Common Convertible Equity Securities at a price of $23.75 per security and 1,539 Preferred Convertible Equity Securities at a price of $29.17 per security (see note (b)) and to eliminate partners'/stockholders' equity of the Drever Group.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
        ASSUMING THE PURCHASE OF 50.1% INTERESTS IN THE AOF PARTNERSHIPS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                              THE DREVER GROUP
                                                         ---------------------------
                                              THE                        OPERATIONS    DREVER PARTNERS    PRO FORMA     COMBINED
                                            COMPANY                          NOT           AND AOF       TRANSACTION     ENTITY
                                          PRO FORMA(A)   HISTORICAL(B)   ACQUIRED(C)   PARTNERSHIPS(D)   ADJUSTMENTS    PRO FORMA
                                          ------------   -------------   -----------   ---------------   -----------    ---------
REVENUES
  Rental income.........................    $67,621         $54,635       $(23,164)        $31,471       $        --     $99,092
  Other property income.................      2,714           1,633           (674)            959                --       3,673
  Interest income.......................        538             229            (63)            166                --         704
  Other income (expense)................         --            (200)            --            (200)            3,894(e)    3,694
                                            -------         -------       --------         -------       -----------     -------
        Total revenues..................     70,873          56,297        (23,901)         32,396             3,894     107,163
                                            -------         -------       --------         -------       -----------     -------
EXPENSES(m)
  Property operating and maintenance....     23,018          20,048         (9,011)         11,037                --      34,055
  Real estate taxes.....................      6,907           5,780         (2,585)          3,195                --      10,102
  General and administrative............      3,394           4,209             --           4,209                --       7,603
  Interest..............................     10,786          11,060         (5,415)          5,645             1,237(f)   17,668
  Financing costs and amortization......        411             430           (222)            208               878(g)    1,497
  Depreciation..........................     13,649          11,278         (4,687)          6,591               315(h)   20,555
                                            -------         -------       --------         -------       -----------     -------
        Total expenses..................     58,165          52,805        (21,920)         30,885             2,430      91,480
                                            -------         -------       --------         -------       -----------     -------
Operating income........................     12,708           3,492         (1,981)          1,511             1,464      15,683
Gain (loss) on disposition of real
  property..............................         --            (170)           170              --                --          --
                                            -------         -------       --------         -------       -----------     -------
Income before minority interest, income
  taxes and preferred distributions.....     12,708           3,322         (1,811)          1,511             1,464      15,683
Minority interest.......................         --              --             --              --            (2,871)(i)  (2,871)
Income taxes............................         --            (322)            --            (322)              322(j)       --
Preferred distributions.................     (7,419)             --             --              --              (884)(k)  (8,303)
                                            -------         -------       --------         -------       -----------     -------
Net income available to common
  stockholders..........................    $ 5,289         $ 3,000       $ (1,811)        $ 1,189       $    (1,969)    $ 4,509
                                            =======         =======       ========         =======       ===========     =======
Net income available to common
  stockholders
  per share.............................    $  0.30                                                                      $  0.21
                                            =======                                                                      =======
Distributions per share of common
  stock.................................    $ 0.965                                                                      $ 0.965
                                            =======                                                                      =======
Weighted average shares of common stock
  outstanding...........................     17,391                                                            4,054(l)   21,445
                                            =======                                                      ===========     =======

                            See accompanying notes.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
        ASSUMING THE PURCHASE OF 50.1% INTERESTS IN THE AOF PARTNERSHIPS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                              THE DREVER GROUP
                                                        ----------------------------
                                             THE                         OPERATIONS    DREVER PARTNERS    PRO FORMA     COMBINED
                                           COMPANY                          NOT            AND AOF       TRANSACTION     ENTITY
                                         PRO FORMA(A)   HISTORICAL(B)   ACQUIRED(C)    PARTNERSHIPS(D)   ADJUSTMENTS   PRO FORMA
                                         ------------   -------------   ------------   ---------------   -----------   ----------
REVENUES
  Rental income........................    $133,576       $107,344        $(45,614)       $ 61,730         $    --      $195,306
  Other property income................       4,749          3,259          (1,363)          1,896              --         6,645
  Construction revenues................          --            919              --             919              --           919
  Interest income (expense)............       1,084            620            (154)            466              --         1,550
  Other income.........................         263         (1,092)             --          (1,092)          8,787(e)      7,958
                                           --------       --------        --------        --------         -------      --------
        Total revenues.................     139,672        111,050         (47,131)         63,919           8,787       212,378
                                           --------       --------        --------        --------         -------      --------
EXPENSES (m)
  Property operating and maintenance...      47,549         40,682         (18,182)         22,500              --        70,049
  Real estate taxes....................      12,833         11,486          (5,142)          6,344              --        19,177
  Construction cost of sales...........          --            891              --             891              --           891
  General and administrative...........       5,124          9,343              --           9,343              --        14,467
  Interest.............................      21,430         22,909         (11,384)         11,525           2,427(f)     35,382
  Financing costs and amortization.....         822            888            (401)            487           1,720(g)      3,029
  Depreciation.........................      27,298         22,888          (9,388)         13,500             470(h)     41,268
                                           --------       --------        --------        --------         -------      --------
        Total expenses.................     115,056        109,087         (44,497)         64,590           4,617       184,263
                                           --------       --------        --------        --------         -------      --------
Operating income (loss)................      24,616          1,963          (2,634)           (671)          4,170        28,115
Gain on disposition of real property...       1,934             --              --              --              --         1,934
                                           --------       --------        --------        --------         -------      --------
Income (loss) before extraordinary
  items, minority interest, income
  taxes and preferred distributions....      26,550          1,963          (2,634)           (671)          4,170        30,049
Minority interest......................          --             --              --              --          (4,626)(i)    (4,626)
Income taxes...........................          --           (647)             --            (647)            647(j)         --
Preferred distributions................     (15,001)            --              --              --          (1,767)(k)   (16,768)
                                           --------       --------        --------        --------         -------      --------
Net income (loss) available to common
  stockholders, before extraordinary
  items................................    $ 11,549       $  1,316        $ (2,634)       $ (1,318)        $(1,576)     $  8,655
                                           ========       ========        ========        ========         =======      ========
Net income available to common
  stockholders per share, before
  extraordinary items..................    $   0.68                                                                     $   0.41
                                           --------                                                                     --------
Distributions per share of common
  stock................................    $   1.86                                                                     $   1.86
                                           ========                                                                     ========
Weighted average shares of common stock
  outstanding..........................      17,085                                                          4,054(l)     21,139
                                           ========                                                        =======      ========

                            See accompanying notes.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENTS OF INCOME
          ASSUMING PURCHASE OF 50.1% INTERESTS IN THE AOF PARTNERSHIPS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                  (IN THOUSANDS, EXCEPT PROPERTY INFORMATION)

     (a) Represents the Company's pro forma statement of income (historical plus pro forma adjustments) for the respective period. See note (a) of the notes to the unaudited pro forma condensed combined statement of income assuming purchase of 100% interests in the Partnerships for the respective period included in this Proxy Statement for an explanation of the pro forma adjustments.

     (b) Represents the condensed combined statement of operations of the Drever Group included elsewhere in this Proxy Statement.

     (c) Represents the elimination of the operations of 16 of the Partnerships not acquired by the Company and the operations of One Stanford Court, a 72 unit property sold by Drever in April 1997.


     (d) Represents the remaining operations of the Drever Group acquired by the Company, including the 49.9% minority interest in the AOF Partnerships.


     (e) Represents an adjustment to record the following:

                                              SIX MONTHS ENDED       YEAR ENDED
                                               JUNE 30, 1997      DECEMBER 31, 1996
                                              ----------------    -----------------
Elimination of Drever McIntosh, which will
  be sold prior to closing the
  Transaction...............................       $  538              $2,628
Management fee income on the 16 Partnerships
  and 49.9% interests in the AOF
  Partnerships not acquired by the
  Company...................................        3,357               6,169
General partners' 1% interest in the 16
  Partnerships' operations not acquired by
  the Company...............................           (1)                (10)
                                                  -------             -------
Pro forma other income adjustment...........       $3,894              $8,787
                                                  =======             =======

     (f) Represents interest expense on $35,541 to be borrowed under the Company's variable rate credit facility to complete the Transaction. The weighted average interest rate was 6.96% and 6.83% for the six months ended June 30, 1997 and for the year ended December 31, 1996, respectively.


     (g) Represents a reduction of 50.1% to the amortization of deferred financing costs associated with the AOF Partnerships' mortgage indebtedness, which will be eliminated in connection with the purchase ($(104) and $(244) for the 1997 and 1996 periods, respectively). Adjustment also includes amortization of the costs of management contracts capitalized as part of the purchase (and amortized over a ten year period) ($982 and $1,964 for the 1997 and 1996 periods, respectively).


     (h) Represents an adjustment to depreciation of real estate owned as a result of recording 50.1% of the real estate assets of the AOF Partnerships at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have an estimated weighted average useful life of approximately 21 years. Buildings acquired in the Transaction are being depreciated over 25 years and other depreciable assets over 5, 10 or 15 years depending on the useful life of the related asset.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      STATEMENTS OF INCOME -- (CONTINUED)
          ASSUMING PURCHASE OF 50.1% INTERESTS IN THE AOF PARTNERSHIPS

     Calculation of the fair value at June 30, 1997, of the 50.1% of depreciable real estate assets acquired by the Company and the carryover historical cost basis of the remaining 49.9% of depreciable real estate assets:


Purchase price (see pro forma condensed combined balance
  sheet note(d))..........................................  $345,802
Less: Purchase price allocated to land....................   (53,191)
                                                            --------
Pro forma basis of the 50.1% of depreciable real estate
  assets acquired by the Company at fair value and the
  remaining 49.9% at carryover historical cost basis......  $292,611
                                                            ========


     Calculation of depreciation of real estate owned for the six months ended June 30, 1997 and the year ended December 31, 1996 are as follows:


                                              SIX MONTHS ENDED       YEAR ENDED
                                               JUNE 30, 1997      DECEMBER 31, 1996
                                              ----------------    -----------------
Depreciation expense based upon an estimated
  weighted average useful life of
  approximately 21 years....................      $ 6,906             $ 13,970
Less: Historical depreciation of the Drever
  Group.....................................       (6,591)             (13,500)
                                                  -------             --------
Pro forma depreciation adjustment...........      $   315             $    470
                                                  =======             ========


     (i) Represents the 49.9% minority interest in the AOF Partnerships not acquired by the Company.

     (j) Represents the elimination of the Drever Group's provision for income taxes since the combined entity will operate as a REIT for Federal income tax purposes and, therefore, will not be subject to Federal income taxes.

     (k) Represents the preferred distributions on the Preferred Units which will be issued in connection with the Transaction (see note (d) of the pro forma condensed combined balance sheet).

     (l) Represents the 4,054 Common Convertible Equity Securities which will be issued in connection with the Transaction and which are exchangeable for one share of Common Stock (see note (d) of the pro forma condensed combined balance sheet.)

     (m) Although not presented as pro forma adjustments because they do not meet the criteria for such presentation, management anticipates that the combination of the Company and the Drever Group will create property operational savings, as well as significant administrative cost savings, of approximately $5,000 in the first full year of operations.

                      WALDEN RESIDENTIAL PROPERTIES, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
          ASSUMING PURCHASE OF 50.1% INTERESTS IN THE AOF PARTNERSHIPS
                                 JUNE 30, 1997
                                  (UNAUDITED)

                                 (IN THOUSANDS)



                                                          THE DREVER GROUP
                                                     ---------------------------       DREVER
                                           THE                       OPERATIONS       PARTNERS         PRO FORMA        COMBINED
                                         COMPANY                         NOT           AND AOF        TRANSACTION        ENTITY
                                        HISTORICAL   HISTORICAL(A)   ACQUIRED(B)   PARTNERSHIPS(C)   ADJUSTMENTS(D)    PRO FORMA
                                        ----------   -------------   -----------   ---------------   --------------    ----------
ASSETS
Real estate assets -- net.............   $697,502      $426,872       $(154,780)      $272,092         $  73,710(e)    $1,043,304
Other assets..........................     11,167         8,440          (2,354)         6,086            20,146(f)        37,399
Cash and cash equivalents.............      5,818        11,318          (3,432)         7,886            (2,450)(g)       11,254
Restricted cash.......................      8,640         2,537          (2,481)            56                --            8,696
                                         --------      --------       ---------       --------         ---------       ----------
        Total assets..................   $723,127      $449,167       $(163,047)      $286,120         $  91,406       $1,100,653
                                         ========      ========       =========       ========         =========       ==========

LIABILITIES

Mortgage notes payable................   $257,252      $287,266       $(135,335)      $151,931         $      --       $  409,183
Credit facility.......................     29,350            --              --             --            35,541(h)        64,891
Other liabilities.....................     18,984        23,863         (13,191)        10,672              (461)(g)       29,195
                                         --------      --------       ---------       --------         ---------       ----------
        Total liabilities.............    305,586       311,129        (148,526)       162,603            35,080          503,269
                                         --------      --------       ---------       --------         ---------       ----------
MINORITY INTEREST.....................         --            --              --             --            60,653(d)        60,653
                                         --------      --------       ---------       --------         ---------       ----------
STOCKHOLDERS' EQUITY
  Common convertible equity
    securities........................      1,049            --              --             --            96,280(i)        97,329
  Preferred convertible equity
    securities........................     14,887            --              --             --            22,910(i)        37,797
  Common stock........................        177            --              --             --                --              177
  Preferred stock.....................         58            --              --             --                --               58
  Additional paid in capital..........    451,517            --              --             --                --          451,517
  Partners'/stockholders' equity......         --       138,038         (14,521)       123,517          (123,517)(i)           --
  Notes receivable from Company
    officers..........................     (5,263)           --              --             --                --           (5,263)
  Deferred compensation on restricted
    stock.............................     (2,463)           --              --             --                --           (2,463)
  Distributions in excess of net
    income............................    (42,421)           --              --             --                --          (42,421)
                                         --------      --------       ---------       --------         ---------       ----------
        Total stockholders' equity....    417,541       138,038         (14,521)       123,517            (4,327)         536,731
                                         --------      --------       ---------       --------         ---------       ----------
        Total liabilities and
          stockholders' equity........   $723,127      $449,167       $(163,047)      $286,120         $  91,406       $1,100,653
                                         ========      ========       =========       ========         =========       ==========


                            See accompanying notes.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                             COMBINED BALANCE SHEET
          ASSUMING PURCHASE OF 50.1% INTERESTS IN THE AOF PARTNERSHIPS
                                 JUNE 30, 1997
           (IN THOUSANDS, EXCEPT PROPERTY AND PER SHARE INFORMATION)

     (a) Represents the condensed combined balance sheet of the Drever Group included elsewhere in this Proxy Statement.

     (b) Represents an elimination for the 16 Partnerships not acquired by the Company.

     (c) Represents the net assets of the Drever Partners acquired by the Company and the 50.1% interests in the AOF Partnerships.

     (d) Represents adjustments to record the acquisition in accordance with purchase accounting assuming the purchase of 50.1% of the interests in the AOF Partnerships and 100% of Drever Partners, assuming a market value of $23.75 per Common Unit, which is exchangeable for one share of Common Stock ("Common Convertible Equity Securities"), and assuming a market value of $29.17 per Preferred Unit exchangeable for one share of Redeemable Preferred Stock and 3 1/3 Warrants, each of which is exercisable for one-third of one share of Common Stock at $26.875 per share ("Preferred Convertible Equity Securities"), as follows:

Issuance of 4,054 Common Convertible Equity Securities....  $ 96,280
Issuance of 785 Preferred Convertible Equity Securities...    22,910
Cash consideration to the Drever Partners and AOF
  Partnerships............................................    30,041
Assumption of the AOF Partnerships' mortgage indebtedness
  (approximates fair value)...............................   151,931
Transaction costs.........................................     5,500
                                                            --------
Cost of acquisition.......................................   306,662
Minority interest in AOF Partnerships -- carryover
  historical cost basis...................................    60,653
                                                            --------
Total purchase price and carryover historical cost
  basis...................................................   367,315
Less: Fair value attributable to the Drever Group's
  management contracts....................................   (19,642)*
Less: Fair value of general partner interests acquired by
  the Company.............................................    (1,178)
Less: Minority interest portion related to deferred
  financing
  costs...................................................      (693)
                                                            --------
Purchase price and carryover historical cost basis -- real
  estate assets...........................................  $345,802
                                                            ========

---------------

* Represents fair value of management contracts on the 16 Partnerships and 49.9% interests in the AOF Partnerships not acquired by the Company which are accounted for as other assets (see note (f) below).

     The following is a calculation of the estimated fees and other expenses related to the Transaction:

Advisory fees (fairness opinion)............................  $1,400
Legal and accounting fees...................................   1,200
Loan transfer fees and costs................................   2,000
Due diligence...............................................     600
Other.......................................................     300
                                                              ------
Transaction costs...........................................  $5,500
                                                              ======

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     COMBINED BALANCE SHEET -- (CONTINUED)
          ASSUMING PURCHASE OF 50.1% INTERESTS IN THE AOF PARTNERSHIPS

     (e) Increase of $73,710 in the book value of the AOF Partnerships' real estate based upon the Company's purchase price adjusted to eliminate the historical basis and related historical accumulated depreciation as follows:

Purchase price and carryover historical cost basis
  (see note (d)).........................................  $ 345,802
Less: Historical cost basis of the AOF Partnerships' real
  estate assets..........................................   (319,626)
Plus: Historical accumulated depreciation of the AOF
  Partnerships' real estate assets.......................     47,534
                                                           ---------
Pro forma real estate asset adjustment...................  $  73,710
                                                           =========

     (f) To adjust the historical cost basis of the AOF Partnerships' other assets to eliminate:


Deferred financing costs...................................  $(1,389)
Deferred tax asset.........................................     (174)
Investment in Drever McIntosh..............................      196
                                                             -------
                                                              (1,367)
Add back 49.9% of financing costs not acquired.............      693
To record the basis in management contracts for the 16
  Partnerships and 49.9% interests in the AOF Partnerships
  not acquired by the Company..............................   19,642
To record the general partner interests acquired by the
  Company..................................................    1,178
                                                             -------
Pro forma other asset adjustment...........................  $20,146
                                                             =======


     (g) Represents the excess cash in the cash reserves necessary to provide payment of certain liabilities of Drever Partners and the AOF Partnerships.


                                            DREVER PARTNERS                  DREVER PARTNERS
                                                  AND                              AND
                                            AOF PARTNERSHIPS                 AOF PARTNERSHIPS
                                               HISTORICAL      ADJUSTMENTS      PRO FORMA
                                            ----------------   -----------   ----------------
Other assets assumed......................      $  6,086         $(1,367)(i)     $ 4,719
Cash and cash equivalents.................         7,886              --           7,886
Restricted cash...........................            56              --              56
Other liabilities assumed.................       (10,672)            461(ii)     (10,211)
                                                                                 -------
Pro forma cash adjustment.................                                       $ 2,450
                                                                                 =======


---------------

           (i) To adjust the historical basis of the Drever Partners' and the AOF Partnerships' other assets to eliminate 50.1% of the deferred financing costs and 100% of the deferred tax asset and other assets of Drever McIntosh which will be eliminated in connection with the Transaction.

           (ii) To adjust the federal income taxes payable which will be eliminated in connection with the purchase.

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     COMBINED BALANCE SHEET -- (CONTINUED)
          ASSUMING PURCHASE OF 50.1% INTERESTS IN THE AOF PARTNERSHIPS

     (h) Represents borrowings under the Company's unsecured credit facility as follows:

Cash consideration to the Drever Partners and the AOF
  Partnerships.............................................  $30,041
Transaction costs..........................................    5,500
                                                             -------
Pro forma credit facility adjustment.......................  $35,541
                                                             =======


     (i) To reflect the issuance of 4,054 Common Convertible Equity Securities at a price of $23.75 per security and 785 Preferred Convertible Equity Securities at a price of $29.17 per security (see note (d)) and to adjust partners'/stockholders' equity of the Drever Partners and AOF Partnerships.

                            THE OPTION PLAN PROPOSAL

GENERAL


     The Company adopted the Option Plan in connection with its initial public offering to retain and attract and provide incentives to directors, officers and other key employees of the Company. Currently, the Option Plan authorizes the issuance of a number of shares thereunder, as of any given time, equal to 10% of the number of shares of Common Stock outstanding at such time. As of June 30, 1997, there were 17,714,017 shares of Common Stock issued and outstanding and, therefore, as of such date, the Option Plan authorized the issuance of up to shares of Common Stock. As of June 30, 1997, a total of 1,549,875 options were outstanding under the Option Plan. Accordingly, as of such date, there remain only 221,527 shares of Common Stock available for issuance under the Option Plan. A critical element to the success of the combination of the Company and Drever is the retention of senior management of Drever. In order to induce senior management to enter into long-term employment agreements with the Company, the Company needs to be able to offer stock options to Drever's senior management. The Company anticipates offering options to acquire up to 700,000 shares of Common Stock of the Company to the top 15 members of Drever management. The Board believes the ability to offer options of senior management of Drever is essential to being able to consummate the acquisition of the Drever portfolio and, therefore, strongly urges the stockholders to approve the Option Proposal.



     At a meeting on August 7, 1997, the Board unanimously voted to amend the Option Plan (subject to the approval of the Stockholders) to provide that the aggregate number of shares of Common Stock reserved for issuance at any time thereunder shall be equal to 10% of the number of shares of Common Stock outstanding at such time, plus the number of shares of Common Stock into which any debt or equity securities of the Company or its affiliates outstanding at the time of calculation (other than options issued under the Option Plan) are exchangeable or convertible (the "Underlying Securities"). By adding the Underlying Securities issuable pursuant to the Transaction, assuming full acceptance of the Exchange Offer, to the number of shares of Common Stock issuable under the Option Plan at any time, the Option Plan Proposal would increase the number of shares of Common Stock issuable on June 30, 1997, on a pro forma basis as if the Transaction were fully consummated as of such date, to 3,223,646 shares.


OVERVIEW OF OPTION PLAN

     The Option Plan is administered by the Compensation Committee of the Board of Directors (the "Plan Committee"). The Plan Committee generally has the authority, within limitations set forth in the Option Plan, to establish rules and regulations concerning the Option Plan, to determine the persons to whom stock options ("Options") may be granted, the number of shares of Common Stock to be covered by each Option and the terms and provisions of the Options to be granted. The Plan Committee has the right to cancel any outstanding Options and to issue new Options on such terms and upon such conditions as may be consented to by the affected Option holders.

     Pursuant to the Option Plan, executive officers, directors and key employees of the Company may be offered the opportunity to acquire shares of Common Stock through the grant of Options, including non-qualified options and incentive stock options (the "ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In connection with the Option Plan Proposal, the number of shares of Common Stock issuable pursuant to ISOs granted under the Option Plan will be increased from 1,000,000 shares to 1,500,000 shares.

     The number of shares of Common Stock which may be granted under the Option Plan or for which any outstanding Options are exercisable will be subject to customary anti-dilution provisions. The maximum term of any Option granted pursuant to the Option Plan is ten years. Shares of Common Stock subject to Options granted under the Option Plan which expire, terminate or are canceled without having been exercised in full become available again for Option grants. In addition, the Plan Committee may include in any Option granted under the Option Plan a "reload feature" pursuant to which, at the time the Option is granted, the Option holder shall automatically be granted a new Option to purchase a number of shares of Common Stock equal to the number of shares of Common Stock used by the Option holder to pay the Option exercise price on the original Option.

     The Option Plan provides that the exercise price of an Option (other than Options granted to the independent directors) will be fixed by the Plan Committee on the date of grant; however, the exercise price of an ISO must be not less than the fair market value of a share of Common Stock on the date of the grant. The exercise price of an ISO granted to any participant who owns shares of Common Stock possessing more than 10% of the total combined voting power and value of all classes of stock of the Company or any of its subsidiaries shall not be less than 110% of the fair market value of the shares of Common Stock on the date of grant. Any ISOs granted to such participants also must expire within five years from the date of grant. Additionally, Options granted under the Option Plan will not be ISOs to the extent that the aggregate fair market value of the shares of Common Stock with respect to which ISOs under the Option Plan (or under any other plan maintained by the Company or a subsidiary thereof) first become exercisable in any year exceeds $100,000. No Options shall be granted under the Option Plan on or after the tenth anniversary of the Option Plan's effective date.

     The Options become exercisable at such time as the Plan Committee shall determine. Options are nontransferable and non-assignable; provided, however, that the estate of a deceased holder can exercise Options. Options generally are exercisable by the holder thereof subject to terms fixed by the Plan Committee. Options are exercisable immediately upon the termination of the holder's employment by the Company for any reason other than (i) disability (as defined in the Option Plan), (ii) death or (iii) cause (as defined in the Option Plan), to the extent otherwise exercisable on the date of such termination, for a period of three months after the date of such termination. In the event of termination resulting from death or disability, such Options shall be exercisable for a period of six months after such termination. In the event of termination for cause, all Options shall automatically terminate as of the termination date.

     The Option Plan may be terminated and may be modified or amended by the Plan Committee or the Board at any time; however, (i) any modification or amendment either increasing the aggregate number of shares which may be issued under Options, (ii) changing the minimum Option price, (iii) increasing the maximum terms of Options, (iv) increasing materially the benefits accruing to participants under the Option Plan or materially modifying the requirements as to eligibility to receive Options, (v) removing the administration of the Option Plan from the designated Plan Committee or (vi) materially increasing the benefits accruing to Option holders under the Option Plan, will in each case be subject to stockholder approval. No such termination, modification or amendment of the Option Plan will alter or affect the terms of any then-outstanding Options without the consent of the holders thereof.

BENEFITS TO CERTAIN PERSONS UNDER THE OPTION PLAN


     As described above, the employees of the Company and its subsidiaries who will receive awards under the Option Plan and the size of the awards are generally to be determined by the Committee in its discretion. Thus, it is not possible either to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of employees or to determine the benefits or amounts that would have been received or allocated to such persons under the Option Plan, as amended, except that each independent director will automatically receive an Option to purchase 5,000 shares of Common Stock following each annual meeting of stockholders. Additionally, in conjunction with the Transaction, the Company expects to enter into agreements with the top 15 members of Drever management pursuant to which the Company will issue up to 700,000 Options.

                                   MANAGEMENT

     The executive officers of the Company serve at the discretion of the Board and are chosen annually by the Board at its first meeting following the annual meeting of stockholders. The following table sets forth the names and ages of the current executive officers and directors of the Company and the positions held with the Company by each individual.

              NAME                AGE                            TITLE
              ----                ---                            -----
EXECUTIVE OFFICERS
Don R. Daseke...................  57     Chairman of the Board of Directors and Chief
                                           Executive Officer
Marshall B. Edwards.............  52     President, Chief Acquisitions Officer and Director
Mark S. Dillinger...............  45     Executive Vice President, Chief Financial Officer and
                                           Director

INDEPENDENT DIRECTORS
Linda Walker Bynoe..............  44     Director
Francesco Galesi................  66     Director
Arch K. Jacobson................  69     Director
Louis G. Munin..................  63     Director
J. Otis Winters.................  64     Director

     Don R. Daseke has been a Director of the Company since its formation in September 1993 and Chairman of the Board of Directors and Chief Executive Officer of the Company since October 1993. Mr. Daseke served as President of the Company from its formation until June 8, 1995. He has been the Chairman of the Board of Directors, President and Chief Executive Officer of The Walden Group, Inc. ("Walden Group") and its predecessor since 1974. Prior to the formation of Walden Group, Mr. Daseke was on the Arthur Andersen & Co. audit staff from 1962 to 1964 and in both marketing and financial management with IBM Corporation from 1964 to 1972. Mr. Daseke is a past director of the Exchange National Bank in Tulsa and was previously a member of the Young Presidents' Organization and a Vice President of the DePauw University Alumni Association. Mr. Daseke is a Certified Public Accountant and a member of the American, Connecticut and New York Institutes of Certified Public Accountants, a member of the National Association of Real Estate Investment Trusts, a Director of the National Multi-Housing Council and has served on the Board of Trustees of DePauw University since 1984.

     Marshall B. Edwards has been a Director and has served as the Chief Acquisitions Officer of the Company since October 1993 and was elected President of the Company on June 8, 1995. Prior thereto, Mr. Edwards served as President of Westglen Realty Advisors, Inc. from 1992 to 1993. From 1988 to 1992, Mr. Edwards was Executive Vice President of NHP Real Estate Corporation and President of NHP Acquisition Corporation, both affiliates of NHP, Inc., one of the largest owners and operators of multifamily rental housing in the United States. His principal responsibilities at NHP included the acquisition, financing, asset management and disposition of non-subsidized rental apartments. Mr. Edwards was previously with Walden from 1983 to 1988 as Vice President of Acquisitions and later as President of Walden's management subsidiary.

     Mark S. Dillinger has been a Director, Executive Vice President and Chief Financial Officer of the Company since October 1993. Mr. Dillinger joined Walden Group in 1982 and has served as Executive Vice President and the Chief Financial Officer of Walden Group since 1987. Mr. Dillinger was with Alexander Hamilton Life Insurance Company from 1979 to 1982 where he served as Assistant Vice President, Financial Planning and Analysis. He was also with Deloitte, Haskins & Sells from 1974 to 1979 where he served as an Audit Manager. Mr. Dillinger is a member of the American Institute of Certified Public Accountants, the National Association of Real Estate Investment Trusts and the National Multi-Housing Council.

     Linda Walker Bynoe has been a Director of the Company since February 1994. Ms. Bynoe is the President and Chief Operating Officer of Telemat Ltd., a private investment and project management company located in Chicago, Illinois. She was previously with Morgan Stanley from 1978 to 1989 where she served as Vice President -- Capital Markets. Ms. Bynoe, a Certified Public Accountant, was on the audit staff of Arthur Andersen & Co. from 1974 to 1976. She currently serves on the Boards of Directors of the American Odyssey Funds, Inc. and The Executives' Club of Chicago. Ms. Bynoe is also a Trustee of The Museum of Contemporary Art in Chicago and a member of The Economic Club of Chicago and The Financial Research and Advisory Committee of The Commercial Club.

     Francesco Galesi has been the Chairman of the Board and sole equity holder of each entity constituting the Galesi Group since 1969. The Galesi Group consists of a group of privately owned entities that invest in real estate, telecommunications and manufacturing. These entities own and develop numerous townhome developments and apartment complexes located in Florida, Texas, Georgia and Colorado, office buildings in New York and Texas, and 10 million square feet of industrial parks. Mr. Galesi currently serves on the Board of Directors of LDDS WORLDCOM, the fourth largest long distance telephone company. In 1978, Mr. Galesi received the Award of Achievement from President Carter for his contribution to economic development in the United States.

     Arch K. Jacobson is currently President of Jacobson-Berger Capital Group, Inc. Previously, Mr. Jacobson was Chairman and Chief Executive Officer of Union Pacific Realty Corporation (a subsidiary of Union Pacific Corporation) from 1986 to 1993. He was with the Real Estate Department of The Prudential Insurance Company from 1955 to 1980 and was President and Chief Executive Officer of the Prudential Development Company (a subsidiary of the Prudential Insurance Company) from 1982 to 1986. Mr. Jacobson is a member of the Urban Land Institute, a director of Patriot American Hospitality, Inc. and Chairman of the Board of Trustees of the University of Mary Hardin Baylor.

     Louis G. Munin retired in 1989 as Executive Vice President and Chief Financial Officer of Lafarge Corporation (North America's largest cement manufacturer). Previously, he was with General Portland Cement from 1966 until it was acquired by Lafarge in 1981 where he served as Senior Vice President and Chief Financial Officer. Mr. Munin currently serves on the Boards of Directors of Lafarge Canada, Inc., Chieftain International, Inc. and Catholic Charities of Dallas and as a member of the Finance Council of the Catholic Diocese of Dallas. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Financial Executives Institute.

     J. Otis Winters has been the Chairman of the Board of Pate, Winters & Stone, Inc., a corporate consulting firm, since 1990. He previously served as Executive Vice President and Director of The Williams Companies and Executive Vice President and Director of the First National Bank and Trust Co. of Tulsa, Oklahoma. Mr. Winters currently serves on the Boards of Directors of AMX Corporation, Liberty Bancorp, Inc. and NGC Corporation. He is a registered professional engineer (Oklahoma). Mr. Winters' term as a director of the Company expires at the 1998 annual meeting of stockholders.

     If the Transaction is consummated, Mr. Drever and Michael E. Masterson, the President of Drever, have agreed to serve as directors of the Company, and will propose a third person to also serve on the Board. The current members of the Board intend to cause such persons to be elected to the Board immediately after the completion of the Transaction. In addition, the following officers of Drever will be elected by the Board effective as of the Closing Date to the following positions with the Company:

                    NAME                       AGE                       TITLE
                    ----                       ---                       -----
Maxwell Bruce Drever                           56    Co-Chairman of the Board
Michael E. Masterson                           54    Vice Chairman of the Board
Michael L. Collier                             54    Executive Vice President of Property
                                                       Management
Theodore M. Kerr, Jr.                          38    Senior Vice President of Asset Management
Bryan A. Levy                                  36    Senior Vice President of Finance
Charlene D. Geiss                              50    Senior Vice President of Acquisitions
David C. Glaser                                47    Senior Vice President of Construction

     Maxwell Bruce Drever has been Chairman of Drever since 1985. In that capacity he sets company policies and devises strategies relevant to the acquisition, enhancement and management of Drever's 79 upscale garden apartment properties in Texas, Georgia, Arizona and California. From 1970 to 1985, Mr. Drever was President of Drever, McIntosh, Inc., acquiring, refurbishing and managing 60 projects in Seattle, Memphis, Columbus, Tampa and other overbuilt cities. In the period 1968 to 1970 he headed up Drever & Co., purchasing and renovating California multi-family properties. Mr. Drever is a Director of the National Multi Housing Council and a Full Member of the Urban Land Institute. He graduated from the University of Illinois with a B.S. degree in finance.

     Michael E. Masterson was Executive Vice President (1989-1992), and has been President of Drever since 1992. Responsible for the overall administration of Drever and its subsidiaries, he also coordinates institutional financing and oversees the several joint ventures in which institutions are investors. He serves as a member of the Board of Directors and Acting Chairman of Drever, Concierge Management Corporation, Drever Construction Corporation and four other subsidiary/affiliate entities. From 1986 to 1989 he was President of Asset Development and Management, Inc. in San Francisco, a company charged with the management of a major portion of the commercial REO portfolio of BA Properties I, a subsidiary of Bank of America. Prior to that (1984-1988) Mr. Masterson held the positions of Executive Vice President and President, respectively, of The Innisfree Companies and IMG Financial of Sausalito, major San Francisco Bay Area real estate development and marketing concerns. Before a 1979-1983 stint as a principal of Real Estate Projects Company of San Francisco and Los Angeles, Mr. Masterson spent seven years (1971-1978) as a Senior Associate with Economics Research Associates, a major international consulting firm specializing in real estate and land use. His projects have won numerous awards, including the U.S. Department of Energy National Energy Award, awards from the City and County of Honolulu and the Pacific Coast Builders Choice Grand Award. Mr. Masterson is a graduate of the University of Notre Dame and holds an M.B.A. degree from Stanford University.

     Michael L. Collier is President of Concierge Management Corporation, the management subsidiary of Drever. He was Founder of that company in 1987, together with Maxwell Drever. From 1983 to 1987 Mr. Collier was President of Midkiff Property Development Company, a management and development concern. From 1976 to 1983 he was in real estate management and development of new properties with Lincoln Property Management. A member of the National Multi Housing Council, Mr. Collier is also on the Board of Directors of the Houston Apartment Association. His degree in management and economics is from Baylor University.

     Theodore M. Kerr, Jr. has been Director of Asset Management of Drever from 1992 to the present. Primarily responsible for the oversight of all portfolio properties' performance, he works closely with the Drever subsidiaries, Concierge Management and Drever Construction, and also collaborates with the Director of Finance to make sure yield objectives are met. In addition, he has played a primary role in the implementation of enhancement programs at a number of Drever properties. From 1985 to 1992 Mr. Kerr was at Bank of America, during which time he was promoted to the position of Vice President in charge of managing a diverse real estate and loan portfolio valued in excess of $100 million. He is an Associate Member of the Urban Land Institute and is a member of the Board of Directors of the Houston Apartment Association, serving as Chair of its Property Tax Task Force and as a member of its Legislative and Media Relations Committees. Mr. Kerr is also on the Board of the Westchase District, a West Houston improvement district. A graduate of Washington and Lee University, he was awarded his M.B.A. degree by the University of Texas at Austin.

     Bryan A. Levy has served as Vice President and Chief Financial Officer of Drever since 1994. He is directly responsible for all accounting and income tax matters related to the Company and its partnerships. He serves as a member of the Board of Directors of Drever Partners and of the Boards of five of its subsidiary/affiliate entities. Mr. Levy participates in the formation and implementation of overall corporate policy, asset management, investor communications, and general operations. From 1989 through 1993 he was the Tax Manager for Drever Partners and was then promoted to Vice President. Prior to his joining the Drever organization, Mr. Levy was a tax manager with Arthur Andersen & Co., specializing in real estate and limited partnership taxation. He is both a licensed real estate broker in the state of California and a member of the California State Bar. After completing work for his B.A. degree at the University of California at San Diego, Mr. Levy went on to obtain his law degree from Hastings College of the Law in 1985.

     Charlene D. Geiss, as Director of Finance for Drever since 1989, has been responsible for the placement of acquisition financing, project refinancing, and corporate lines of credit. She became Director of Acquisitions as well in 1996, and has also served as President of Concierge Realty and Finance Corporation, a Drever corporation that handled all finance, acquisitions, and dispositions. Prior to her joining Drever, from 1983 to 1985, Ms. Geiss was Vice President, and then, from 1985 to 1988, Senior Vice President, of the Capital Markets division of Commonwealth Financial Group (a mortgage company and savings and loan). There she was responsible for originating and creating multi-family, tax-exempt bond financing and equity placement nationwide for apartment developers. From 1981 to 1983 she brokered apartments at Fuller Commercial. In 1976 she started the Apartment Brokerage Division for Coldwell Banker Commercial in Houston. From 1973 to 1976 Ms. Geiss was Apartment Acquisitions Agent for CBS Realcorp in Woodland Hills, California. After her graduation from the University of Texas in 1968, until 1973, she taught school in Dallas. Ms. Geiss holds a Texas real estate broker's license and has served on the Board of Directors of the Houston Housing Finance Authority.

     David C. Glaser has served as Vice President and Chief Financial Officer of Concierge Management Corporation from September 1990 to the present. His responsibilities in that position include management of accounting and financial reporting, internal audit, treasury, information systems, human resources, and payroll, as well as the legal departments for Concierge and a sister company, Drever Construction Corporation. He has also been a Director of CMC since 1994. From 1982 to January 1990 Mr. Glaser was Controller with Gerald D. Hines Interests. From 1978 to 1982 he worked with a private client in the petrochemical industry, having previously been employed as an audit Senior with Arthur Andersen & Co. In addition to being a member of the National Multi Housing Council, he is a Certified Public Accountant, holding an M.B.A. degree from Texas A&M University. Mr. Glaser is also a member of the American Institute of Certified Public Accountants and the Houston Apartment Association.

                             STOCKHOLDER PROPOSALS

     No business may be brought before the Special Meeting other than the Proposals and procedural matters that may arise in connection therewith.

     Any stockholder proposal to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company at the Company's principal office no later than December 24, 1997, in order to be included in the Proxy statement and form of Proxy for such meeting.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain Regional Offices of the Commission. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at (http:\\www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. Certain securities of the Company are listed on, and reports, proxy statements and other information concerning the Company can be inspected at, the offices of, the NYSE, 20 Broad Street, New York, New York.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Proxy Statement by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Form 10-K"), (ii) Amendment No. 1 on Form 10-K/A to the Form 10-K, (iii) Amendment No. 2 on Form 10-K/A to the Form 10-K, and (iv) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the Special Meeting shall be deemed to be incorporated by reference in, and to be made part of, this Proxy Statement from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in the Proxy Statement, other than exhibits to such documents. Such written or oral request should be directed to Walden Residential Properties, Inc., One Lincoln Centre, 5400 LBJ Freeway, Suite 400, Dallas, Texas 75240, Attention: Deborah B. Attner (972) 788-0510.

                      DREVER PARTNERS, INC. AND AFFILIATES

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
INDEPENDENT AUDITORS' REPORT................................   F-2
FINANCIAL STATEMENTS FOR THE PERIODS ENDED JUNE 30, 1997 AND
  1996, (UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 1996,
  1995 AND 1994:
  Combined Balance Sheets...................................   F-3
  Combined Statements of Operations.........................   F-4
  Combined Statements of Partners'/Stockholders' Equity.....   F-5
  Combined Statements of Cash Flows.........................   F-6
  Notes to Combined Financial Statements....................   F-7
FINANCIAL STATEMENT SCHEDULE:
  Schedule III -- Real Estate and Accumulated
     Depreciation...........................................  F-17

                          INDEPENDENT AUDITORS' REPORT

To the Directors, Stockholders and Partners of

Drever Partners, Inc. and Affiliates:



     We have audited the accompanying combined balance sheets of Drever Partners, Inc. and affiliates as of December 31, 1996 and 1995, and the related combined statements of operations, partners'/stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule. These financial statements and financial statement schedule are the responsibility of the management of Drever Partners, Inc. and affiliates. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Drever Partners, Inc. and affiliates at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



DELOITTE & TOUCHE LLP


June 27, 1997

                      DREVER PARTNERS, INC. AND AFFILIATES

                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS


                                                                                 DECEMBER 31,
                                                                 JUNE 30,     -------------------
                                                                   1997         1996       1995
                                                                -----------   --------   --------
                                                                (UNAUDITED)
REAL ESTATE ASSETS, AT COST:
  Land......................................................     $  70,108    $ 70,336   $ 70,336
  Buildings and improvements................................       466,413     464,432    452,852
  Less accumulated depreciation.............................      (109,649)    (99,260)   (76,812)
                                                                 ---------    --------   --------
          Total real estate assets..........................       426,872     435,508    446,376
Rent and Other Receivables..................................           421         479        326
Receivables from Related Parties............................         3,201       2,957      1,700
Prepaid and Other Assets....................................         1,305         765      3,674
Deferred Financing Costs, Net...............................         3,339       3,741      4,417
Deferred Tax Asset..........................................           174         174        268
Cash and Cash Equivalents...................................        11,318      10,866     11,828
Restricted Cash.............................................         2,537       4,402      6,549
                                                                 ---------    --------   --------
Total Assets................................................     $ 449,167    $458,892   $475,138
                                                                 =========    ========   ========
                         LIABILITIES AND PARTNERS'/STOCKHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable....................................     $ 287,266    $290,854   $293,702
  Other long-term debt......................................           626         759      1,469
  Investor notes payable....................................         6,336       6,497      6,594
  Accrued real estate taxes.................................         5,845       9,699      9,365
  Accounts payable..........................................         2,473       3,481      3,033
  Payable to related parties................................           318         301        538
  Accrued expenses and other liabilities....................         8,265       8,056      7,823
                                                                 ---------    --------   --------
          Total liabilities.................................       311,129     319,647    322,524
Commitments and Contingencies (Note 11)
Partners'/Stockholders' Equity:
  Partners' capital.........................................       182,806     179,559    182,213
  Common stock..............................................            25          25         25
  Treasury stock............................................          (371)       (371)      (371)
  Additional paid-in capital................................           639         639        639
  Accumulated deficit.......................................       (45,061)    (40,607)   (29,892)
                                                                 ---------    --------   --------
          Total partners'/stockholders' equity..............       138,038     139,245    152,614
                                                                 ---------    --------   --------
Total Liabilities and Partners'/Stockholders' Equity........     $ 449,167    $458,892   $475,138
                                                                 =========    ========   ========


                  See notes to combined financial statements.

                      DREVER PARTNERS, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                                 SIX MONTHS ENDED
                                                     JUNE 30,          YEARS ENDED DECEMBER 31,
                                                 -----------------   -----------------------------
                                                  1997      1996       1996       1995      1994
                                                 -------   -------   --------   --------   -------
                                                    (UNAUDITED)
REVENUES:
  Rental income................................  $54,635   $53,007   $107,344   $101,630   $84,935
  Other property income........................    1,633     1,584      3,259      3,025     2,463
  Construction revenue.........................                647        919        308
  Interest income..............................      229       230        620        979       750
  Other income (expense).......................     (200)     (178)    (1,092)       508     1,668
                                                 -------   -------   --------   --------   -------
          Total revenues.......................   56,297    55,290    111,050    106,450    89,816
EXPENSES:
  Property operating and maintenance...........   20,048    19,697     40,682     40,060    33,585
  Real estate taxes............................    5,780     5,689     11,486     11,051     8,940
  Construction cost of sales...................                652        891        240
  General and administrative...................    4,209     4,729      9,343      9,654    10,485
  Interest.....................................   11,060    11,445     22,909     23,412    19,531
  Amortization.................................      430       440        888        953       794
  Depreciation.................................   11,278    11,461     22,888     21,227    17,050
                                                 -------   -------   --------   --------   -------
          Total expenses.......................   52,805    54,113    109,087    106,597    90,385
                                                 -------   -------   --------   --------   -------
OPERATING INCOME (LOSS)........................    3,492     1,177      1,963       (147)     (569)
  Gain (loss) on disposition of property.......     (170)       --         --        (90)      156
  Loss on debt forgiveness.....................                                     (455)
                                                 -------   -------   --------   --------   -------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM AND
  INCOME TAXES.................................    3,322     1,177      1,963       (692)     (413)
INCOME TAXES...................................     (322)     (243)      (647)      (487)     (373)
                                                 -------   -------   --------   --------   -------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM........    3,000       934      1,316     (1,179)     (786)
  Extraordinary gain (loss) on debt
     extinguishment............................       --        71        348         --      (735)
                                                 -------   -------   --------   --------   -------
NET INCOME (LOSS)..............................  $ 3,000   $ 1,005   $  1,664   $ (1,179)  $(1,521)
                                                 =======   =======   ========   ========   =======


                  See notes to combined financial statements.

                      DREVER PARTNERS, INC. AND AFFILIATES

             COMBINED STATEMENTS OF PARTNERS'/STOCKHOLDERS' EQUITY

                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) AND

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)


                                                                                                                  TOTAL
                                                       COMMON STOCK                ADDITIONAL                  PARTNERS'/
                                          PARTNERS'   ---------------   TREASURY    PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                           CAPITAL    SHARES   AMOUNT    STOCK      CAPITAL       DEFICIT        EQUITY
                                          ---------   ------   ------   --------   ----------   -----------   -------------
Partners'/stockholders' equity at
  January 1, 1994.......................  $ 102,232   15,000    $15      $ (41)       $607       $(10,688)      $ 92,125
  Net income (loss).....................      7,671                                                (9,192)        (1,521)
  Contributions.........................     80,323                                                               80,323
  Distributions.........................    (14,646)                                                             (14,646)
  Purchase of treasury stock............                                  (330)                                     (330)
                                          ---------   ------    ---      -----        ----       --------       --------
Partners'/stockholders' equity at
  December 31, 1994.....................    175,580   15,000     15       (371)        607        (19,880)       155,951
  Net income (loss).....................      8,833                                               (10,012)        (1,179)
  Contributions.........................     12,304                                                               12,304
  Distributions.........................    (14,504)                                                             (14,504)
  Common stock issued...................              10,000     10                     32                            42
                                          ---------   ------    ---      -----        ----       --------       --------
Partners'/stockholders' equity at
  December 31, 1995.....................    182,213   25,000     25       (371)        639        (29,892)       152,614
  Net income (loss).....................     12,379                                               (10,715)         1,664
  Distributions.........................    (15,228)                                                             (15,228)
  Contributions.........................        195                                                                  195
                                          ---------   ------    ---      -----        ----       --------       --------
Partners'/stockholders' equity at
  December 31, 1996.....................    179,559   25,000     25       (371)        639        (40,607)       139,245
  Net income (loss) (unaudited).........      7,454                                                (4,454)         3,000
  Distributions (unaudited).............     (4,207)                                                              (4,207)
                                          ---------   ------    ---      -----        ----       --------       --------
Partners'/stockholders' equity at      ,
  1997 (unaudited)......................  $(182,806)  25,000    $25      $(371)       $639       $(45,061)      $138,038
                                          =========   ======    ===      =====        ====       ========       ========


                  See notes to combined financial statements.

                      DREVER PARTNERS, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                            SIX MONTHS
                                                          ENDED JUNE 30,        YEARS ENDED DECEMBER 31,
                                                        ------------------   -------------------------------
                                                         1997       1996       1996       1995       1994
                                                        -------   --------   --------   --------   ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...................................  $ 3,000   $  1,005   $  1,664   $ (1,179)  $  (1,521)
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Depreciation and amortization.....................   11,708     11,901     23,776     22,180      17,844
    (Gain)/loss on disposition of real property.......      170                               90        (156)
    Extraordinary (gain) loss on debt
      extinguishments.................................                 (71)      (348)       455         735
    Deferred income tax...............................                             94        756        (423)
    Net effect of changes in operating accounts:
      Restricted cash.................................    1,865      3,230      2,147      1,366        (654)
      Other assets....................................     (598)     1,090      2,469     (6,723)        702
      Receivables.....................................       58       (303)      (153)       118         632
      Receivables from related parties................     (244)       219     (1,257)     1,445         214
      Accrued real estate taxes.......................   (3,854)    (3,846)       334      1,620       3,372
      Accounts payable................................   (1,008)      (795)       448        (58)        340
      Payables to related parties.....................       17          9       (237)    (1,038)          4
      Other liabilities...............................      209      1,498        233       (226)      1,204
                                                        -------   --------   --------   --------   ---------
         Net cash provided by operating activities....   11,323     13,937     29,170     18,806      22,293
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of real estate assets......................                                   (20,257)   (113,056)
  Real estate asset additions.........................   (4,105)    (6,264)   (11,580)   (21,851)    (19,494)
  Proceeds from disposition of real property..........                                       110       1,485
                                                        -------   --------   --------   --------   ---------
         Net cash used in investing activities........   (4,105)    (6,264)   (11,580)   (41,998)   (131,065)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions received..............................                 195        195     12,304      80,323
  Distributions paid to partners......................   (4,207)    (6,108)   (15,228)   (14,504)    (14,646)
  Common stock issued.................................                                        42
  Proceeds from mortgage notes payable................              21,380     39,080     17,389     163,127
  Payment of mortgage notes payable...................             (20,700)   (36,978)               (98,181)
  Principal reductions of debt........................   (2,237)    (2,511)    (4,380)    (4,000)     (2,713)
  Payment of financing costs..........................      (28)       (75)      (434)    (1,266)     (3,179)
  Payment of investor notes...........................     (161)       (97)       (97)      (120)       (737)
  Payment of other long-term debt.....................     (133)      (664)      (710)      (948)       (160)
                                                        -------   --------   --------   --------   ---------
         Net cash (used in) provided by financing
           activities.................................   (6,766)    (8,580)   (18,552)     8,897     123,834
                                                        -------   --------   --------   --------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.........................................      452       (907)      (962)   (14,295)     15,062
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........   10,866     11,828     11,828     26,123      11,061
                                                        -------   --------   --------   --------   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD..............  $11,318   $ 10,921   $ 10,866   $ 11,828   $  26,123
                                                        =======   ========   ========   ========   =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest..............................  $11,051   $ 11,414   $ 22,318   $ 22,861   $  18,021
                                                        =======   ========   ========   ========   =========
  Income taxes paid...................................  $   325   $    376   $    391   $    655   $     165
                                                        =======   ========   ========   ========   =========
SUPPLEMENTAL NONCASH FINANCING ACTIVITIES:
  Obligation incurred for treasury stock..............  $    --   $     --   $     --   $     --   $     330
                                                        =======   ========   ========   ========   =========
  Debt assumed by purchaser of property...............  $ 1,351   $     --   $     --   $     --   $      --
                                                        =======   ========   ========   ========   =========


                  See notes to combined financial statements.

                      DREVER PARTNERS, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
             PERIODS ENDED MARCH 31, 1997 AND 1996 (UNAUDITED), AND
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. BASIS OF PRESENTATION AND ORGANIZATION


     Drever Partners, Inc. and affiliates (collectively "Drever") consists of Drever Partners, Inc. and its majority owned subsidiaries Concierge Management Corporation ("CMC"), Drever Construction Corporation, Inc. ("DCC"), Concierge Realty & Finance Corporation ("CRFC"), Drever McIntosh & Co. ("DM & Co.") (collectively "DPI"), two affiliated corporations, 18 limited partnerships (collectively the "Partnerships" or individually the "Partnership") and an affiliated entity, which collectively owned and operated 79 multifamily apartment properties (the "Properties") as of June 30, 1997, 80 properties as of December 31, 1996 and 1995, and 79 properties as of December 31, 1994. CMC serves as the property management company for the Properties, DCC performs construction and maintenance services, CRFC assists in real estate acquisitions and financings and DM & Co. performs asset management services for certain of the Partnerships.


     Drever Partners, Inc. is the general partner in each of the Partnerships except for Apartment Opportunity Fund, L.P. ("AOF") and Apartment Opportunity Fund II, L.P. ("AOFII"). AOF, Inc. is an affiliate of DPI and the general partner of AOF Newgen, L.P., which is, in turn, the general partner of AOF. AOFII, Inc. is an affiliate of DPI and the general partner of AOFII.

     Drever owns properties in Texas, Arizona, California and Georgia consisting of 18,118 apartment units.

     On May 21, 1997, Drever entered into a definitive agreement with Walden Residential Properties, Inc. ("Walden") which, if consummated, will result in the combination of Walden, DPI and the Partnerships. The transaction value is approximately $670 million, consisting of $295 million in operating partnership units to be issued by Walden Drever Operating Partnership ("WDOP") which are convertible into $240 million in Walden Common Stock (10,322,580 shares) and $55 million in preferred stock (2,000,000 shares of 9% Redeemable Preferred Stock) with detachable warrants (6,666,667 Series B Warrants, each of which is exercisable for one-third of one share of Common Stock at $26.875 per share) and $85 million in cash. The balance of the consideration consists of the assumption of approximately $290 million of mortgage debt. Pursuant to the agreement, Walden will offer to acquire the partnership interest of each limited partner in exchange for that portion of the transaction consideration which would have been allocable to such partner under the applicable partnership agreement assuming that the transaction had been structured as a sale of the Partnerships' underlying assets. The transaction is contingent upon limited partners owning more than 50% of the total limited partner interests in AOF and AOF II accepting their respective exchange offers. The transaction also requires the majority consent of the Walden common shareholders.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF COMBINATION -- The accompanying combined financial statements include the consolidated accounts of DPI; AOF, Inc.; AOFII, Inc.; the accounts of the Partnerships; and the affiliated entity, since DPI or one of its affiliates is the general partner of the Partnerships and consequently controls and manages their operations. All material inter-entity transactions and balances are eliminated in the combination.

     INCOME RECOGNITION -- Rental, interest and other income are recorded using the accrual method of accounting as earned.

     PROPERTY CONCENTRATION -- As of December 31, 1996, Drever owned 80 multifamily properties in four states, with 90% of its apartment units located in Texas and 10% located in Arizona, Georgia and California. Of the total units owned, 11,207 units, or 62%, are located in the Houston area. Apartment units are leased to residents on terms of one year or less, with monthly rental payments due in advance. In management's opinion, due to the number of residents and the type of markets in which the properties operate and the collection terms, there is not a significant concentration of credit risk.

                      DREVER PARTNERS, INC. AND AFFILIATES

     CASH AND CASH EQUIVALENTS -- All cash and investments in money market accounts, excluding restricted cash, that have a maturity of three months or less at the time of purchase are considered to be cash and cash equivalents.

     RESTRICTED CASH -- Restricted cash consists of security deposits and escrow deposits held by lenders for the payment of property taxes, insurance and replacement reserves. Restricted cash is invested primarily in short-term securities.

     Also included in restricted cash are amounts held in trust for noncombined affiliated entities of Drever Partners, Inc. Such amounts represent cash of affiliated entities of Drever Partners, Inc. which has been put under the care and control of Drever Partners, Inc. A reserve has been established in an amount equal to the cash balances held in trust and is included in accounts and notes payable to related parties in the accompanying financial statements.

     REAL ESTATE ASSETS AND DEPRECIATION -- Expenditures directly related to the acquisitions and improvement of real estate assets are capitalized at cost as land, buildings and improvements. Drever capitalizes the cost of appliances, carpets, major exterior painting, roof replacement and expenditures for other major property improvements, as well as rehabilitation costs incurred for properties acquired.

     Depreciation is computed on a straight-line basis over the estimated useful lives of 30 years for buildings and five, ten or 15 years for personal property.

     In March 1995, Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," was issued. Drever adopted SFAS No. 121 in 1995. Drever's management routinely reviews its investments for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Based on Drever's policy for reviewing impairment of long-lived assets, there was no adjustment necessary for impairment of properties during the three-year period ended December 31, 1996.


     DEFERRED FINANCING COSTS AND AMORTIZATION -- Legal fees and other costs associated with obtaining financing have been capitalized and are being amortized over the terms of the related debt. Financing costs were reported net of amortization of $2,998,000, $2,568,000, and $2,107,000 as of June 30, 1997,
and December 31, 1996 and 1995, respectively.


     EARNINGS PER SHARE -- The accompanying combined financial statements do not include disclosures of earnings per share as Drever Partners, Inc. and affiliates represent privately held corporate entities and partnerships for which this disclosure would be meaningless.

     INCOME TAXES -- DPI, AOF, Inc. and AOFII, Inc. elected to be taxed as C Corporations under the Internal Revenue Code and account for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of the liability method of accounting for income taxes. Deferred taxes are recorded based on the difference between the financial statement and income tax bases of assets and liabilities. A valuation allowance is recognized for deferred tax assets when it is more likely than not that some or all of the deferred tax asset will not be realized.

     No provision for income taxes has been made in the accompanying combined financial statements for the combined operations of the Partnerships because these taxes are the responsibility of the individual partners.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses during the reporting period. Actual results may differ from such estimates.

     ENVIRONMENTAL REMEDIATION COSTS -- Drever accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from

                      DREVER PARTNERS, INC. AND AFFILIATES
environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. Drever's management is not aware of any environmental remediation obligations which would materially affect the operations, financial position or cash flows of the combined entity.


     INTERIM FINANCIAL DATA -- In the opinion of management, the accompanying unaudited combined financial statements contain all the adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the combined entity as of June 30, 1997 and 1996, and the results of their operations and changes in their financial position for the six months ended June 30, 1997 and 1996.


3. ACQUISITIONS AND DISPOSITIONS

     ACQUISITIONS -- During 1995, the Partnerships acquired two apartment properties containing 484 units for a cost of $20,257,000 located in San Diego, California and Houston, Texas. During 1994, the Partnerships acquired 18 apartment properties containing 4,492 units for a cost of $113,056,000. These properties are located in Houston, Dallas, Austin and Corpus Christi, Texas; San Diego, California; and Atlanta, Georgia. No properties were acquired during 1996.

     The acquisitions were accounted for by the purchase method of accounting and the accompanying combined financial statements reflect the results of operations of the acquired properties since the date of purchase.

     DISPOSITIONS -- During 1994, a Partnership disposed of one apartment property containing 326 units for $1,536,000, less closing costs. In connection with this disposition, the Partnership recorded a gain on the sale of property of $156,000. During 1995, a Partnership sold land adjacent to one of its apartment properties due to condemnation. In connection with this disposition, the Partnership recorded a loss on sale of $90,000. No real estate asset dispositions occurred during 1996.


     In April 1997, a Partnership disposed of one apartment property having 72 units. In connection with this disposition, the buyer assumed the mortgage notes on the property of $1,351,000 and the Partnership recorded a net loss on the sale of property of $170,000.

                      DREVER PARTNERS, INC. AND AFFILIATES

4. REAL ESTATE ASSETS


     Changes in real estate assets and related accumulated depreciation for the years ended December 31, 1996, 1995 and 1994, and the six-month period ended June 30, 1997, are as follows:



Real estate assets:
  Balance at January 1, 1994................................  $350,074,000
  Purchase of real estate assets............................   113,056,000
  Sale of real estate assets................................    (1,344,000)
  Fixed asset additions.....................................    19,494,000
                                                              ------------
  Balance at December 31, 1994..............................   481,280,000
  Purchase of real estate assets............................    20,257,000
  Sale of real estate assets................................      (200,000)
  Fixed asset additions.....................................    21,851,000
                                                              ------------
  Balance at December 31, 1995..............................   523,188,000
  Fixed asset additions.....................................    11,580,000
                                                              ------------
  Balance at December 31, 1996..............................   534,768,000
  Fixed asset additions (unaudited).........................     4,105,000
  Sale of real estate assets (unaudited)....................    (2,352,000)
                                                              ------------
  Balance at June 30, 1997 (unaudited)......................  $536,521,000
                                                              ============
Accumulated depreciation:
  Balance at January 1, 1994................................  $ 39,348,000
  Depreciation expense......................................    16,776,000
  Write-off related to real estate assets sold..............       (15,000)
                                                              ------------
  Balance at December 31, 1994..............................    56,109,000
  Depreciation expense......................................    20,703,000
                                                              ------------
  Balance at December 31, 1995..............................    76,812,000
  Depreciation expense......................................    22,448,000
                                                              ------------
  Balance at December 31, 1996..............................    99,260,000
  Depreciation expense (unaudited)..........................    11,220,000
  Write-off related to real estate assets sold
     (unaudited)............................................      (831,000)
                                                              ------------
  Balance at June 30, 1997 (unaudited)......................  $109,649,000
                                                              ============


5. ACCRUED EXPENSES AND OTHER LIABILITIES


     Included in accrued expenses and other liabilities at June 30, 1997, and December 31, 1996 and 1995, are the following:



                                                                        DECEMBER 31,
                                                      JUNE 30,     -----------------------
                                                        1997          1996         1995
                                                     -----------   ----------   ----------
                                                     (UNAUDITED)
Security deposits..................................  $3,804,000    $3,782,000   $3,649,000
Accrued interest...................................   1,694,000     1,685,000    1,915,000
Other accrued liabilities..........................   2,306,000     1,657,000    1,526,000
Self-insurance reserve.............................          --       468,000      336,000
Federal income taxes payable.......................     461,000       464,000      397,000
                                                     ----------    ----------   ----------
                                                     $8,265,000    $8,056,000   $7,823,000
                                                     ==========    ==========   ==========

                      DREVER PARTNERS, INC. AND AFFILIATES

     Other accrued liabilities include construction advances, net overbillings for construction services, and other miscellaneous operational accruals for DPI and the Partnerships.

     SELF INSURANCE RESERVE -- During 1996, 1995 and 1994, Drever maintained a self-insurance program for that portion of employee health care and Texas workers' compensation costs which are not covered by insurance contracts. The self-insurance reserve represents Drever's estimated liability for workers' compensation and health benefits claims, including those that have been incurred but not yet reported. The amounts are based on actuarially determined estimates.

     Beginning January 1, 1997, all of Drever's employees became covered under a standard workers' compensation insurance contract. Any claims incurred after January 1, 1997, will be covered under the new policy. Existing claims for injuries prior to January 1, 1997, will be covered under the self-insurance program.

6. MORTGAGE NOTES PAYABLE AND OTHER LONG TERM DEBT

     Mortgage notes payable consist of the following:


                                             AS OF DECEMBER 31, 1996               PRINCIPAL BALANCE AS OF
                                          -----------------------------   ------------------------------------------
                                            WEIGHTED        WEIGHTED             DECEMBER 31,
                                             AVERAGE      AVERAGE YEARS   ---------------------------     JUNE 30,
                                          INTEREST RATE    TO MATURITY        1996           1995           1997
                                          -------------   -------------   ------------   ------------   ------------
                                                                                                        (UNAUDITED)
Fixed rate conventional mortgage notes
  payable, bearing interest at rates
  ranging from 6.95% to 9.63% per annum,
  maturing at various dates from August
  1998 through February 2007............      7.43%         4.2 years     $242,580,000   $244,630,000   $240,513,000
Variable rate conventional mortgage
  notes payable, bearing interest at
  rates ranging from LIBOR plus 1.75% to
  prime plus 1.50% per annum, maturing
  at various dates from August 1997
  through November 2026.................      8.08%         5.4 years       48,274,000     49,072,000     46,753,000
                                              -----         ---------     ------------   ------------   ------------
Total/weighted average..................      7.55%         4.3 years     $290,854,000   $293,702,000   $287,266,000
                                              =====         =========     ============   ============   ============



     At June 30, 1997 and December 31, 1996 and 1995, all of Drever's real estate assets were collateral for the various mortgage loans which are nonrecourse to the partners.



     Drever Partners, Inc. has guaranteed the payment of $17,750,000 of the Partnerships' mortgage notes as of December 31, 1996 and June 30, 1997.



     OTHER LONG-TERM DEBT -- In September 1994, CMC received $700,000 under a promissory note which was principally used to finance computer conversions and expansions. The note is secured by certain computer equipment and is guaranteed by Drever Partners, Inc. The note bears interest at the lenders prime rate. At June 30, 1997, and December 31, 1996 and 1995, the outstanding amount due under the note was $81,000, $162,000 and $599,000, respectively. The balance of the note is due December 1997.



     At June 30, 1997, and December 31, 1996 and 1995, DPI has additional notes due to other third parties. These notes are non-interest-bearing and are due on various dates in 1997 ($140,000) and 1998 ($40,000). The balance of these notes at June 30, 1997, and December 31, 1996 and 1995, were $130,000, $180,000 and
$12,000, respectively.



     In February 1994, AOF II, Inc. entered into a $383,000 note agreement with an investor in AOF II. The note bears interest at 9% with monthly payments of interest only. The outstanding principal and unpaid interest is due in November 2003. The outstanding amount due under this note at June 30, 1997, and December 31, 1996 and 1995, was $295,000.

                      DREVER PARTNERS, INC. AND AFFILIATES

     At December 31, 1995, Drever Partners, Inc. had a $440,000 note with a lending institution. Such note bears interest at the bank's prime rate and matured in September 1996.


     Drever Partners, Inc. has a note payable with a lending institution which bears interest at 11.5% and matures in January 2010. The outstanding balance at June 30, 1997, and December 31, 1996 and 1995, was $120,000, $122,000 and
$123,000, respectively.


     PRINCIPAL DEBT MATURITIES -- Principal debt maturities, including balloon payments, for the next five years are as follows:


                                                     JUNE 30, 1997
                                                      (UNAUDITED)              DECEMBER 31, 1996
                                              ---------------------------   ------------------------
                                                MORTGAGE        OTHER         MORTGAGE       OTHER
                                                 NOTES        LONG-TERM        NOTES       LONG-TERM
                                                PAYABLE          DEBT         PAYABLE        DEBT
                                              ------------   ------------   ------------   ---------
1997........................................  $  6,279,000   $    173,000   $  8,516,000   $306,000
1998........................................    23,149,000         45,000     24,500,000     45,000
1999........................................    12,801,000          5,000     12,801,000      5,000
2000........................................    76,428,000          6,000     76,428,000      6,000
2001........................................   145,762,000          7,000    145,762,000      7,000
Thereafter..................................    22,847,000        390,000     22,847,000    390,000
                                              ------------   ------------   ------------   --------
Total                                         $287,266,000   $    626,000   $290,854,000   $759,000
                                              ============   ============   ============   ========



     EXTRAORDINARY ITEMS -- During 1996, Drever refinanced approximately $36,978,000 of mortgage loans prior to maturity, which resulted in an aggregate extraordinary gain of $348,000. During 1994, Drever refinanced $98,181,000 of mortgage loans prior to maturity which resulted in an aggregate extraordinary loss of $735,000.


7. INVESTOR NOTES


     Investor notes represent amounts due to investors by the Partnerships. Investor notes bear interest at various rates ranging between 9.5% and 10% and mature at various dates ranging from December 1997 ($304,000) through December 1998 ($2,141,000). Interest only payments are due monthly with the principal due in full upon maturity. The balance of these notes at June 30, 1997, and December 31, 1996 and 1995, was $2,336,000, $2,445,000 and $2,366,000, respectively.



     Also included in investor notes is the outstanding principal and accrued interest due under a note between Houston Portfolio Joint Venture II ("HPJVII"), a Partnership, and an investor, which was executed in February 1990. The note bears base interest at 5% and will earn additional interest equal to approximately 25% of the respective Partnership's profits realized upon sale of its properties. All base interest, unpaid principal and additional interest is due upon disposition of the Partnership's assets or in February 2002. The outstanding amount due under this note at June 30, 1997, and December 31, 1996 and 1995, was $4,000,000, $4,052,000 and $4,131,000, respectively, including all unpaid interest. The note is convertible into partners' capital at the option of the investor or HPJVII upon the satisfaction of certain conditions precedent as specified in the note agreement.


8. PARTNERS'/STOCKHOLDERS' EQUITY

     PARTNERS' CAPITAL -- Each of the Partnerships were formed under the provisions of a partnership agreement (collectively, the "Agreements"). Pursuant to the Agreements, initial contributions were made by each of the partners. A capital account is maintained for each partner in which their account is increased with the initial and any subsequent contributions and income from operations and decreased for any distributions and losses from operations. During the years ended December 31, 1996, 1995 and 1994, distributions to

                      DREVER PARTNERS, INC. AND AFFILIATES
limited partners were $15,168,000, $14,504,000 and $14,646,000, respectively.
Distributions to the general partner were $20,000 and $60,000 for the six month period ended June 30, 1997 and year ended December 31, 1996, respectively. No distributions were made to the general partner with respect to its carried interest during the years ended December 31, 1995 and 1994. During the six-month period ended June 30, 1997, distributions to limited partners were $4,187,000. Contributions to the partnerships for the years ended December 31, 1996, 1995 and 1994, were $195,000, $12,304,000 and $80,323,000. No contributions were received during the six-month period ended June 30, 1997.


     Each partner's capital account is increased for their allocated share of net income of the partnership and decreased for their allocated share of net losses. Net income and losses are allocated to each partner based on their ownership interest in the partnership. However, no losses are allocated to the limited partners once their capital account is zero. Limited partners' unallocated losses are allocated to the general partner.


     STOCKHOLDERS' EQUITY -- Drever Partners, Inc. has 5,000 shares of no par value stock authorized and issued and 4,050 shares outstanding at June 30, 1997, and December 31, 1996 and 1995. CMC, DCC and CRFC each have 1,000 shares of $1 par value stock authorized, issued and outstanding at June 30, 1997, and December 31, 1996 and 1995. DM & Co. has 2,500 shares of no class, no par value stock authorized and 100 shares issued and outstanding at June 30, 1997, and December 31, 1996 and 1995. Drever Partners, Inc. owns 100% of DCC and DM & Co., 95% of CRFC and 90% of CMC outstanding stock. The remaining shares are held by officers of the entities. During the six-month period ended June 30, 1997 and the three-year period ended December 31, 1996, no dividends were declared or paid by Drever Partners, Inc., DCC, CMC or CRFC. As of June 30, 1997, a sale of Drever Partners, Inc.'s investment in DM & Co. to a third party is pending, which is expected to be completed in the third quarter of 1997.



     AOF, Inc. and AOFII, Inc. each have 10,000 shares of $1 par value stock authorized, issued and outstanding at June 30, 1997, and December 31, 1996 and 1995. During the three-year period ended December 31, 1996, and the six-month period ended June 30, 1997, no dividends were declared or paid by AOF, Inc. and AOFII, Inc.


9. FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

     The following disclosure of estimated fair value of financial instruments was determined by Drever using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

     Cash and cash equivalents, receivables (including receivables from related parties), accounts payable and accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair value.

     The fixed rate mortgage notes payable of $242,580,000 and $244,630,000 as of December 31, 1996 and 1995, respectively, have a fair value which approximates the book value as estimated based upon interest rates available for the issuance of debt with similar terms and remaining maturities as of the respective year end.

     The fair value estimates presented herein are based on information available to management as of December 31, 1996 and 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates, and current estimates of fair value may differ significantly from the amounts presented herein.

                      DREVER PARTNERS, INC. AND AFFILIATES

10. PROVISION FOR INCOME TAXES


     The provision for income taxes for DPI consists of the following for the six-month periods ended June 30, 1997 and 1996, and the years ended December 31, 1996, 1995 and 1994:



                                         JUNE 30,                   DECEMBER 31,
                                    -------------------   --------------------------------
                                      1997       1996       1996       1995        1994
                                    --------   --------   --------   ---------   ---------
                                        (UNAUDITED)
Current...........................  $322,000   $243,000   $553,000   $(269,000)  $ 796,000
Deferred..........................        --         --     94,000     756,000    (423,000)
                                    --------   --------   --------   ---------   ---------
                                    $322,000   $243,000   $647,000   $ 487,000   $ 373,000
                                    ========   ========   ========   =========   =========



     DPI's effective tax rate differs from the federal statutory rate of 34% in 1997, 1996, 1995 and 1994 primarily due to nondeductible meals and entertainment, penalties and state income taxes.


     Deferred taxes result primarily from temporary differences in the recognition of bad debt expense, self-insurance reserves, depreciation and accrual versus cash accounting between reporting for income tax and financial statement purposes.

     The tax effects of items that gave rise to significant portions of the deferred tax accounts are as follows:


                                                                     DECEMBER 31,
                                                  JUNE 30,      ----------------------
                                                    1997          1996         1995
                                                 -----------    ---------    ---------
                                                 (UNAUDITED)
Deferred tax assets:
  Fixed asset depreciable basis adjustment.....   $ 172,000     $ 172,000    $ 156,000
  Accruals not deductible until paid...........     178,000       178,000      308,000
  Bad debt allowance...........................     180,000       180,000      180,000
  Other........................................      79,000        79,000       59,000
                                                  ---------     ---------    ---------
                                                    609,000       609,000      703,000
Deferred tax liability -- Partnership tax basis
  adjustment...................................    (435,000)     (435,000)    (435,000)
                                                  ---------     ---------    ---------
                                                  $ 174,000     $ 174,000    $ 268,000
                                                  =========     =========    =========



     Management believes that DPI has the ability to utilize its deferred tax assets by applying them against taxable income to be generated in future years. Accordingly, no valuation allowance for deferred tax assets has been recorded for 1997, 1996 or 1995.


11. COMMITMENTS AND CONTINGENCIES

     Drever is the lessee under various noncancelable operating leases for its principal office facilities and other equipment leases. Minimum annual lease payments required under these operating leases at December 31, 1996, are as follows:

1997........................................................  $  841,000
1998........................................................     511,000
1999........................................................     439,000
2000........................................................     226,000
                                                              ----------
Total.......................................................  $2,017,000
                                                              ==========

                      DREVER PARTNERS, INC. AND AFFILIATES

     Rent expense for the years ended December 31, 1996, 1995 and 1994, and the six-month periods ended June 30, 1997 and 1996, was $954,000, $1,091,000,
$1,089,000, $529,000 and $501,000, respectively.


     As part of a written Stock Purchase Agreement, Drever Partners, Inc. has the obligation to acquire 500 shares of common stock held by a former officer of Drever Partners, Inc. The purchase price is to be the fair market value of such shares as of May 1, 1994, as determined by a court-appointed appraiser. Contemporaneous to the May 1, 1994 valuation date, management ordered an independent appraisal to provide management with an estimate of its obligation to acquire such shares. The independent appraisal resulted in a $322,000 fair market value for the shares as of May 1, 1994. Drever Partners, Inc. has recorded this estimate for the obligation, which is included in accrued expenses and other liabilities in the accompanying combined financial statements.

     Drever is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of such matters cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or cash flows of Drever.

12. RELATED PARTY TRANSACTIONS


     PAYABLE TO RELATED PARTIES -- Payable to related parties represents amounts held in trust at December 31, 1996 ($325,000), and June 30, 1997 ($56,000), for
noncombined affiliated entities of Drever Partners, Inc. Such amounts represent cash of affiliated entities of Drever Partners, Inc. which has been put under the care and control of the Company. The cash amounts are recorded in restricted cash in the accompanying financial statements.


     The remaining balance of payable to related parties represents miscellaneous amounts due to noncombined affiliated entities.


     RECEIVABLES FROM RELATED PARTIES -- Drever Partners, Inc. has notes receivable from Tassajara Shopping Center Associates, a noncombined affiliate of DPI, which bear interest at the lesser of 10% or prime plus 2%. The notes mature in March 1998 ($170,000) and July 1998 ($625,000). The outstanding balance for these notes at June 30, 1997, and December 31, 1996 and 1995, was $542,000, $795,000 and $263,000, respectively. Included in receivables from related parties is accrued interest on the notes of $15,000, $21,000 and $8,000 at June 30, 1997, and December 31, 1996 and 1995, respectively Also included in receivables from related parties are notes from officers of Drever Partners, Inc. and individual investors in affiliated partnerships. Officer notes bear interest at the lesser of 8% or the prime rate and are due upon liquidation of certain Partnerships. The balance of the officer notes at June 30, 1997, and December 31, 1996 and 1995, were $474,000, $368,000 and $181,000, respectively, including accrued interest. The individual investor notes bear interest at 9%, are secured by limited partnership interests in Las Positas Land Partners, LP, a noncombined affiliate, and mature upon the sale of the assets of Las Positas Land Partners, LP. The balance of the individual investor notes at June 30, 1997, and December 31, 1996 and 1995, was $74,000 $73,000 and $66,000,
respectively, including accrued interest.


     The remaining balance of receivables from related parties represents miscellaneous receivables, including employee advances and receivables from noncombined affiliated entities.


     During 1995, Drever Partners, Inc. forgave certain debt due from officers resulting in a loss of $455,000.


13. EMPLOYEE BENEFIT PLANS

     401(k) PLAN -- Drever Partners, Inc. adopted a 401(k) Plan (the "Plan") for its employees and the employees of DPI. The Plan is a voluntary defined contribution plan. Employees are eligible to participate in the Plan following the completion of six months of service and the attainment of 18 years of age. Each

                      DREVER PARTNERS, INC. AND AFFILIATES
participant may make contributions into the Plan in the form of a salary deferral of up to 20% of their annual salary (not to exceed $9,500 and $9,240 for 1996 and 1995, respectively). DPI contributes up to 10% of the employee's salary deferral up to a maximum of $120 per year in the form of a matching contribution. DPI also has the option to make additional discretionary contributions. A participant's salary deferral contribution is 100% vested at all times. Prior to January 1, 1995, a participant vested immediately in the DPI matching contribution. Subsequent to January 1, 1995, a participant vested in the DPI matching contribution after five years of service. DPI matching contributions for the years ended December 31, 1996, 1995 and 1994, were $20,000, $19,000 and $12,000, respectively. Matching contributions for the six-month periods ended June 30, 1997 and 1996, were $12,000 and $10,000, respectively.

                      DREVER PARTNERS, INC. AND AFFILIATES

                        SCHEDULE III -- REAL ESTATE AND
                            ACCUMULATED DEPRECIATION

                            AS OF DECEMBER 31, 1996

                      DREVER PARTNERS, INC. AND AFFILIATES

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                                    COSTS CAPITALIZED
                                                                                                      SUBSEQUENT TO
                                                         INITIAL COST TO COMPANY                      ACQUISITIONS
                                                         ------------------------                  -------------------
              DESCRIPTION                                             BUILDINGS       CAPITAL              BUILDINGS
----------------------------------------                                 AND        IMPROVEMENTS              AND
     PROPERTY NAME           LOCATION     ENCUMBRANCES     LAND     IMPROVEMENTS        1996       LAND   IMPROVEMENTS
     -------------           --------     ------------   --------   -------------   ------------   ----   ------------
Arbor Creek (2).........  Dallas, TX        $  4,164      $ 1,065      $  5,712       $   196      $ --     $  2,158
Arbor Point (4).........  Houston, TX          1,485          192         1,898            35                    367
Arbors of Wells Branch    Austin, TX           3,490          819         4,649           199                    836
  (15)..................
Ashton Brook (11).......  Houston, TX          1,685          384         2,174           108                    958
Ashton Woods (2)........  Houston, TX          2,216          597         2,668           157                  1,481
Audubon Square (2)......  Austin, TX           2,168          554         2,548           116                  1,219
Bar Harbor (4)..........  Houston, TX          5,299        1,052         5,964           183                  1,916
Bayou Oaks (3)..........  Houston, TX          2,813          530         4,022            79                  1,237
Bent Creek (3)..........  Dallas, TX           4,230          995         5,383           119                  2,375
Brandon Oaks (9)........  Houston, TX          2,665          675         3,113           144                  1,274
Briarcrest (2)..........  Houston, TX          4,123        1,214         5,229           135      (200)       1,957
Brittany Park (2).......  Dallas, TX           2,488          755         4,325           210                  1,963
Brookfield (2)..........  Houston, TX          4,298          952         5,256           128                  1,221
Canyon Ridge (3)........  Dallas, TX           2,425          639         3,211            88                  1,179
Carriage Hill (8).......  Houston, TX          4,360          292         1,881           152                  3,456
Casa Valley (2).........  Dallas, TX           2,689          476         4,188            78                  1,029
Central Park Condos       Houston, TX          2,115          401         2,275            54                    704
  (4)...................
Central Park Regency      Houston, TX          6,063          944         5,347           264                  2,085
  (9)...................
Charleston, The (4).....  Houston, TX          4,437          874         4,952           135                  2,124
Cimarron Park (3).......  Houston, TX          2,280          566         3,058           203                  1,077
Cimarron Parkway (2)....  Houston, TX          3,601          807         4,201            78                  2,331
Colony Oaks (9).........  Houston, TX          2,570          655         3,713           109                  1,780
Colorado Club (17)......  Houston, TX          7,200        1,055         8,265           112                    113
Creekwood Village (3)...  Dallas, TX           5,166          816         7,792           171                  2,140
Crestwood (2)...........  Phoenix, AZ          2,216        1,263         2,898           103                  1,384
One Cypress Landing       Houston, TX          5,565          621         3,541           175                  4,415
  (6)...................
Enclave, The (8)          Houston, TX          8,991        1,694         9,597           226                  1,555
Fairways (2)............  Phoenix, AZ          2,426          505         2,961            41                  1,087
Felicita Creek (3)......  San Diego, CA        3,153        1,359         4,450           390                    881
Garden Place (2)........  Phoenix, AZ          4,164        2,145         5,023            97                  1,401
Georgetown (8)..........  Houston, TX          4,423          865         4,902            93                    889
Georgetown II (9).......  Houston, TX            205           99           361            15                    316
Harbor Pointe (2).......  Houston, TX          2,374          401         5,024           167                  2,004
Harpers Mill (4)........  Houston, TX          2,110          390         2,211            94                  1,423
Hidden Lake (2).........  Houston, TX          7,377        2,843        11,078           200                  2,209
Holiday on Hayes (3)....  Houston, TX          4,851          912         7,289           118                  2,179
Hunt Club, The (4)......  Houston, TX          2,873          363         2,056            75                  1,398
Huntley, The (5)........  Houston, TX          5,380        1,035         5,872           143                    989
La Prada (12)...........  Dallas, TX           5,650          846         6,136           353                  2,606
Lakes of Renaissance      Austin, TX           4,093        1,607         6,526           230                  1,377
  (2)...................
Live Oak (7)............  Houston, TX          2,628          514         2,913            84                    902
Meadows on Memorial       Houston, TX            901          233         1,043            58                  1,340
  (9)...................


                          GROSS AMOUNT AT WHICH CARRIED AT
                                      12/31/96
              DESCRIPTIO  ---------------------------------                             DEPRECIABLE
------------------------            BUILDING AND              ACCUMULATED      DATE        LIFE
     PROPERTY NAME         LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   ACQUIRED   (YEARS)(1)
     -------------        -------   ------------   --------   ------------   --------   -----------
Arbor Creek (2).........  $ 1,065     $  7,870     $  8,935     $ 1,302         3/93
Arbor Point (4).........      192        2,265        2,457         485         4/91
Arbors of Wells Branch        819        5,485        6,304       1,362        11/90
  (15)..................
Ashton Brook (11).......      384        3,132        3,516         951         6/90
Ashton Woods (2)........      597        4,149        4,746       1,039        10/91
Audubon Square (2)......      554        3,767        4,321         946         7/91
Bar Harbor (4)..........    1,052        7,880        8,932       2,032         7/90
Bayou Oaks (3)..........      530        5,259        5,789         637         1/94
Bent Creek (3)..........      995        7,758        8,753         862         4/94
Brandon Oaks (9)........      675        4,387        5,062       1,412         7/89
Briarcrest (2)..........    1,014        7,186        8,200       1,522         5/92
Brittany Park (2).......      755        6,288        7,043       1,265         6/92
Brookfield (2)..........      952        6,477        7,429       1,408        12/91
Canyon Ridge (3)........      639        4,390        5,029         559        12/93
Carriage Hill (8).......      292        5,337        5,629       2,215        11/88
Casa Valley (2).........      476        5,217        5,693         741         6/93
Central Park Condos           401        2,979        3,380         715        12/90
  (4)...................
Central Park Regency          944        7,432        8,376       2,374         9/89
  (9)...................
Charleston, The (4).....      874        7,076        7,950       1,810        12/90
Cimarron Park (3).......      566        4,135        4,701         365         9/94
Cimarron Parkway (2)....      807        6,532        7,339       1,437        10/92
Colony Oaks (9).........      655        5,493        6,148       1,770         7/89
Colorado Club (17)......    1,055        8,378        9,433         408         5/88
Creekwood Village (3)...      816        9,932       10,748         912         8/94
Crestwood (2)...........    1,263        4,282        5,545         933         8/92
One Cypress Landing           621        7,956        8,577       3,228         3/88
  (6)...................
Enclave, The (8)            1,694       11,152       12,846       3,555         8/88
Fairways (2)............      505        4,048        4,553         657         5/93
Felicita Creek (3)......    1,359        5,331        6,690         457         8/94
Garden Place (2)........    2,145        6,424        8,569       1,519         7/91
Georgetown (8)..........      865        5,791        6,656       1,821        12/88
Georgetown II (9).......       99          677          776         204        10/89
Harbor Pointe (2).......      401        7,028        7,429       1,239        10/92
Harpers Mill (4)........      390        3,634        4,024       1,044         7/90
Hidden Lake (2).........    2,843       13,287       16,130       2,288        10/92
Holiday on Hayes (3)....      912        9,468       10,380       1,146         1/94
Hunt Club, The (4)......      363        3,454        3,817         996         6/90
Huntley, The (5)........    1,035        6,861        7,896       2,216         6/88
La Prada (12)...........      846        8,742        9,588       2,266         3/91
Lakes of Renaissance        1,607        7,903        9,510       1,404         9/92
  (2)...................
Live Oak (7)............      514        3,815        4,329       1,334        10/88
Meadows on Memorial           233        2,383        2,616         865        12/88
  (9)...................

                      DREVER PARTNERS, INC. AND AFFILIATES

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                                    COSTS CAPITALIZED
                                                                                                      SUBSEQUENT TO
                                                         INITIAL COST TO COMPANY                       ACQUISITIONS
                                                         ------------------------                  --------------------
              DESCRIPTION                                             BUILDINGS       CAPITAL               BUILDINGS
----------------------------------------                                 AND        IMPROVEMENTS               AND
     PROPERTY NAME           LOCATION     ENCUMBRANCES     LAND     IMPROVEMENTS        1996       LAND    IMPROVEMENTS
     -------------           --------     ------------   --------   -------------   ------------   -----   ------------
Mill Creek(9)...........  Houston, TX       $  1,666      $   287      $  1,628       $    69      $  --     $  1,251
Montfort Oaks(3)........  Dallas, TX           5,239        1,053         7,354           105                   2,367
Monticello(10)..........  Houston, TX          3,502          624         3,464            92                   1,997
Northwoods(3)...........  Houston, TX          2,891        1,544         2,464           176                   2,024
Oakridge(2).............  Austin, TX           3,505          809         3,933            96                   2,225
One Camden Court(14)....  Houston, TX          1,298          278         1,457            46                     834
One Stanford Court......  Houston, TX          1,351          228         1,314           119                     783
One Westfield             Houston, TX          5,600          699         4,054           130                   1,582
  Lake(16)..............
One Willow Park(14).....  Houston, TX          3,825          647         3,427            55                     817
Pathway(2)..............  Houston, TX          2,302          518         2,917            72                   1,266
Park Bonita(3)..........  San Diego, CA        5,854        2,421         8,191           685                   1,248
Pine Creek Village(2)...  Houston, TX          2,178          700         2,619            58                   1,366
Polo Club(4)............  Austin, TX           6,465        1,507         5,149           211                   1,245
Polo Club I(4)..........  Houston, TX          2,905          619         3,508           105                   1,428
Polo Club II(4).........  Houston, TX          3,982          997         5,650           148                   1,779
Richmond Green(4).......  Houston, TX          5,200          763         5,451           303                   1,804
Riverwalk(9)............  Houston, TX          2,951          469         2,716           144                     998
Saratoga Springs(3).....  Atlanta, GA          4,463        1,756         5,864           122                   1,871
Shadow Creek(3).........  Austin, TX           6,160        1,570         9,645           124                   1,515
Shadowridge               Dallas, TX           2,697          520         4,296            65                     788
  Village(3)............
Shannon Chase(3)........  Atlanta, GA          3,056        1,149         4,279           215                     975
Silverado(3)............  Houston, TX          5,093          986         7,515           326                   2,014
Stony Creek(7)..........  Houston, TX          3,046          644         3,651           104                   1,590
Sun Ridge(3)............  San Diego, CA        3,274        1,185         4,566            73                     950
The Rafters(3)..........  Corpus               3,978        1,045         5,569           271                   1,414
                          Christi, TX
The Wharf(3)............  Corpus               3,934        1,492         5,122           341                   1,503
                          Christi, TX
Timbers on                Houston, TX          5,133          958         5,444           150                     893
  Cranbrook(5)..........
Tranquility Lake(13)....  Houston, TX          1,775          742         1,807            53                     814
Trinity Mills(3)........  Dallas, TX           3,577          916         5,069           367                   1,502
Trinity Oaks(2).........  Dallas, TX           3,160          409         4,549           111                   1,733
Villas at Indian          Atlanta, GA          3,684        2,844         3,476            87                   1,357
  Trails(2).............
Willow Chase(18)........  Houston, TX          1,390          261         1,499            67                     787
Willowick(3)............  Corpus               3,953        1,046         5,568           363                   1,469
                          Christi, TX
Wimbledon(2)............  Houston, TX          2,426          549         1,245            92                   2,609
Woodborough(2)..........  Houston, TX          3,983          895         4,869           111                   1,744
Woodchase(2)............  Houston, TX          4,568          870         6,090           131                   3,035
Woodedge(4).............  Houston, TX          1,780          460         2,607           100                     783
Woodlake(5).............  Houston, TX          5,600        1,072         6,087           264                   2,804
                                            --------      -------      --------       -------      -----     --------
Partnership total.......                     290,854       70,536       349,818        12,066       (200)     122,499
Less: Elimination                                                                        (486)                 (7,885)
  Entries(19)...........
                                            --------      -------      --------       -------      -----     --------
Combined total..........                    $290,854      $70,536      $349,818       $11,580      $(200)    $114,614
                                            ========      =======      ========       =======      =====     ========


                            GROSS AMOUNT AT WHICH CARRIED
                                     AT 12/31/96
              DESCRIPTIO  ---------------------------------                             DEPRECIABLE
------------------------            BUILDING AND              ACCUMULATED      DATE        LIFE
     PROPERTY NAME         LAND     IMPROVEMENTS    TOTAL     DEPRECIATION   ACQUIRED   (YEARS)(1)
     -------------        -------   ------------   --------   ------------   --------   -----------
Mill Creek(9)...........  $   287     $  2,879     $  3,166     $ 1,104         6/89
Montfort Oaks(3)........    1,053        9,721       10,774       1,013         5/94
Monticello(10)..........      624        5,461        6,085       1,777         1/90
Northwoods(3)...........    1,544        4,488        6,032         536         4/94
Oakridge(2).............      809        6,158        6,967       1,117         1/93
One Camden Court(14)....      278        2,291        2,569       1,020         7/87
One Stanford Court......      228        2,097        2,325         803         3/88
One Westfield                 699        5,636        6,335       2,152        12/87
  Lake(16)..............
One Willow Park(14).....      647        4,244        4,891       1,551         8/87
Pathway(2)..............      518        4,183        4,701         804        10/92
Park Bonita(3)..........    2,421        9,439       11,860         666         1/95
Pine Creek Village(2)...      700        3,985        4,685         945         4/92
Polo Club(4)............    1,507        6,394        7,901       1,364         6/91
Polo Club I(4)..........      619        4,936        5,555       1,271        10/90
Polo Club II(4).........      997        7,429        8,426       1,914         6/90
Richmond Green(4).......      763        7,255        8,018       1,589         6/91
Riverwalk(9)............      469        3,714        4,183       1,135        12/89
Saratoga Springs(3).....    1,756        7,735        9,491         969        12/93
Shadow Creek(3).........    1,570       11,160       12,730       1,136         4/94
Shadowridge                   520        5,084        5,604         515         4/94
  Village(3)............
Shannon Chase(3)........    1,149        5,254        6,403         469         8/94
Silverado(3)............      986        9,529       10,515         918         7/94
Stony Creek(7)..........      644        5,241        5,885       1,730         4/89
Sun Ridge(3)............    1,185        5,516        6,701         527         6/94
The Rafters(3)..........    1,045        6,983        8,028         560        11/94

The Wharf(3)............    1,492        6,625        8,117         545        11/94

Timbers on                    958        6,337        7,295       2,103         7/88
  Cranbrook(5)..........
Tranquility Lake(13)....      742        2,621        3,363         736         3/91
Trinity Mills(3)........      916        6,571        7,487         525        11/94
Trinity Oaks(2).........      409        6,282        6,691       1,452         9/91
Villas at Indian            2,844        4,833        7,677         894        12/92
  Trails(2).............
Willow Chase(18)........      261        2,286        2,547         930         4/88
Willowick(3)............    1,046        7,037        8,083         568        11/94

Wimbledon(2)............      549        3,854        4,403         674         9/92
Woodborough(2)..........      895        6,613        7,508       1,509        12/91
Woodchase(2)............      870        9,125        9,995       2,023         3/92
Woodedge(4).............      460        3,390        3,850         842         9/90
Woodlake(5).............    1,072        8,891        9,963       3,173         4/88
                          -------     --------     --------     -------
Partnership total.......   70,336      472,317      542,653      99,260
Less: Elimination          (7,885)      (7,885)
  Entries(19)...........
                          -------     --------     --------     -------
Combined total..........  $70,336     $464,432     $534,768     $99,260
                          =======     ========     ========     =======

                      DREVER PARTNERS, INC. AND AFFILIATES

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

 (1) Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which are 30 years for buildings and 5, 10 or 15 years for personal property

 (2) Owned by Apartment Opportunity Fund, L.P.

 (3) Owned by Apartment Opportunity Fund II, L.P.

 (4) Owned by DMH 90 Properties

 (5) Owned by Houston Portfolio Joint Venture, Village Portfolio Joint Venture and Fullerton Portfolio Joint Venture

 (6) Owned by Houston Portfolio Joint Venture, Village Portfolio Joint Venture, Tassajara Partners, and M/J Drever

 (7) Owned by Houston Portfolio Joint Venture

 (8) Owned by Houston Portfolio Joint Venture and Houston Portfolio Joint Venture II

 (9) Owned by Houston Portfolio Joint Venture II

(10) Owned by Drever/Monticello Investors, L.P.

(11) Owned by Cornerstone Associates, L.P.

(12) Owned by Dallas/La Prada Investors, L.P.

(13) Owned by Lake Tranquility Investors, L.P.

(14) Owned by Camden Oaks Joint Venture

(15) Owned by Texas Portfolio Joint Venture

(16) Owned by Westfield Partners, L.P.

(17) Owned by Colorado Club Partners

(18) Owned by Houston Portfolio Joint Venture B

(19) Represents Drever Construction Corporation profit margin capitalized to building

                                                                        APPENDIX

                                                   Investment Banking

                                                   Corporate and Institutional
                                                   Client Group

                                                   World Financial Center
                                                   North Tower
[MERRILL LYNCH LOGO]                               New York, New York 10281-1330
                                                   212 449 1000


                                                   May 21, 1997


Board of Directors
Walden Residential Properties
One Lincoln Centre
5400 LBJ Freeway
Suite 400, LB 45
Dallas, TX 75240

Members of the Board of Directors:

                 Walden Residential Properties, Inc. (together with its subsidiaries, the "Company") and WDN Properties, Inc., a direct wholly owned subsidiary of the Company ("WDN") are parties to the Limited Partnership Agreement of Walden/Drever Operating Partnership, L.P. and propose to enter into an Amended and Restated Limited Partnership Agreement of Walden/Drever Operating Partnership, L.P. (the "Partnership Agreement"), with various other persons specified therein pursuant to which, subject to the terms and conditions thereof, (i) the Company and WDN will contribute approximately $85,000,000 in cash to Walden/Drever Operating Partnership, L.P. ("WDOP") and
(ii) the Company will agree to exchange (A) one share of common stock, par value $.0l per share, of the Company (each, a "Company Share") for each Class B Common Unit of WDOP (each, a "Common Unit") and (B) one share of redeemable preferred stock, liquidation preference $25.00 per share, of the Company (each, a "Company Preferred Share") and 3 detachable warrants exercisable at $26.88 for one third of a Company Share (each, a "Company Warrant") for each Class B Preferred Unit of WDOP.

                 The Company also proposes to enter into a Contribution Agreement (the "Contribution Agreement"), among (i) the Company, (ii) WDOP,
(iii) each of the shareholders of Drever Partners, Inc., AOF, Inc. and AOF II, Inc. (the "Drever Shareholders"), (iv) each of the equity participants in Drever Partners, Inc. (the "Drever Equity Participants") and (v) each assignee of an equity participation in a general partner interest in a Drever Partnership (as defined below) (the "Drever Assignees"), pursuant to which the Drever Shareholders, the Drever Equity Participants and the Drever Assignees will contribute, transfer and assign all of the issued and outstanding shares of capital stock in Drever Partners, Inc., AOF, Inc. and AOF II, Inc. and the Equity Rights (as defined therein) in consideration for Common Units, Preferred Units and/or cash (collectively, such consideration, the "Contribution Consideration") and WDOP will thereby acquire general partnership interests in AOF Newgen, L.P., Apartment Opportunity Fund, L.P., Apartment Opportunity Fund II, L.P. and the various partnerships the general partner of which is the Drever Partners, Inc., (all of the foregoing partnerships, the "Drever Partnerships"), all as set forth in the Contribution Agreement.

                 Additionally, the Company, WDOP, Drever Partners, Inc., AOF II, Inc. and AOF, Inc. propose to enter into an Exchange Agreement (the "Exchange Agreement"), pursuant to which WDOP will acquire the limited partnership interests in the Drever Partnerships in exchange for Common Units, Preferred Units and/or cash (collectively, such consideration, the "Exchange Consideration").

                 Collectively, the transactions contemplated by the Partnership Agreement, the Contribution Agreement and the Exchange Agreement are referred to herein as the "Transaction"; the Drever

Partnerships together with each of their general partners are referred to herein as "Drever"; and the sum of the aggregate Contribution Consideration and the aggregate Exchange Consideration is referred to herein as the "Consideration". The Exchange Agreement and the Contribution Agreement provide that the maximum Consideration to be issued in the Transaction will be (A) 10,322,580 Company Shares, (B) 2,000,000 Company Preferred Shares and (C) 6,700,000 Company Warrants.

                 You have asked us whether, in our opinion, the Consideration to be paid by the Company pursuant to the Transaction is fair from a financial point of view to the Company.

                 In arriving at the opinion set forth below, we have, among other things:

                 (1) Reviewed certain publicly available and non-public business and financial information relating to the Company and Drever which we deemed to be relevant;

                 (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Drever and the Company, as well as the amount and timing of the revenue enhancements and cost savings and related expenses and synergies expected to result from the Transaction (the "Expected Synergies") furnished to us by the Company;

                 (3) Conducted discussions with members of senior management and representatives of Drever and the Company concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Transaction, and the Expected Synergies;

                 (4) Reviewed the results of operations of Drever and the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

                 (5) Reviewed the market prices and valuation multiples of the Company Shares and compared them with certain publicly traded companies that we deemed to be relevant;

                 (6) Compared the proposed financial terms of the Transaction with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

                 (7) Reviewed the potential pro forma impact of the Transaction;

                 (8) Reviewed a draft of the Partnership Agreement, Contribution Agreement and Exchange Agreement (collectively, the "Agreements"); and

                 (9) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

                 In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Drever or the Company. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of Drever or the Company. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by Drever or the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's and Drever's management as to the expected future financial performance of Drever and the Company. We have also assumed that the final forms of the Agreements will be substantially similar to the drafts reviewed by us.

                 Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction. We have also assumed that the Transaction will not change the Real Estate Investment Trust ("REIT") status of the pro forma entity.

                 We are providing a fairness opinion to the Company in connection with the Transaction and will receive a fee from the Company for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We may provide financial advisory and financing services to the Company, and may receive fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

                 This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any shareholders of the Company as to how such shareholder should vote on the proposed Transaction. We are not expressing any opinion herein as to the prices at which the Company Shares will trade following the announcement or consummation of the Transaction.

                 On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid by the Company pursuant to the Transaction is fair from a financial point of view to the Company.

                                           Very truly yours,

                                           MERRILL LYNCH, PIERCE, FENNER &
                                                SMITH INCORPORATED

                                           By /s/ [ILLEGIBLE]
                                             ----------------------------------
                                                   Director
                                                   Investment Banking Group

                                                                    1282-PS-SM97

--------------------------------------------------------------------------------

                                REVOCABLE PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     OF WALDEN RESIDENTIAL PROPERTIES, INC.


    The undersigned hereby appoint(s) Don R. Daseke and Mark S. Dillinger, or either of them, with full power of substitution and resubstitution, proxies of the undersigned, with all of the powers that the undersigned would possess if personally present, to cast all votes which the undersigned would be entitled to cast at the Special Meeting of Stockholders (the "Special Meeting") of Walden Residential Properties, Inc. (the "Company") to be held on [Monday], [September 29] 1997, commencing at [10:00] a.m., at [The Dallas Parkway Hilton, 4801 LBJ Freeway, Dallas, Texas] and any and all adjournments thereof, including (without limiting the generality of the foregoing) to vote and act as follows:


1. Proposal to issue up to 12,544,802 shares of Common Stock of the Company pursuant to the Transaction.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

2. Proposal to amend Walden Residential Properties, Inc. Amended and Restated 1994 Stock Option Plan.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, IN THE EVENT NO INSTRUCTIONS ARE SET FORTH, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSAL 1 AND PROPOSAL 2. This proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Your Board of Directors unanimously recommends that you vote FOR each of Proposal 1 and Proposal 2. Accordingly, please complete, sign, date this Proxy, and return it in the enclosed return envelope. No postage is required for mailing in the United States.


                                                  Date: , 1997

                                                  ------------------------------
                                                           Signature(s)

                                                  ------------------------------
                                                           Signature(s)

                                                  IMPORTANT: Please date this
                                                  proxy and sign exactly as your
                                                  name appears to the left. If
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  president or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

--------------------------------------------------------------------------------